     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 8, 1998


                                                      REGISTRATION NO. 333-43301
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 4


                                       TO

                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                      ANNUITY AND LIFE RE (HOLDINGS), LTD.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                            ------------------------

                BERMUDA                                    6311                                NOT APPLICABLE
    (STATE OR OTHER JURISDICTION OF            (PRIMARY STANDARD INDUSTRIAL                   (I.R.S. EMPLOYER
     INCORPORATION OF ORGANIZATION)            CLASSIFICATION CODE NUMBER)                 IDENTIFICATION NUMBER)

               VICTORIA HALL, VICTORIA STREET                                   CT CORPORATION SYSTEM
                      P.O. BOX HM1262                                               1633 BROADWAY
                  HAMILTON, HM FX, BERMUDA                                     NEW YORK, NEW YORK 10019
                       (441) 296-7667                                               (212) 664-1666
    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,                (NAME, ADDRESS, INCLUDING ZIP CODE, AND
            INCLUDING AREA CODE, OF REGISTRANT'S                        TELEPHONE NUMBER, INCLUDING AREA CODE,
                PRINCIPAL EXECUTIVE OFFICES)                                    OF AGENT FOR SERVICE)

                                   COPIES TO:

      F. DOUGLAS RAYMOND, III, ESQ.                 CHARLES G. COLLIS, ESQ.                      CRAIG B. BROD, ESQ.
        DRINKER BIDDLE & REATH LLP                   CONYERS DILL & PEARMAN               CLEARY, GOTTLIEB, STEEN & HAMILTON
 1100 PHILADELPHIA NATIONAL BANK BUILDING               CLARENDON HOUSE                           ONE LIBERTY PLAZA
           1345 CHESTNUT STREET                 2 CHURCH STREET, P.O. BOX HM666                NEW YORK, NEW YORK 10006
  PHILADELPHIA, PENNSYLVANIA 19107-3496             HAMILTON, HM CX, BERMUDA                        (212) 225-2000
              (215) 988-2700                             (441) 295-1422

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]


                        CALCULATION OF REGISTRATION FEE



==============================================================================================================================
                                                           PROPOSED MAXIMUM        PROPOSED MAXIMUM
    TITLE OF EACH CLASS OF           AMOUNT TO BE         OFFERING PRICE PER      AGGREGATE OFFERING          AMOUNT OF
 SECURITIES TO BE REGISTERED        REGISTERED(1)              SHARE(2)                PRICE(2)          REGISTRATION FEE(3)
------------------------------------------------------------------------------------------------------------------------------
Common Shares.................        19,861,700                $15.00               $297,925,500              $93,708
==============================================================================================================================



(1) Includes 2,561,814 Common Shares that may be sold pursuant to the Underwriters' over-allotment option.



(2) Estimated solely for the purpose of calculating the registration fee.



(3) The Registrant has previously paid $93,633 of the registration fee, including $93,108 paid to register 19,726,139 Common Shares at a proposed maximum offering price per share of $16.00.


THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
================================================================================

                                EXPLANATORY NOTE

     This Registration Statement contains two forms of prospectus, one to be used in connection with the underwritten offering of the Common Shares (the "Underwritten Offering Prospectus") and a second to be used in connection with the direct offering of Common Shares by the Company to certain of its directors and officers (the "Direct Sales Prospectus"). The two prospectuses are identical except for the front and back cover pages and except that the section captioned "Underwriting" in the Underwritten Offering Prospectus is replaced by the section captioned "Plan of Distribution" in the Direct Sales Prospectus. Alternative pages for use in the Direct Sales Prospectus are designated as such and are set forth immediately following the form of the Underwritten Offering Prospectus contained herein.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                  SUBJECT TO COMPLETION -- DATED APRIL 8, 1998

PROSPECTUS
--------------------------------------------------------------------------------

                               17,078,765 Shares

                      ANNUITY AND LIFE RE (HOLDINGS), LTD.
                                 Common Shares
--------------------------------------------------------------------------------


All of the 17,078,765 common shares, par value $1.00 per share (the "Common Shares"), offered hereby (the "Offering") are being sold by Annuity and Life Re (Holdings), Ltd. (the "Company"). Prior to the Offering, the Company has not conducted any business and there has been no public market for the Common Shares. The initial public offering price will be $15.00 per Common Share.


In connection with the formation of the Company and the establishment of a core group of strategic investors, The Prudential Insurance Company of America, EXEL Limited, Risk Capital Reinsurance Company, Insurance Partners, L.P. and Insurance Partners Offshore (Bermuda), L.P. (collectively, the "Strategic Investors") have severally agreed to purchase for investment directly from the Company an aggregate of 5,638,299 Common Shares and Class B Warrants to purchase an aggregate of 397,500 Common Shares. Such purchases will be consummated simultaneously with the consummation of the Offering for an aggregate purchase price for the Common Shares and the Class B Warrants of $79.5 million. The aggregate purchase price to be paid by the Strategic Investors is based on a price of $14.10 for (i) one Common Share and (ii) the right to purchase approximately seven one-hundredths of a Common Share under the Class B Warrants. The exercise price for the Class B Warrants will be $15.00 per share. The closing of the Offering made hereby is conditioned upon the closing of sales by the Company to the Strategic Investors of Common Shares and related Class B Warrants with an aggregate purchase price of at least $50.0 million.

The Company is also offering by a separate prospectus up to 221,121 Common Shares directly to certain of its directors and officers at a price per share equal to the initial public offering price per share, less the per share underwriting discounts and commissions, for an aggregate purchase price if all such purchases are made of approximately $3.1 million. Any such purchases are also expected to be consummated simultaneously with the consummation of the Offering. The offering to such directors and officers, together with the purchases by the Strategic Investors, are referred to in this Prospectus as the "Direct Sales." See "Direct Sales."


The Common Shares have been approved for quotation in The Nasdaq Stock Market's National Market (the "Nasdaq National Market") under the symbol "ALREF," subject to final notice of issuance.


The Common Shares offered hereby are subject to limitations on ownership, transfers and voting rights which, among other things, generally prevent transfers to holders beneficially owning 10% or more of the Common Shares of the Company (other than as described herein), require divestiture of Common Shares to reduce the beneficial ownership of any holder to less than 10% of the Common Shares of the Company and reduce the voting power of any holder beneficially owning 10% or more of the Common Shares of the Company to less than 10% of the total voting power of the Company's capital stock. See "Description of Capital Stock."


SEE "RISK FACTORS" ON PAGES 9 TO 17 FOR A DISCUSSION OF CERTAIN MATERIAL FACTORS THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE COMMON SHARES OFFERED HEREBY.

--------------------------------------------------------------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
   EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
     SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
       PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
         REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

=============================================================================================================
                                                                 Underwriting
                                         Price to               Discounts and              Proceeds to
                                          Public                Commissions(1)              Company(2)
-------------------------------------------------------------------------------------------------------------
Per Common Share...............             $                         $                         $
-------------------------------------------------------------------------------------------------------------
Total(3).......................             $                         $                $               (4)
=============================================================================================================

(1) The Company has agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting."
(2) Before deducting certain advisory fees and offering expenses payable by the Company estimated to be $4,200,000. See "Use of Proceeds."

(3) The Company has granted the several Underwriters a 30-day over-allotment option to purchase up to 2,561,814 additional Common Shares on the same terms and conditions as set forth above. If all such additional shares are
    purchased by the Underwriters, the total Price to Public will be $        ,
    the total Underwriting Discounts and Commissions will be $        and the
    total Proceeds to Company will be $        . See "Underwriting."

(4) Assuming completion of all the Direct Sales, the total proceeds to the
    Company will be $        . If the Underwriters' over-allotment option
    described above is exercised in full, the total proceeds to the Company
    including the Direct Sales will be $        . See "Direct Sales."
--------------------------------------------------------------------------------
The Common Shares are offered by the several Underwriters subject to delivery by the Company and acceptance by the Underwriters, to prior sale and to withdrawal, cancellation or modification of the offer without notice. Delivery of the shares to the Underwriters is expected to be made through the facilities of The
Depository Trust Company, New York, New York, on or about         , 1998.
                            ------------------------
                   Joint Lead Managers and Joint Bookrunners
PRUDENTIAL SECURITIES INCORPORATED                           MERRILL LYNCH & CO.
                            ------------------------
BT ALEX. BROWN
                               CIBC OPPENHEIMER
                                                      SCHRODER & CO. INC.
            , 1998

CONSENT UNDER THE EXCHANGE CONTROL ACT 1972 (AND REGULATIONS THEREUNDER) HAS BEEN OBTAINED FROM THE BERMUDA MONETARY AUTHORITY FOR THE ISSUE AND TRANSFER OF THE COMMON SHARES BEING OFFERED PURSUANT TO THIS OFFERING. IN ADDITION, A COPY OF THIS DOCUMENT HAS BEEN DELIVERED TO THE REGISTRAR OF COMPANIES IN BERMUDA FOR FILING PURSUANT TO THE COMPANIES ACT 1981 OF BERMUDA. IN GIVING SUCH CONSENT AND IN ACCEPTING THIS PROSPECTUS FOR FILING, THE BERMUDA MONETARY AUTHORITY AND THE REGISTRAR OF COMPANIES IN BERMUDA ACCEPT NO RESPONSIBILITY FOR THE FINANCIAL SOUNDNESS OF ANY PROPOSAL OR FOR THE CORRECTNESS OF ANY OF THE STATEMENTS MADE OR OPINIONS EXPRESSED HEREIN.

                            ------------------------

In this Prospectus, amounts are expressed in United States dollars and the financial statements contained herein have been prepared in accordance with United States generally accepted accounting principles ("GAAP").

CERTAIN PERSONS PARTICIPATING IN THE OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE COMMON SHARES, INCLUDING PURCHASES OF THE COMMON SHARES TO STABILIZE ITS MARKET PRICE, PURCHASES OF THE COMMON SHARES TO COVER SOME OR ALL OF A SHORT POSITION IN THE COMMON SHARES MAINTAINED BY THE UNDERWRITERS AND THE IMPOSITION OF PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."

                      ENFORCEABILITY OF CIVIL LIABILITIES
                  UNDER UNITED STATES FEDERAL SECURITIES LAWS

     The Company is organized pursuant to the laws of Bermuda. In addition, certain of the directors and officers of the Company, as well as certain of the experts named herein, reside outside the United States, and all or a substantial portion of their assets and the assets of the Company are or may be located in jurisdictions outside the United States. In particular, Annuity and Life Reassurance, Ltd., the Company's sole subsidiary, through which the Company expects to conduct all its operations, is also a Bermuda corporation. Therefore, it may be difficult for investors to effect service of process within the United States upon such persons or to recover against the Company or such persons on judgments of courts in the United States, including judgments predicated upon the civil liability provisions of the United States federal securities laws. However, the Company may be served with process in the United States with respect to actions against it arising out of or in connection with violations of United States federal securities laws relating to offers and sales of Common Shares made hereby by serving CT Corporation System, 1633 Broadway, New York, New York 10019, its United States agent irrevocably appointed for that purpose.


     The Company has been advised by Conyers Dill & Pearman, its Bermuda counsel, that there is doubt as to whether the courts of Bermuda would enforce
(i) judgments of United States courts obtained in actions against the Company or its directors and officers, as well as the experts named herein, who reside outside the United States predicated upon the civil liability provisions of the United States federal securities laws, or (ii) original actions brought in Bermuda against the Company or such persons predicated solely upon United States federal securities laws. The Company has also been advised by Conyers Dill & Pearman that there is no treaty in effect between the United States and Bermuda providing for such enforcement, and there are grounds upon which Bermuda courts may not enforce judgments of United States courts. Certain remedies available under the laws of United States jurisdictions, including certain remedies available under the United States federal securities laws, may not be allowed in Bermuda courts as contrary to that nation's public policy.

                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements, including the notes thereto, included elsewhere in this Prospectus. Unless the context otherwise requires, references herein to the "Company" mean Annuity and Life Re (Holdings), Ltd., together with its wholly-owned subsidiary, Annuity and Life Reassurance, Ltd. ("Annuity Reassurance"), through which the Company expects to conduct all its operations. The Company and Annuity Reassurance were incorporated on December 2, 1997 in Bermuda and neither has any operating history. Annuity Reassurance has been licensed in Bermuda as a long-term insurer, which license authorizes it to write reinsurance on annuity and life insurance-related risks. See "Glossary of Selected Annuity and Life Insurance Terms" for definitions of certain terms used in this Prospectus. Unless otherwise noted, this Prospectus assumes that the Underwriters' over-allotment option will not be exercised.

                                  THE COMPANY

     The Company and Annuity Reassurance were recently organized in Bermuda to provide annuity and life reinsurance. The Company intends to market its reinsurance products to select insurers and reinsurers on a worldwide basis, with its primary target market initially being North America. Upon consummation of the Offering, the Company expects to be the first publicly-traded Bermuda-based reinsurance company focused principally on writing annuity and life reinsurance.


     By focusing on annuity and life reinsurance, the Company will seek to participate in what it believes to be a market with significant growth potential. As of year end 1996, according to LIMRA International, Inc., an independent research organization ("LIMRA"), United States annuity assets under management totaled approximately $919 billion, and, according to A.M. Best Company, Inc. ("A.M. Best"), approximately $17.6 trillion of life insurance was in force in the United States. Management believes that annuity reinsurance presents an attractive opportunity because of the large potential size of the market coupled with the limited number of companies currently providing such reinsurance on a third-party basis. Furthermore, management believes that the demand for the Company's life reinsurance products should be aided by growth in new life reinsurance business production which management estimates, based on industry surveys, grew at a compounded annual rate of approximately 28% from 1993 to 1996, excluding retrocessional and group life reinsurance.


     The Company's business strategy has been developed to respond to a number of trends in the insurance and reinsurance industries, which trends management believes are increasing the demand for annuity and life reinsurance, including:

     - Increasing risk-based capital and reserve requirements being applied to annuity issuers and life insurers by regulatory bodies and rating agencies;

     - Continuing consolidation in the annuity and life insurance industry, including strategic decisions to divest large blocks of business through the use of reinsurance;

     - Increasing demutualization activity by mutual life insurers leading to increasing demand for reinsurance;

     - Growing use of multiple reinsurance partners by annuity issuers and life insurers; and

     - Expanding price sensitivity among purchasers of reinsurance.

Management believes that through controls on overhead costs and the absence of a corporate level tax in Bermuda on the Company's revenues and earnings, the Company will be able to capitalize on these trends by having one of the lowest cost structures in the annuity and life reinsurance industry. The Company expects that its low cost structure will enable it to offer its products at attractive prices and to compete effectively in the annuity and life reinsurance market.

     Upon consummation of the Offering and the Direct Sales, the Company will have an equity capitalization of approximately $319.1 million. Management believes that this level of capitalization will demonstrate a strong financial position and a high level of commitment to the annuity and life reinsurance market and will enable the Company to compete for desirable business and establish long-term relationships with a select group of primary insurers and reinsurers. As a newly-formed entity, the Company's capital is presently unencumbered by issues of loss reserve adequacy, unrealized losses in its investment portfolio and uncollectible reinsurance. In addition, although the Company does expect that it may seek a working capital line of credit to finance its operations, the Company does not presently have any indebtedness. In part because of the Company's expected capitalization following the Offering and the Direct Sales, A.M. Best has assigned Annuity Reassurance a preliminary Best Rating of "A-" (Excellent), and Standard & Poor's Ratings Service ("Standard & Poor's") and Duff & Phelps Credit Rating Co. ("Duff & Phelps") have assigned Annuity Reassurance preliminary claims paying ability ratings of "A-" and "A," respectively. The A.M. Best and Duff & Phelps ratings are contingent on the Company raising gross proceeds of $250 million in the Offering. The Standard & Poor's rating is contingent on the Company raising gross proceeds of $200 million in the Offering. A.M. Best assigns an "A-" (Excellent) rating to companies that have, in its opinion, on balance, excellent financial strength, operating performance and market profile, as well as strong abilities to meet their ongoing obligations to policyholders. Standard & Poor's assigns an "A-" rating to companies that have, in its opinion, good financial security, but their capacity to meet policyholder obligations is somewhat susceptible to adverse economic and underwriting conditions. Duff & Phelps assigns an "A" rating to companies that it characterizes as having high claims paying ability, average protection factors and an expectation of variability in risk over time due to economic or underwriting conditions. Each rating represents the respective rating agency's opinion of the Company's ability to meet its obligations to its policyholders.


     The Company's principal executive office is located at Victoria Hall, Victoria Street, P.O. Box HM1262, Hamilton, HM FX, Bermuda, and its telephone number is (441) 296-7667.

BUSINESS STRATEGY

     The Company's objective is to develop an efficient, low cost annuity and life reinsurance business that will enable it to achieve attractive total rates of return for its shareholders through prudent underwriting of insurance risks and careful management of its investment portfolio. The Company will seek to achieve this objective through the implementation of its business strategy, the principal components of which are:

- Maintain Low Cost Structure

  Management believes that the price of reinsurance is the primary determinant used by its potential clients in selecting an annuity or life reinsurer. Consequently, a key component of the Company's business strategy is to maintain a low cost structure. The Company intends to focus on writing primarily treaty reinsurance and reinsuring large blocks of business where the underlying policies meet the underwriting criteria of the primary insurer. The Company anticipates that this focus will permit it to make fewer underwriting assessments than would typically be required with respect to the underwriting of a large number of individual policies. As a consequence, the Company expects to limit its number of employees initially to approximately ten and to use third-party service providers to perform certain functions. As a part of this strategy, the Company has contracted with Marsh & McLennan Management Services (Bermuda) Limited ("Marsh & McLennan") to provide claims processing and other administrative services. By minimizing its personnel and overhead costs, the Company expects to be better able to control expense levels as market conditions for writing reinsurance fluctuate. In addition, the Company also expects to benefit from the absence of a corporate level tax in Bermuda on the Company's revenues and earnings. As a result of these factors, the Company expects to have one of the lowest cost structures in the annuity and life reinsurance industry.

- Utilize a Disciplined Underwriting Approach

  The Company's reinsurance underwriting strategy is to utilize an experienced underwriting team to select opportunities with acceptable risk/return profiles based on sophisticated actuarial and investment modeling techniques. The principal risks associated with the reinsurance of both annuity and life insurance products are mortality risk and investment risk. Mortality risk is actuarially quantifiable when spread across large numbers of insureds. The Company will be exposed to investment risk when the products it reinsures guarantee an investment return or fixed benefit. The Company intends to manage these risks by using modeling techniques to structure its investments in an effort to match its anticipated liabilities under reinsurance policies. In addition, the Company's underwriting guidelines limit the maximum aggregate net risk on any one life to $1.0 million and require any purchaser of reinsurance from the Company to retain at least 10% of the total risk being reinsured. Waivers of the Company's underwriting guidelines, including waivers of the 10% retention requirement, must be approved by the Company's Board of Directors. Initially, the Company intends to supplement its underwriting analyses with commercially available actuarial models and may retain consultants to assist in the analysis of the risks that it reinsures, while it develops its own proprietary models. The Company believes that its focus on annuity and life reinsurance will enable it to structure its reinsurance products to meet the specific requirements of its clients while managing its exposure to the risks being assumed. Furthermore, the reinsurance of annuity and life insurance products will not expose the Company to the catastrophic risks normally associated with property/casualty reinsurance, which the Company does not intend to write.

- Employ Professional Investment Management

  The Company will seek to generate attractive levels of investment income through a professionally managed fixed income investment portfolio. Annuity Reassurance has entered into an investment advisory agreement with Pacific Investment Management Company ("PIMCO"), which is anticipated to manage initially approximately 50% of Annuity Reassurance's investment portfolio. Annuity Reassurance has also retained Alliance Capital Management L.P. and The Prudential Investment Corporation (together with PIMCO, the "Investment Managers"). Annuity Reassurance may also retain other investment managers from time to time. Each Investment Manager will have discretionary authority over the portion of Annuity Reassurance's investment portfolio allocated to it, subject to the investment guidelines established by Annuity Reassurance (the "Investment Guidelines"). Annuity Reassurance's investment portfolio will principally consist of investment grade fixed income securities and will be invested in an effort to match Annuity Reassurance's anticipated liabilities under the reinsurance policies it writes. Assets held in the investment portfolio that Annuity Reassurance believes exceed such anticipated liabilities, if any, will be invested in an attempt to maximize total return as well as to provide for diversification of risk and maintenance of liquidity, and up to 25% of such assets may be invested in fixed income securities that are rated below investment grade. The Investment Guidelines require Annuity Reassurance's overall fixed income portfolio to maintain a minimum weighted average rating of "A." The Investment Guidelines prohibit any investment in common equity securities or equity-based futures and options other than pursuant to strategies intended to hedge the equity-based investment risk associated with annuity and life insurance products which Annuity Reassurance reinsures.

- Capitalize on Skill and Experience of Management and Board of Directors

  The Company has assembled a senior management team of experienced insurance and reinsurance professionals to implement its strategy. The Company's President and Chief Executive Officer, Lawrence S. Doyle, has over 32 years of experience in the insurance and reinsurance industries and was formerly the President and Chief Executive Officer of a Bermuda-based start up reinsurance company, GCR Holdings Limited and its subsidiary Global Capital Reinsurance Limited (together, "GCR"). Mr. Doyle founded GCR in 1993 as a reinsurer specializing in catastrophe risk and was largely responsible for the development of a new client base, the hiring of marketing, underwriting and administrative personnel and the overall development of the business. In 1997, GCR was acquired by EXEL Limited, and Mr. Doyle became an Executive Vice President of EXEL Limited. Before founding GCR, Mr. Doyle was Senior Vice President of Hartford Insurance Group in charge of international operations, where he was employed for 27 years, the last six of which he was also the President of Hartford Fire International. Robert J. Reale, a Senior Vice President and the Chief Underwriter of the Company, has over 19 years of experience in the insurance and reinsurance industries and was formerly a Vice President of Swiss Re Life & Health America, Inc. ("Swiss Re"). Mr. Reale also served as the President of Swiss-Am Reassurance Company and Atlantic International Reinsurance Company (Barbados), both affiliates of Swiss Re. While employed by Swiss Re,

  Mr. Reale was assigned overall pricing responsibility for that company's United States life and annuity reinsurance market. William W. Atkin, the Chief Financial Officer and Treasurer of the Company, has over 24 years experience in the insurance industry. Mr. Atkin formerly served as an Executive Vice President, the Chief Financial Officer and a director of Security Mutual Life Insurance Company of New York where he was responsible for that company's operating plans, annuity product line and relationships with credit rating agencies, investment advisors, banks and independent accountants. Richard Tucker, a Vice President of the Company, has over 18 years of experience in the insurance and reinsurance industries and was formerly a Senior Vice President and a director of PaineWebber Life Insurance Company. While employed by PaineWebber Life Insurance Company, Mr. Tucker was responsible for that company's financial and administrative operations, development of variable annuity products and negotiation of annuity reinsurance agreements. Robert P. Mills, Jr., a Vice President and the Chief Actuary of the Company, has over 26 years of experience in the insurance and reinsurance industries. Mr. Mills was formerly an Assistant Vice President and Actuary for Allmerica Financial where he was responsible for reinsurance administration and pricing. The Company's Board of Directors consists of several individuals with extensive experience in the insurance and financial services industries. Management believes that the reputation and expertise possessed by the Company's officers and directors should provide the Company with a marketing advantage.

STRATEGIC INVESTORS

     In connection with the formation of the Company, management determined it would be desirable to have a core group of investors composed of companies in the insurance or reinsurance industries. In furtherance of this goal, the Company has entered into agreements with The Prudential Insurance Company of America ("Prudential Insurance"), EXEL Limited ("EXEL"), Risk Capital Reinsurance Company ("Risk Capital"), Insurance Partners, L.P. ("Insurance Partners") and Insurance Partners Offshore (Bermuda), L.P. ("Insurance Partners Offshore") for the purchase for investment directly from the Company of an aggregate of 5,638,299 Common Shares and Class B Warrants to purchase an aggregate of 397,500 Common Shares. Such purchases will be completed simultaneously with the consummation of the Offering for an aggregate purchase price for the Common Shares and the Class B Warrants of $79.5 million. The aggregate purchase price to be paid by the Strategic Investors is based on a price of $14.10 for (i) one Common Share and (ii) the right to purchase approximately seven one-hundredths of a Common Share under the Class B Warrants. The exercise price of the Class B Warrants will be $15.00 per share. Prudential Insurance is the largest life insurance company in the United States based on total assets at December 31, 1997. EXEL is a diversified Bermuda-based insurer and reinsurer. Risk Capital provides reinsurance and other forms of capital, either on a stand-alone basis or as part of integrated solutions for insurance companies with capital needs that cannot be met by reinsurance alone. Insurance Partners and Insurance Partners Offshore are investment partnerships formed to sponsor acquisitions, recapitalizations, demutualizations and other structured transactions in the property/casualty, life and health insurance and reinsurance industries.

                                  THE OFFERING


Common Shares Offered in the Offering.......................  17,078,765 shares
Direct Sales(1).............................................  5,859,420 shares
Common Shares to be Outstanding after the Offering and the
  Direct Sales(2)...........................................  22,938,185 shares
Use of Proceeds from the Offering and the Direct Sales......  The net proceeds of the Offering and Direct Sales are estimated to
                                                              be approximately $236.6 million
                                                              and $82.6 million, respectively.
                                                              Substantially all of the net
                                                              proceeds will be contributed to
                                                              the capital of Annuity Reassurance
                                                              to support its reinsurance
                                                              underwriting capacity. See "Use of
                                                              Proceeds."
Nasdaq National Market Symbol...............................  ALREF


---------------
(1) Unless otherwise noted, this Prospectus assumes that upon consummation of the Offering the sale of 5,638,299 Common Shares and Class B Warrants to purchase 397,500 Common Shares to the Strategic Investors has been completed and the 221,121 Common Shares offered by the Company to certain of its directors and officers have been purchased. Such directors and officers have indicated their intention to make such purchases, but are not obligated to do so.


(2) The Annuity Re Purpose Trust, a Bermuda trust (the "Purpose Trust"), owns 12,000 Common Shares, which constitute all of the currently outstanding Common Shares. Upon consummation of the Offering, the Purpose Trust has agreed to sell such Common Shares to the Company for an aggregate price of $12,000 and such Common Shares will be cancelled. Common Shares to be outstanding after the Offering and the Direct Sales excludes the 12,000 Common Shares currently held by the Purpose Trust, 2,752,573 Common Shares issuable upon exercise of outstanding Class A Warrants, 397,500 Common Shares issuable upon exercise of Class B Warrants to be included in the Direct Sales, 1,250,461 Common Shares issuable upon exercise of options to be granted to management and certain directors upon consummation of the Offering and 161,139 Common Shares reserved for future issuance pursuant to the Company's Initial Stock Option Plan (the "Stock Option Plan"). If the Underwriters' over-allotment option is exercised in full, upon consummation of the Offering and the Direct Sales 25,499,999 Common Shares will be outstanding, the number of Common Shares issuable upon exercise of outstanding Class A Warrants will increase to 3,059,990 Common Shares, the number of Common Shares issuable upon exercise of options to be granted to management and certain directors upon consummation of the Offering will increase to 1,370,865 Common Shares and the number of Common Shares reserved for future issuance pursuant to the Stock Option Plan will increase to 181,635 Common Shares. The number of Common Shares issuable upon exercise of the Class B Warrants will not change if the Underwriters' over-allotment option is exercised. The Class A Warrants, Class B Warrants and options are not currently exercisable. See "Management -- Stock Option Plan," "Description of Capital Stock -- Warrants" and "Direct Sales."


                                  RISK FACTORS

     Business such as the Company which are in their initial stages of development present substantial business and financial risks and may suffer significant losses for reasons not anticipated by management. In addition, the Company's business strategy has not been tested and may not succeed. Investors should consider the material risk factors involved in connection with an investment in the Common Shares and the impact to investors from various circumstances which could adversely affect the Company's business. See "Risk Factors."

                                  RISK FACTORS

     An investment in the Common Shares involves a high degree of risk. Prospective investors should carefully consider the following risk factors, in addition to the other information set forth in this Prospectus, in connection with the investment in the Common Shares.

     When used in this Prospectus, the words "may," "will," "expect," "anticipate," "continue," "estimate," "project," "plan," "intend" and similar expressions are intended to identify forward-looking statements regarding among other things: (i) the Company's business and growth strategies; (ii) the Company's relationship with third-party service providers and clients; (iii) the use of the net proceeds of the Offering and the Direct Sales; (iv) trends in the insurance and reinsurance industries; (v) government regulations; (vi) the Company's financing plans; (vii) trends affecting the Company's financial condition or results of operations; and (viii) the declaration and payment of dividends. Prospective investors are cautioned that any forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties and that actual results may differ materially from those included within the forward-looking statements as a result of various factors. Factors that could cause or contribute to such differences include, but are not limited to, those described below, and under the heading "Management's Discussion and Analysis of Financial Condition and Plan of Operations" and elsewhere in this Prospectus.

     START UP OPERATIONS; RELIANCE ON SERVICE PROVIDERS. The Company and Annuity Reassurance were formed on December 2, 1997, and neither has any operating history. Annuity Reassurance has been licensed in Bermuda as a long-term insurer, which license authorizes it to write reinsurance on annuity and life insurance-related risks. Businesses which are starting up or in their initial stages of development present substantial business and financial risks and may suffer significant losses. They must successfully develop business relationships, establish operating procedures, hire staff and complete other tasks appropriate for the conduct of their intended business activities. Furthermore, the Company intends to have only a limited staff and at least initially to outsource many functions, including claims processing and investment management. The Company currently has retained Marsh & McLennan and the Investment Managers to perform such functions. The Company will be dependent upon the quality of the services provided by such firms. The inability of the Company to retain qualified service providers or the failure of outside service providers to perform adequately their functions could delay or prevent the Company from fully implementing its business strategy or could otherwise adversely affect the Company. See "Business."

     COMPETITION AND FINANCIAL RATINGS. The reinsurance industry is highly competitive. The Company will compete with major reinsurers, many of which have substantially greater financial, marketing and management resources than the Company. Competition in the types of reinsurance business that the Company intends to underwrite is based on many factors, including premium charges, the general reputation and perceived financial strength of the reinsurers, other terms and conditions of products offered, ratings assigned by independent rating agencies, speed of claims payment and reputation and experience in the particular line of reinsurance to be written. The Company has no experience in competing against such other companies, and there can be no assurance that it will be successful. Furthermore, because the Company expects to rely at least initially on a small number of clients, its business may be more susceptible to the adverse effects of competition from other reinsurers.

     Insurance ratings are used by insurers and reinsurance intermediaries as an important means of assessing the financial strength and quality of reinsurers. In addition, the rating of a company purchasing reinsurance may be adversely affected by an unfavorable rating or the lack of a rating of its reinsurer. The Company has received a preliminary Best Rating of "A-" (Excellent) from A.M. Best and preliminary claims paying ability ratings of "A-"and "A" from Standard & Poor's and from Duff & Phelps, respectively. The A.M. Best and Duff & Phelps ratings are contingent upon the Company raising gross proceeds of $250 million in the Offering. The Standard & Poor's rating is contingent on the Company raising gross proceeds of $200 million in the Offering. If the Company fails to satisfy these conditions and consequently does not receive a final rating from such firms, the Company's prospects would be adversely affected. See
"Business -- Competition."

     DEPENDENCE ON KEY EMPLOYEES. The Company will be substantially dependent in the implementation of its business strategy on Lawrence S. Doyle, the President and Chief Executive Officer of the Company,

Robert J. Reale, a Senior Vice President and the Chief Underwriter of the Company, William W. Atkin, the Chief Financial Officer and Treasurer of the Company, Richard Tucker, a Vice President of the Company, and Robert P. Mills, Jr., a Vice President and the Chief Actuary of the Company. Messrs. Doyle, Reale, Atkin, Tucker and Mills have each entered into an employment contract with the Company for a term expiring three years after the consummation of the Offering. See "Management -- Employment Agreements." The loss of the services of these individuals, or the inability of the Company to hire and retain other talented personnel, could delay or prevent the Company from fully implementing its business strategy or could otherwise adversely affect the Company.


     Under Bermuda law, non-Bermudians (other than spouses of Bermudians) may not engage in any gainful occupation in Bermuda without an appropriate Governmental work permit. Such a work permit may be granted or extended upon showing that, after proper public advertisement, no Bermudian (or spouse of a Bermudian) is available who meets the minimum standards for the advertised position. Mr. Doyle, the President and Chief Executive Officer of the Company, Mr. Reale, a Senior Vice President and the Chief Underwriter of the Company, and Mr. Mills, a Vice President and the Chief Actuary of the Company, are working in Bermuda under work permits which expire in 2003, 1999 and 2001, respectively. Messrs. Atkin and Tucker have not yet been issued work permits. While the Company is not currently aware of any reason why the work permits for these officers would not be issued, there can be no assurance to that effect. The failure of these work permits to be issued could adversely affect the Company.


     MARKET FOR ANNUITY AND LIFE REINSURANCE. The market for annuities and many life insurance products in the United States is based in large part on the favorable tax treatment such products receive relative to certain other investment alternatives. Any material change in such tax treatment, including the imposition of a "flat tax" or a national sales tax in lieu of the current federal income tax structure in the United States, would have an adverse effect on the market for such products. The current budget proposal submitted to Congress by the Clinton Administration includes certain provisions which, if not modified, would reduce the tax advantages of certain annuity and life insurance products. These provisions include a tax on exchanges between certain types of annuity and life insurance products, including exchanges among investment options within a variable annuity, and increased taxes on the owners of certain corporate-owned life insurance policies. If these proposed tax changes were enacted into law, they would adversely affect the Company. Furthermore, a general economic downturn or a downturn in the equity and other capital markets could adversely affect the market for many annuity and life insurance products. If the market for annuities or life insurance were adversely affected, it would likely depress the demand for reinsurance of annuities or life insurance, which would have an adverse effect on the Company. In addition, the market for annuity reinsurance products is currently not well developed and there can be no assurance that such a market will develop in the future. As the Company is not aware of any other publicly-traded reinsurance company that focuses on the annuity reinsurance market to the extent the Company intends, the Company expects to be more sensitive to adverse conditions in such market than such other reinsurance companies.

     INVESTMENT RISKS. Risk management and the success of the Company's investment strategy are expected to be crucial to the success of the Company's business. In particular, the Company's ability to structure its investments to match its anticipated liabilities under reinsurance policies has not been tested. Therefore, no assurance can be given that the Company will successfully match the structure of its investments with its anticipated liabilities under reinsurance policies. If the Company's calculations with respect to these reinsurance liabilities are incorrect, or if it improperly structures its investments to match such liabilities, it could be forced to liquidate investments prior to maturity at a significant loss.

     The Investment Guidelines also permit up to 25% of the portion of Annuity Reassurance's investment portfolio, if any, in excess of the amounts allocated to offset liabilities under reinsurance policies to be invested in below investment grade fixed income securities. While any investment carries some risk, the risks associated with lower-rated securities are greater than the risks associated with investment grade securities. The risk of loss of principal or interest through default is greater because lower-rated securities are usually unsecured and are often subordinated to an issuer's other obligations. Additionally, the issuers of these securities frequently have high debt levels and are thus more sensitive to difficult economic conditions, individual corporate developments and rising interest rates which could impair an issuer's capacity or willingness to meet its financial commitment on such lower-rated securities. Consequently, the market price of these securities may be quite volatile, and the risk of loss is greater.

     Annuity Reassurance may also from time to time purchase or sell common equity securities or equity-based futures and options solely pursuant to strategies intended to hedge the equity-based investment risk associated with annuity and life insurance products which it reinsures. The failure of Annuity Reassurance to match its equity investments accurately with its equity-based liabilities could expose the Company to the volatility of the equity markets and potential losses on such equity securities and equity-based futures and options. In addition, the possible lack of liquidity for certain futures and options could adversely affect the Company. See "Business -- Investment Strategy."

     Annuity Reassurance has entered into an investment advisory agreement with PIMCO, which firm is anticipated to manage initially approximately 50% of Annuity Reassurance's investment portfolio. Annuity Reassurance has also retained Alliance Capital Management L.P. and The Prudential Investment Corporation. Annuity Reassurance may also retain other investment managers from time to time. Each Investment Manager will have discretionary authority over the portion of Annuity Reassurance's investment portfolio allocated to it, subject to the Investment Guidelines adopted by Annuity Reassurance. The performance of Annuity Reassurance's investment portfolio, therefore, will depend to a great extent on the ability of the Investment Managers to select and manage appropriate investments. There can be no assurance that the Investment Managers will be successful in meeting the Company's investment objectives. See
"Business -- Investment Managers."

     The success of any investment activity is affected by general economic conditions, which may adversely affect the markets for interest-rate-sensitive securities and equity securities, including the level and volatility of interest rates and the extent and timing of investor participation in such markets. Unexpected volatility or illiquidity in the markets in which Annuity Reassurance directly or indirectly holds positions could adversely affect the Company.

     REGULATION. Annuity Reassurance is a registered Bermuda insurance company and is subject to regulation and supervision in Bermuda. Generally the Bermudian statutes and regulations applicable to Annuity Reassurance are less restrictive than those that would be applicable to Annuity Reassurance were it subject to the insurance laws of any state in the United States. Among other things, the Bermuda statutes and regulations require Annuity Reassurance to maintain minimum levels of capital and surplus; prescribe solvency standards that it must meet; limit transfers of ownership of its capital shares; and provide for the performance of certain periodic examinations of Annuity Reassurance and its financial condition. These statutes and regulations may, in effect, restrict the ability of Annuity Reassurance to write reinsurance policies and distribute funds to the Company. See "Business -- Regulation -- Bermuda."

     Annuity Reassurance is not licensed or admitted as an insurer in any jurisdiction except Bermuda. The insurance laws of each state in the United States and of many other jurisdictions regulate the sale of insurance and reinsurance within their jurisdiction by insurers, such as Annuity Reassurance, which are not admitted to do business within such jurisdiction. With some exceptions, the sale of insurance within a jurisdiction where the insurer is not admitted to do business is prohibited. The Company expects to conduct its business through its Bermuda office either directly or through intermediaries, such as brokers and consultants. The Company does not intend to maintain an office, and it does not expect its personnel to solicit, advertise, settle claims or conduct other activities which may constitute the transaction of the business of insurance, in any jurisdiction in which the Company is not licensed or otherwise authorized to engage in such activities. However, there can be no assurance that inquiries or challenges to the Company's insurance activities in such jurisdictions will not be raised in the future or that the Company's location, regulatory status or restrictions on its activities resulting therefrom will not adversely affect the Company. Furthermore, because many jurisdictions do not permit insurance companies to take credit for reinsurance obtained from unlicensed or non-admitted insurers on their statutory financial statements unless appropriate security measures are in place, it is anticipated that the Company's reinsurance clients will typically require it to post a letter of credit or other collateral. Although the Company has received commitments from two commercial banks to provide standby letter of credit facilities, such commitments are subject to several conditions, including the negotiation of definitive documentation. If the Company is unable to obtain a letter of credit facility from such banks or from other lenders on commercially acceptable terms, the Company's ability to operate its business will be severely limited. See
"Business -- Regulation -- United States and Other" and
"Business -- Competition."

     Recently, the insurance and reinsurance regulatory framework has become subject to increased scrutiny in many jurisdictions, including the United States, various states within the United States and elsewhere. In the past, there have been Congressional and other initiatives in the United States regarding increased supervision and regulation of the insurance industry, including proposals to supervise and regulate reinsurers domiciled outside the United States ("alien reinsurers"). If the Company were to become subject to any insurance laws of the United States or any state thereof or of any other jurisdiction at any time in the future, there can be no assurance that it would be in compliance with such laws or that coming into compliance with such laws would not have an adverse effect on the Company.

     It is not possible to predict the future impact of changing law or regulation on the operations of the Company. Such changes, if any, could have an adverse effect on the Company.

     HOLDING COMPANY STRUCTURE. The Company is a holding company and will not conduct reinsurance operations of its own. The Company, at least initially, will have no significant operations or assets other than its ownership of the capital stock of Annuity Reassurance. Dividends and other permitted payments from Annuity Reassurance are expected to be the Company's sole source of funds to pay expenses and dividends, if any. The payment of dividends by Annuity Reassurance to the Company is limited under Bermuda law and regulations, including Bermuda insurance law. Under the Insurance Act 1978 of Bermuda, as amended, and related regulations (the "Insurance Act"), Annuity Reassurance must maintain long-term business assets with a value at least $250,000 greater than its long-term business liabilities and is prohibited from declaring or paying dividends that would result in non-compliance with such requirement. In addition, under the Bermuda Companies Act 1981, the Company and Annuity Reassurance may only declare or pay a dividend if there are reasonable grounds for believing that they are, or would after the payment be, able to pay their respective liabilities as they become due. Accordingly, there is no assurance that dividends will be declared or paid by the Company in the future. See "Dividend Policy," "Management's Discussion and Analysis of Financial Condition and Plan of
Operations -- Liquidity and Capital Resources" and "Business -- Regulation -- Bermuda."

     FOREIGN CORPORATION, SERVICE OF PROCESS AND ENFORCEMENT OF JUDGMENTS. The Company is organized pursuant to the laws of Bermuda. In addition, certain of the directors and officers of the Company, as well as certain of the experts named herein, reside outside the United States, and all or a substantial portion of their assets and the assets of the Company are or may be located in jurisdictions outside the United States. Although the Company has irrevocably appointed an agent in the City of New York to receive service of process with respect to actions against it arising out of or in connection with violations of United States federal securities laws relating to offers and sales of Common Shares in the Offering, it may be difficult for investors to effect service of process within the United States upon such persons or to recover against them or the Company on judgments of United States courts, including judgments predicated upon civil liability provisions of the United States federal securities laws. See "Enforceability of Civil Liabilities Under United States Federal Securities Laws."

     INCOME TAX RISKS

     Taxation of the Company and Annuity Reassurance. The Company and Annuity Reassurance are Bermuda corporations and neither intends to file United States tax returns. The Company and Annuity Reassurance plan to operate in such a manner that they will not be subject to United States tax (other than United States excise tax on reinsurance premiums and withholding tax on certain investment income from United States sources) because they do not intend to engage in business in the United States. However, because definitive identification of activities which constitute being engaged in trade or business in the United States is not provided by the Internal Revenue Code of 1986, as amended (the "Code"), or regulations or court decisions, there can be no assurance that the Internal Revenue Service ("IRS") will not contend that the Company and/or Annuity Reassurance is engaged in trade or business in the United States. If the Company or Annuity Reasurrance were considered to be engaged in business in the United States (and, if such company were to qualify for benefits under the income tax treaty between the United States and Bermuda, such business were attributable to a "permanent establishment" in the United States), it would be subject to United States tax at regular corporate rates on its taxable income that is effectively connected with its United States business plus an additional 30% "branch profits" tax on such income remaining after the regular tax, in which case there could be an adverse affect on the Company. See "Certain Tax Considerations."

     The United States currently imposes an excise tax on insurance and reinsurance premiums paid to foreign insurers or reinsurers with respect to risks located in the United States. In addition, the Company may be subject to withholding tax on certain investment income from United States sources. There can be no assurance that such taxes will not be increased or that other taxes will not be imposed on the Company's business.


     Controlled Foreign Corporation Rules. United States persons who may, directly or through certain attribution rules, acquire 10% or more of the Common Shares of the Company, should consider the possible application of the "controlled foreign corporation" ("CFC") rules. (Such persons also should see "Limitations on Ownership, Transfers and Voting Rights," below.) Each "United States shareholder" of a CFC who owns shares in the CFC on the last day of the CFC's taxable year generally must include in his gross income for United States federal income tax purposes his pro-rata share of the CFC's "subpart F income," even if the subpart F income has not been distributed. For these purposes, any United States person who owns directly or indirectly 10% or more of the voting stock of a foreign corporation will be considered to be a "United States shareholder." In general, a foreign insurance company such as Annuity Reassurance is treated as a CFC only if such "United States shareholders" collectively own more than 25% of the total combined voting power or total value of the company's stock for an uninterrupted period of 30 days or more during any year. The Company believes that, because of the anticipated dispersion of the Company's share ownership among holders and because of the restrictions in the Company's Bye-Laws on transfer, issuance or repurchase of the voting shares of the Company, shareholders who acquire Common Shares in the Offering will not be subject to treatment as "United States shareholders" of a CFC. In addition, because under the Bye-Laws no single shareholder will be permitted to exercise 10% or more of the total combined voting power of the Company, shareholders of the Company should not be viewed as "United States shareholders" of a CFC for purposes of these rules. There can be no assurance, however, that these rules will not apply to shareholders of the Company. See "Certain Tax Considerations."



     Related Person Insurance Income Risks. If Annuity Reassurance's related person insurance income ("RPII") determined on a gross basis were to equal or exceed 20% of its gross insurance income in any taxable year and direct or indirect insureds and persons related to such insureds were directly or indirectly to own more than 20% of the voting power or value of Annuity Reassurance's capital stock, a United States person who owns Common Shares in the Company directly or indirectly on the last day of the taxable year may be required to include in income for United States federal income tax purposes the shareholder's pro-rata share of Annuity Reassurance's RPII for the taxable year, determined as if such RPII were distributed proportionately to such United States persons at that date. RPII is generally underwriting premium and related investment income attributable to insurance or reinsurance policies where the direct or indirect insureds are United States shareholders or are related to United States shareholders of the insurance or reinsurance company issuing such policies. Annuity Reassurance does not expect that it will knowingly enter into reinsurance agreements in which, in the aggregate, the direct or indirect insureds are, or are related to, owners of 20% or more of the Common Shares. Furthermore, Annuity Reassurance does not currently believe that the 20% gross insurance income threshold will be met in 1998 and subsequent years. However, there can be no assurance that this will be the case. Consequently, there can be no assurance that a United States person will not be required to include amounts in its income in respect of RPII in any taxable year. See "Certain Tax Considerations."


     If a shareholder who is a United States person disposes of shares in a foreign insurance corporation that has RPII (even if the amount of RPII is less than 20% of the corporation's gross insurance income) and in which United States persons own 25% or more of the voting power or value of the corporation's shares, any gain from the disposition will generally be treated as ordinary income to the extent of the shareholder's portion of the corporation's undistributed earnings and profits that were accumulated during the period that the shareholder owned the shares (potentially whether or not such earnings and profits are attributable to RPII). In addition, such a shareholder will be required to comply with certain reporting requirements, regardless of the amount of shares owned by the shareholder. These rules should not apply to dispositions of Common Shares because the Company is not itself directly engaged in the insurance business and because proposed United States Treasury regulations applicable to this situation appear to apply only in the case of shares of corporations that are directly engaged in the insurance business. There can be no assurance, however, that the IRS will interpret the proposed regulations in this manner or that the proposed regulations will not be promulgated in final form in a manner that would cause these rules to apply to dispositions of Common Shares. See "Certain Tax Considerations."


     Passive Foreign Investment Company Risks. To avoid significant potential adverse United States federal income tax consequences for any United States person who owns Common Shares of the Company, it is important that the Company not constitute a "passive foreign investment company" (a "PFIC") in any year in which such person is a shareholder. In general, a foreign corporation is a PFIC for a taxable year if 75% or more of its income constitutes "passive income" or 50% or more of its assets produce passive income. "Passive income" generally includes interest, dividends and other investment income. However, "passive income" does not include income "derived in the active conduct of an insurance business by a corporation which is predominantly engaged in an insurance business." This exception is intended to ensure that income derived by a bona fide insurance company is not treated as passive income, except to the extent such income is attributable to financial reserves in excess of the reasonable needs of the insurance business. Because the Company, through Annuity Reassurance, intends to be predominantly engaged in an insurance business and does not intend to have financial reserves in excess of the reasonable needs of its insurance business, the Company does not expect to meet the requirements for a PFIC. There can be no assurance, however, that the IRS or a court will concur in this view. See "Certain Tax Considerations."

     Bermuda Taxes. The Company and Annuity Reassurance have each received an assurance from the Bermuda Minister of Finance under The Exempted Undertakings Tax Protection Act 1966 of Bermuda to the effect that if there is enacted in Bermuda any legislation imposing tax computed on profits or income, or computed on any capital asset, gain or appreciation, or any tax in the nature of estate duty or inheritance tax, then the imposition of any such tax shall not be applicable to the Company, Annuity Reassurance or to any of their operations or the shares, debentures or other obligations of the Company or Annuity Reassurance until March 2016. There can be no assurance that after such date the Company or Annuity Reassurance would not be subject to any such tax.

     LIMITATIONS ON OWNERSHIP, TRANSFERS AND VOTING RIGHTS. Except as described below with respect to transfers of Common Shares executed on the Nasdaq National Market, under the Company's Bye-Laws, the Company's directors (or their designee) are required to decline to register any transfer of shares of the Company, including Common Shares, if they have any reason to believe that such transfer would result in a person (or any group of which such person is a member) beneficially owning, directly or indirectly, 10% or more of any class of shares of the Company. Similar restrictions apply to issuances and repurchases of shares by the Company. The directors (or their designee) also may, in their absolute discretion, decline to register the transfer of any shares if they have reason to believe that such transfer may expose the Company, any subsidiary or shareholder thereof or any person purchasing reinsurance from the Company to adverse tax or regulatory treatment in any jurisdiction or if they have reason to believe that registration of such transfer under the Securities Act of 1933, as amended (the "Securities Act"), or under any blue sky or other United States securities laws or under the laws of any other jurisdiction is required and such registration has not been duly effected. A transferor of Common Shares will be deemed to own such shares for dividend, voting and reporting purposes until a transfer of such Common Shares has been registered on the Register of Members of the Company. The Company is authorized to request information from any holder or prospective acquiror of Common Shares as necessary to effect registration of any such transaction, and may decline to register any such transaction if complete and accurate information is not received as requested.

     The Company's directors will not decline to register any transfer of Common Shares executed on the Nasdaq National Market for the reasons described above. However, if any transfer results in the transferee (or any group of which such transferee is a member) beneficially owning, directly or indirectly, 10% or more of any class of the Company's shares or causes the Company's directors (or their designee) to have reason to believe that such transfer may expose the Company, any subsidiary or shareholder thereof or any person purchasing reinsurance from the Company to adverse tax or regulatory treatment in any jurisdiction, under the Company's Bye-Laws, the directors (or their designee) are empowered to deliver a notice to the transferee demanding that such transferee surrender to an agent designated by the directors (the "Agent") certificates representing the shares and any dividends or distributions that the transferee has received as a result of owning the shares. A transferee who has resold the shares before receiving such notice will be required to transfer to the Agent the proceeds of the sale, to the extent such proceeds exceed the amount that the transferee paid for the shares, together with any dividends or distributions that the transferee received from the Company. As soon as practicable after receiving the shares and any dividends or distributions that the transferee received, the Agent will use its best efforts to sell such shares and any non-cash dividends or distributions in an arm's-length transaction on the Nasdaq National Market. After applying the proceeds from such sale toward reimbursing the transferee for the price paid for the shares, the Agent will pay any remaining proceeds and any cash dividends and distributions to organizations described in Section 501(c)(3) of the Code that the directors designate. The proceeds of any such sale by the Agent or the surrender of dividends or distributions will not inure to the benefit of the Company or the Agent, but such amounts may be used to reimburse expenses incurred by the Agent in performing its duties.

     In addition, the Bye-Laws generally provide that any person (or any group of which such person is a member) holding directly, or by attribution, or otherwise beneficially owning voting shares of the Company carrying 10% or more of the total voting rights attached to all of the Company's outstanding capital shares, will have the voting rights attached to its voting shares reduced so that it may not exercise more than approximately 9.9% of such total voting rights. Because of the attribution provisions of the Code and the rules of the Securities and Exchange Commission (the "Commission") regarding determination of beneficial ownership, this requirement may have the effect of reducing the voting rights of a shareholder whether or not such shareholder directly holds of record 10% or more of the voting shares of the Company. Further, the directors (or their designee) have the authority to request from any shareholder certain information for the purpose of determining whether such shareholder's voting rights are to be reduced. Failure to respond to such a notice, or submitting incomplete or inaccurate information, gives the directors (or their designee) discretion to disregard all votes attached to such shareholder's Common Shares. See "Description of Capital Stock -- Common Shares."

     NO PRIOR PUBLIC MARKET. Before the Offering there has been no public market for the Common Shares. There can be no assurance that an active trading market for the Common Shares will develop or be sustained following the completion of the Offering or that the market price of the Common Shares will not decline from the initial public offering price. The initial public offering price for the Common Shares offered hereby was established by the Company and the representatives of the Underwriters and may not be indicative of the market price of the Common Shares after the Offering.


     SHARES ELIGIBLE FOR FUTURE SALE. Upon completion of the Offering and the Direct Sales, the Company will have outstanding 22,938,185 Common Shares, Class A Warrants to purchase an aggregate of 2,752,573 Common Shares, Class B Warrants to purchase an aggregate of 397,500 Common Shares and options to purchase an aggregate of 1,250,461 Common Shares. If the Underwriters' over-allotment option is exercised in full, 25,499,999 Common Shares will be outstanding, the number of Common Shares issuable upon exercise of outstanding Class A Warrants will increase to an aggregate of 3,059,990 Common Shares and the number of Common Shares issuable upon exercise of outstanding options will increase to an aggregate of 1,370,865 Common Shares. The number of Common Shares issuable upon exercise of the Class B Warrants will not change if the Underwriters' over-allotment option is exercised. The Class A Warrants, Class B Warrants and options are not currently exercisable. See "Management -- Stock Option Plan," "Description of Capital Stock -- Warrants" and "Direct Sales." Except as disclosed in "Description of Capital Stock -- Restrictions on Transfer" and as discussed below with respect to the lock-up agreements, the Common Shares sold in the Offering and any Common Shares sold in the Direct Sales to the Company's directors and officers will be freely transferable without restriction or further registration under the Securities Act, except for any of those Common Shares owned by an "affiliate" of the Company within the meaning of Rule 144 under the Securities Act (which sales will be subject to volume limitations and certain other restrictions). The Common Shares to be sold to the Strategic Investors in the Direct Sales and the Common Shares underlying the Class A Warrants, the Class B Warrants and the options are "restricted securities" as defined in Rule 144 under the Securities Act and may not be resold in the absence of registration under the Securities Act or pursuant to an exemption from registration. The Strategic Investors, the holders of Class A Warrants and the holders of the Class B Warrants have been granted rights to require the Company to register the Common Shares purchased by the Strategic Investors in the Direct Sales and the Common Shares underlying the Class A Warrants and the Class B Warrants, which rights are not exercisable prior to the first anniversary of the consummation of the Offering. The Company has agreed not to permit the acceleration of the exercisability of such rights without the prior written consent of Prudential Securities Incorporated and Merrill Lynch & Co. on behalf of the Underwriters. The Company does intend to register the resale of the Common Shares underlying the outstanding options promptly following the first anniversary of the consummation of the Offering. The Company, its directors and officers, the holders of Class A Warrants and the Strategic Investors have executed agreements (the "lock-up agreements") under which they have agreed that they will not, without the prior written consent of Prudential Securities Incorporated and Merrill Lynch & Co. on behalf of the Underwriters and, in addition, in the case of the Strategic Investors, the Company, directly or indirectly offer, sell, offer to sell, contract to sell, transfer, assign, pledge, hypothecate, grant any option to purchase, or otherwise sell or dispose (or announce any offer, sale, offer of sale, contract of sale, transfer, assignment, pledge, hypothecation, grant of any option to purchase or other sale or disposition) of any Common Shares or other capital stock of the Company or any other securities convertible into, or exercisable or exchangeable for, any Common Shares or other capital stock of the Company for a period of one year after the date of this Prospectus, except for Prudential Insurance, which has agreed to such restrictions for a period of 180 days after the date of this Prospectus. Such agreements do not prevent the Company from granting options under the Stock Option Plan so long as such options are not exercisable until one year from the date of this Prospectus. Prudential Securities Incorporated, Merrill Lynch & Co. and the Company may, in their discretion at any time and without notice, jointly release all or any portion of the securities subject to such lock-up agreements. No prediction can be made as to the effect, if any, that future sales of Common Shares, or the availability of Common Shares for future sale, will have on the market price of the Common Shares prevailing from time to time. Sales of substantial amounts of Common Shares in the public market following the Offering, or the perception that such sales could occur, could adversely affect the market price of the Common Shares and may make it more difficult for the Company to sell its equity securities in the future at a time and at a price which it deems appropriate. If the persons holding the Class A Warrants, Class B Warrants or options cause a large number of the Common Shares underlying such securities to be sold in the market, such sales could have an adverse effect on the market price for the Common Shares. See "Shares Eligible for Future Sale."

     IMPACT OF STATEMENT OF FINANCIAL ACCOUNTING STANDARDS NO. 115. Annuity Reassurance's investment portfolio is expected to consist primarily of securities considered available for sale within the meaning of Financial Accounting Standards No. 115. Securities available for sale may be disposed of to meet liquidity requirements, or for any other reason, and are carried in the balance sheet at fair (or market) value. Changes in the market value of these securities are accounted for through adjustments to shareholders' equity. Although not currently planned, Annuity Reassurance's investment portfolio may in the future consist of securities to be held to maturity within the meaning of Financial Accounting Standards No. 115. Securities held to maturity may be disposed of only under certain specific circumstances and are carried in the balance sheet at amortized cost. If Annuity Reassurance's investment portfolio contained one or more securities classified as held to maturity and Annuity Reassurance had to sell any of those securities, then all such securities remaining in the held to maturity portfolio would have to be transferred to the available for sale portfolio. This would result in those securities immediately being valued on the balance sheet at market value, and any difference between the market value and amortized cost at the date of transfer would then be recognized as an adjustment to shareholders' equity at that date. Depending on the market conditions for such securities at the date of transfer, this could decrease the Company's reported shareholders' equity and adversely affect the market price for the Common Shares.

     FOREIGN CURRENCY FLUCTUATIONS. The Company's functional currency is the United States dollar. However, because the Company expects that it may write a portion of its business and receive premiums in currencies other than United States dollars and may maintain a small portion of its investment portfolio in investments denominated in currencies other than United States dollars, the Company may experience exchange losses to the extent its foreign currency exposure is not properly managed or otherwise hedged, which in turn would adversely affect the Company's statement of operations and financial condition.

                                USE OF PROCEEDS


     The net proceeds from the sale of the 17,078,765 Common Shares offered in the Offering are estimated to be $236.6 million (after deducting underwriting discounts and commissions, certain advisory fees and other estimated expenses, including payments to Inter-Atlantic Securities Corporation for its services and reimbursement for certain expenses related to the Offering). See "Certain Relationships and Related Party Transactions." The net proceeds from the Direct Sales are estimated to be $82.6 million. Substantially all of the net proceeds of the Offering and the Direct Sales will be contributed to the capital of Annuity Reassurance to support its reinsurance underwriting capacity and will be invested in accordance with the Investment Guidelines. See
"Business -- Investment Strategy." Until so invested, such proceeds will be invested in short-term, investment grade, interest-bearing securities.

                                 CAPITALIZATION


     The following table sets forth the consolidated capitalization of the Company as of December 31, 1997, as adjusted for amounts payable upon consummation of the Offering and as adjusted to give effect to the Offering and the Direct Sales and the receipt of the proceeds therefrom. See "Use of Proceeds."



                                                          AS ADJUSTED FOR
                                                          AMOUNTS PAYABLE          AS ADJUSTED FOR
                                                         UPON CONSUMMATION       THE OFFERING AND THE
                                               ACTUAL     OF THE OFFERING          DIRECT SALES(d)
                                               ------    -----------------    --------------------------
                                                                   ($ IN THOUSANDS)
Preferred Shares, par value $1.00 per share
  (50,000,000 shares authorized; no shares
  outstanding; no shares outstanding as
  adjusted)..................................   $ --          $    --                  $     --
Common Shares, par value $1.00 per share
  (100,000,000 shares authorized; 12,000
  shares outstanding; 22,938,185 shares
  outstanding as adjusted for the Offering
  and the Direct Sales)(a)...................     12               12                    22,938
Additional paid-in capital...................    238           (3,962)(b)               296,528
Accumulated deficit..........................     --             (350)(c)                  (350)
                                                ----          -------                  --------
  Total shareholders' equity.................   $250          $(4,300)                 $319,116
                                                ----          -------                  --------
Total capitalization.........................   $250          $(4,300)                 $319,116
                                                ====          =======                  ========


---------------

(a) The Purpose Trust owns 12,000 Common Shares, which constitute all of the currently outstanding Common Shares. Upon consummation of the Offering, the Purpose Trust has agreed to sell such Common Shares to the Company for an aggregate price of $12,000 and such Common Shares will be cancelled. Common Shares outstanding excludes 2,752,573 Common Shares issuable upon exercise of outstanding Class A Warrants, 397,500 Common Shares issuable upon exercise of the Class B Warrants to be included in the Direct Sales, 1,250,461 Common Shares issuable upon exercise of options to be granted to management and certain directors upon consummation of the Offering and 161,139 Common Shares reserved for future issuance pursuant to the Stock Option Plan. If the Underwriters' over-allotment option is exercised in full, 25,499,999 Common Shares will be outstanding, the number of Common Shares issuable upon exercise of outstanding Class A Warrants will increase to 3,059,990 Common Shares, the number of Common Shares issuable upon exercise of options to be granted to management and certain directors upon consummation of the Offering will increase to 1,370,865 Common Shares and the number of Common Shares reserved for future issuance pursuant to the Stock Option Plan will increase to 181,635 Common Shares. The number of Common Shares issuable upon exercise of the Class B Warrants will not change if the Underwriters' over-allotment option is exercised. The Class A Warrants, Class B Warrants and options are not currently exercisable. See "Management -- Stock Option Plan," "Description of Capital Stock -- Warrants" and "Direct Sales."



(b)Reflects amounts payable upon consummation of the Offering of $2.0 million to Inter-Atlantic Securities Corporation for certain advisory services related to the Offering; $1.0 million to Prudential Securities Incorporated for investment banking and financial advisory services related to the Offering; and $1.2 million for estimated out-of-pocket expenses consisting of legal, accounting and printing expenses as well as filing fees and other costs related to the Offering.



(c)Reflects estimated expenses incurred by Inter-Atlantic Securities Corporation in connection with the Company's operations in the period subsequent to December 31, 1997 for which Inter-Atlantic Securities Corporation is entitled to be reimbursed by the Company.



(d)Reflects 22,938,185 Common Shares sold in the Offering and the Direct Sales and the receipt of the proceeds therefrom. Does not give effect to any exercise of the Underwriters' over-allotment option and excludes the 12,000 Common Shares currently held by the Purpose Trust.

                                DIVIDEND POLICY

     The Company is a newly formed corporation and has not declared or paid any cash dividends on its Common Shares. The Board of Directors of the Company intends to declare and pay out of earnings a quarterly dividend of $.04 per Common Share beginning at the end of the first full fiscal quarter following the consummation of the Offering. It is the Company's policy to retain all earnings in excess of such quarterly dividend to support the growth of its business. If the Company's current and retained earnings do not support the payment of such quarterly dividend, the dividend may be reduced or eliminated. In the event that the Company makes a payment to shareholders in excess of its current and retained earnings, such payment would be treated as a return of capital to holders of the Common Shares. The declaration and payment of dividends by the Company will be at the discretion of its Board of Directors and will depend upon the Company's results of operations and cash flows, the financial position and capital requirements of Annuity Reassurance, general business conditions, legal, tax, regulatory and any contractual restrictions on the payment of dividends and other factors the Board of Directors of the Company deems relevant. The Company's ability to pay dividends depends on the ability of Annuity Reassurance to pay dividends to the Company. While the Company is not itself subject to any significant legal prohibitions on the payment of dividends, Annuity Reassurance is subject to Bermuda regulatory constraints which affect its ability to pay dividends to the Company. Accordingly, there is no assurance that dividends will be declared or paid in the future. See "Management's Discussion and Analysis of Financial Condition and Plan of Operations -- Liquidity and Capital Resources" and "Business -- Regulation."

                                    DILUTION


     Purchasers of the Common Shares offered in the Offering will experience an immediate dilution in net tangible book value of their Common Shares from the initial public offering price. After giving effect to the Offering and the Direct Sales, the pro forma net tangible book value of the Common Shares (after deducting underwriting discounts and commissions, certain advisory fees and other estimated expenses of the Offering, including fees payable to Inter-Atlantic Securities Corporation, as well as certain operating expenses incurred since December 31, 1997) will be approximately $319.1 million, or approximately $13.91 per outstanding share. This represents an immediate dilution in net tangible book value to investors purchasing shares in the Offering of approximately $1.09 per share, without taking into account any Common Shares issuable upon exercise of Class A Warrants, Class B Warrants and options. Pro forma "net tangible book value" per outstanding share represents shareholders' equity divided by the number of outstanding Common Shares, including the Common Shares issued in the Offering and the Direct Sales. The following table illustrates this per share dilution:



Initial public offering price...............................  $15.00
Pro forma net tangible book value per outstanding share upon
  completion of the Offering and the Direct Sales(1)........   13.91
                                                              ------
Dilution to new investors in the Offering...................  $ 1.09
                                                              ======


---------------

(1) Does not include 2,752,573 Common Shares issuable upon exercise of outstanding Class A Warrants (3,059,990 Common Shares if the Underwriters' over-allotment option is exercised in full), 397,500 Common Shares issuable upon exercise of the Class B Warrants to be included in the Direct Sales, 1,250,461 Common Shares issuable upon exercise of options to be granted to management and certain directors upon consummation of the Offering (1,370,865 Common Shares if the Underwriters' over-allotment option is exercised in full) and 161,139 Common Shares reserved for future issuance under the Stock Option Plan (181,635 Common Shares if the Underwriters' over-allotment option is exercised in full). The number of Common Shares issuable upon exercise of the Class B Warrants will not change if the Underwriters' over-allotment option is exercised. The Class A Warrants, Class B Warrants and options are not currently exercisable. The exercise of the Class A Warrants, Class B Warrants and the options to be granted to management and certain directors upon consummation of the Offering are not expected to be dilutive to purchasers of the Common Shares in the Offering because the exercise price per share of such warrants and options is equal to the initial public offering price per share. See "Management -- Stock Option Plan," "Description of Capital Stock -- Warrants" and "Direct Sales."


     The following table summarizes the number of Common Shares purchased from the Company, the total consideration paid and the average price per share paid in the Direct Sales and the Offering, assuming estimated underwriting discounts and commissions:


                                SHARES PURCHASED         TOTAL CONSIDERATION       AVERAGE
                              ---------------------    -----------------------    PRICE PER
                                AMOUNT      PERCENT       AMOUNT       PERCENT      SHARE
                              ----------    -------    ------------    -------    ---------
Direct Sales................   5,859,420     25.54%    $ 82,617,822(a)  24.39%     $14.10(b)
Offering....................  17,078,765     74.46%    $256,181,475     75.61%     $15.00
                              ----------    ------     ------------    ------      ------
Total.......................  22,938,185    100.00%    $338,799,297    100.00%     $14.77
                              ==========    ======     ============    ======


---------------

(a) Represents amount paid in the aggregate for Common Shares and Class B Warrants in the Direct Sales, of which approximately $1.6 million has been estimated by the Company as the purchase price of the Class B Warrants.



(b) The average price per share is based on the number of Common Shares purchased in the Direct Sales and does not take into account the Common Shares underlying the Class B Warrants.


     The calculations of net tangible book value and other computations above assume no exercise of the Underwriters' over-allotment option.

                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

     The following unaudited pro forma consolidated balance sheet has been based on the historical consolidated balance sheet of the Company as of December 31, 1997, and gives effect to the amounts payable upon consummation of the Offering and to the receipt of the proceeds of the Offering and the Direct Sales as if they were consummated on December 31, 1997. The unaudited pro forma balance sheet is based on assumptions management believes are reasonable. The unaudited pro forma balance sheet is presented for informational purposes only and does not purport to be indicative of the balance sheet data as of any future date. The pro forma unaudited balance sheet should be read in conjunction with the Company's historical consolidated balance sheet and notes thereto and other information contained herein. As the Company had no operations on or prior to December 31, 1997, pro forma consolidated statements of income and cash flows are not presented.


                      PRO FORMA CONSOLIDATED BALANCE SHEET
                               DECEMBER 31, 1997

                                  (UNAUDITED)


                                                                  AS ADJUSTED FOR      AS ADJUSTED FOR
                                                                      AMOUNTS           THE RECEIPT OF
                                                                   PAYABLE UPON        THE PROCEEDS OF
                                                 HISTORICAL        CONSUMMATION          OFFERING AND
                                                 INFORMATION      OF THE OFFERING      THE DIRECT SALES
                                                 -----------      ---------------      ----------------
ASSETS
Cash...........................................   $250,000         $    250,000          $319,466,393(f)
Deferred equity offering costs.................    233,000                   --(a)                 --
Capitalized organization costs.................         --               75,000(b)             75,000
                                                  --------         ------------          ------------
          Total Assets.........................   $483,000         $    325,000          $319,541,393
                                                  ========         ============          ============
LIABILITIES
Accounts payable...............................   $233,000         $  4,625,000(c)       $    425,000(g)
                                                  --------         ------------          ------------
          Total Liabilities....................   $233,000         $  4,625,000          $    425,000
                                                  --------         ------------          ------------
STOCKHOLDERS' EQUITY
Preferred Shares (par value $1.00;
  50,000,000 shares authorized;
  no shares outstanding).......................   $     --         $         --          $         --
Common Shares (par value $1.00;
  100,000,000 shares authorized;
  12,000 shares outstanding; 22,938,185 shares
  outstanding as adjusted for the receipt of
  the proceeds of the Offering and the Direct
  Sales).......................................     12,000               12,000            22,938,185(h)
Additional paid-in capital.....................    238,000           (3,962,000)(d)       296,528,208(i)
Accumulated deficit............................         --             (350,000)(e)          (350,000)
                                                  --------         ------------          ------------
          Total stockholders' equity...........   $250,000         $ (4,300,000)         $319,116,393
                                                  ========         ============          ============
Total liabilities and stockholders' equity.....   $483,000         $    325,000          $319,541,393
                                                  ========         ============          ============


---------------

 (a) Reflects recognition of deferred equity offering costs upon consummation of the Offering.


 (b) Reflects estimated capitalized organization costs of $75,000 incurred in forming and organizing the Company. It is the Company's policy to capitalize those costs that have been incurred in the Company's formation and organization and to amortize such costs to income over a period of five years.


 (c) Reflects amounts payable upon consummation of the Offering of $2.0 million to Inter-Atlantic Securities Corporation for certain advisory services related to the Offering; $1.0 million to Prudential Securities Incorporated for investment banking and financial advisory services related to the Offering; and $1.2 million for estimated out-of-pocket expenses consisting of legal, accounting and printing expenses as well as filing fees and other costs related to the Offering. Also reflects $75,000 of organization costs and $350,000 of operating expenses incurred since December 31, 1997, both of which are payable to Inter-Atlantic Securities Corporation as reimbursement for costs incurred on the Company's behalf.

 (d) Reflects the estimated Offering costs described in footnote (c).


 (e) Reflects the estimated operating expenses described in footnote (c).


 (f) Reflects the proceeds of the Offering and the Direct Sales, less $12,000 which will be paid to the Purpose Trust in exchange for the Common Shares it currently holds, net of the estimated Offering costs described in footnote(c).


 (g) Reflects payment of the estimated Offering costs described in footnote (c).


 (h) Reflects 22,938,185 Common Shares sold in the Offering and the Direct Sales, less the 12,000 Common Shares to be repurchased by the Company from the Purpose Trust.


 (i) Reflects additional paid-in capital received in the Offering and the Direct Sales, net of the estimated Offering costs described in footnote (c).

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                 OF FINANCIAL CONDITION AND PLAN OF OPERATIONS

GENERAL

     The Company and Annuity Reassurance were formed on December 2, 1997 under the laws of Bermuda, and neither has any operating history. Annuity Reassurance has been licensed in Bermuda as a long-term insurer, which license authorizes it to write reinsurance on annuity and life insurance-related risks. Their fiscal years end on December 31. The Company's financial statements are prepared in accordance with GAAP.

LIQUIDITY AND CAPITAL RESOURCES

     The Company will rely primarily on cash dividends from Annuity Reassurance to pay its operating expenses and dividends, if any. The Board of Directors of the Company intends to declare and pay out of earnings a quarterly dividend of $.04 per Common Share beginning at the end of the first full fiscal quarter following the consummation of the Offering. It is the Company's policy to retain all earnings in excess of such quarterly dividend to support the growth of its business. If the Company's current and retained earnings do not support the payment of such quarterly dividend, the dividend may be reduced or eliminated. In the event that the Company makes a payment to shareholders in excess of its current and retained earnings, such payment would be treated as a return of capital to holders of the Common Shares. The declaration and payment of dividends by the Company will be at the discretion of its Board of Directors and will depend upon the Company's results of operations and cash flows, the financial position and capital requirements of Annuity Reassurance, general business conditions, legal, tax, regulatory and any contractual restrictions on the payment of dividends and other factors the Board of Directors of the Company deems relevant. While the Company is not itself subject to any significant legal prohibitions on the payment of dividends, Annuity Reassurance is subject to Bermuda regulatory constraints which affect its ability to pay dividends to the Company. Accordingly, there is no assurance that dividends will be declared or paid in the future. See "Dividend Policy" and "Business -- Regulation -- Bermuda."

     The principal sources of funds for Annuity Reassurance's operations are expected to be substantially all of the net proceeds of the Offering and the Direct Sales, premiums, fees and net investment income, as well as maturities and sales of invested assets. These funds are expected to be used primarily to pay policy benefits, claims, operating expenses and commissions, as well as to purchase new investments and, subject to Bermuda law, to make dividend payments to the Company.

     The principal risks associated with the reinsurance of both annuity and life insurance products are mortality risk and investment risk. Mortality risk is actuarially quantifiable when spread across large numbers of insureds. The Company will be exposed to investment risk when the products it reinsures guarantee an investment return or fixed benefit. The Company intends to manage these risks by using modeling techniques to structure its investments in an effort to match its anticipated liabilities under reinsurance policies. No assurance can be given, however, that the Company will successfully match the structure of its investments with its liabilities under reinsurance policies. If the Company's calculations with respect to these reinsurance liabilities are incorrect, or if it improperly structures its investments to match such liabilities, it could be forced to liquidate investments prior to maturity at a significant loss. Annuity Reassurance may also from time to time purchase or sell common equity securities or equity-based futures and options solely pursuant to strategies intended to hedge the equity-based investment risk associated with the annuity and life insurance products which it reinsures. The failure of Annuity Reassurance to match its equity investments accurately with its equity-based liabilities could expose the Company to the volatility of the equity markets and potential losses on such equity securities and equity-based futures and options. In addition, the possible lack of liquidity for certain futures and options could adversely affect the Company.

     Annuity Reassurance is not licensed or admitted as an insurer in any jurisdiction other than Bermuda. Because many jurisdictions do not permit insurance companies to take credit for reinsurance obtained from unlicensed or non-admitted insurers on their statutory financial statements unless appropriate security mechanisms are in place, it is anticipated that the Company's reinsurance clients will typically require it to post a letter of credit or other collateral. In the event that the Company should default under the letter of credit facility, it may be required to liquidate prematurely all or a substantial portion of its investment portfolio and/or its other assets which have been pledged as security for the facility or otherwise secure its obligations to its reinsureds, which would likely have a material adverse effect on the Company. Although the Company has received commitments from two commercial banks to provide standby letter of credit facilities, such commitments are subject to several conditions, including the negotiation of definitive documentation. If the Company is unable to obtain a letter of credit facility from such banks or from different lenders on commercially acceptable terms, the Company's ability to operate its business will be severely limited.

     The Company does not currently have any material commitments for any capital expenditures over the next twelve months. Its principal expenditures are expected to consist of settlement of claims, compensation expenses and payments to third-party service providers.

     Marsh & McLennan has informed the Company that the information systems it will use on the Company's behalf are Year 2000 compliant. Although the Company has not independently tested such compliance, the Company does not believe that it will have to commit any material resources to address any deficiencies in its information systems related to Year 2000 issues.

     Pursuant to an agreement between Inter-Atlantic Securities Corporation and the Company, Inter-Atlantic Securities Corporation has agreed to provide certain services in connection with the formation of the Company, including assistance in recruiting senior management and obtaining necessary governmental permits. Furthermore, in return for certain services related to the Offering, including assistance in preparing a registration statement for the Common Shares, retaining underwriters in connection with the Offering and such other services as the Company or Inter-Atlantic Securities Corporation deems appropriate, the Company has agreed to pay Inter-Atlantic Securities Corporation a fee of $2.0 million upon consummation of the Offering. Pursuant to such agreement, Inter-Atlantic Securities Corporation is also entitled to receive an annual fee of $600,000 for services provided after the consummation of the Offering, which is payable in quarterly installments commencing on the first anniversary of the consummation of the Offering through the fifth anniversary of the consummation of the Offering. In exchange for such annual fee, Inter-Atlantic Securities Corporation will assist the Company in the development of products, financial planning, management of assets and liabilities, international marketing efforts and such other services as the Company may request.


     The Company is also obligated to reimburse Inter-Atlantic Securities Corporation for expenses it incurs in connection with performing services related to the formation of the Company, the Offering and the Company's ongoing operations. At December 31, 1997, Inter-Atlantic Securities Corporation had incurred expenses in connection with the Company's organization of approximately $75,000 and costs in connection with the Offering of approximately $633,000. The Company has recorded as a deferred cost $233,000 of such expenses related to the Offering on its December 31, 1997 balance sheet because such portion of the expenses related to the Offering are reimbursable to Inter-Atlantic Securities Corporation regardless of whether the Offering is successfully consummated. The remaining $400,000 of expenses related to the Offering are not reimbursable to Inter-Atlantic Securities Corporation unless the Offering is successfully completed prior to June 30, 1998. If the Offering is successfully completed prior to June 30, 1998, certain of these incurred but not currently payable expenses may be paid directly by the Company rather than paid to Inter-Atlantic Securities Corporation as a reimbursement. If the Offering is not successfully completed prior to June 30, 1998, Inter-Atlantic Securities Corporation will only be entitled to reimbursement of expenses incurred by it on or after December 23, 1997. Upon consummation of the Offering, expenses incurred by Inter-Atlantic Securities Corporation are currently estimated to be approximately $1,625,000, of which approximately $75,000 relates to services provided in connection with the formation of the Company, approximately $1.2 million relates to the Offering and approximately $350,000 relates to operating expenses incurred on the Company's behalf. The expenses payable to Inter-Atlantic Securities Corporation that relate to the formation of the Company will be capitalized and amortized to income evenly over five years. The fees and expenses payable to Inter-Atlantic Securities Corporation that relate to services provided to the Company in connection with the Offering, including the $2.0 million fee payable to Inter-Atlantic Securities Corporation, will be deducted from the gross proceeds of the Offering. The annual fee of $600,000 and the expenses payable to

Inter-Atlantic Securities Corporation as reimbursement of operating expenses incurred on the Company's behalf will be expensed by the Company when incurred.


     Upon consummation of the Offering, the Company has agreed to pay Prudential Securities Incorporated an advisory fee equal to $1.0 million (plus reimbursement of related out-of-pocket expenses) for investment banking and financial advisory services in connection with the Offering.


     The Company expects that the net proceeds of the Offering and Direct Sales will permit it to begin implementation of its business strategy. Over time, internally generated funds plus a working capital line of credit and the capital base established by the Offering and Direct Sales are expected to be sufficient to operate the Company's business, although no such working capital line has yet been established and no assurance can be given that such a facility will be obtained on terms acceptable to the Company. Consequently, the Company does not presently anticipate that it will incur any material indebtedness in the ordinary course of its business other than obtaining letters of credit as security for its reinsurance agreements and a working capital line of credit. However, there can be no assurance that the Company will not be required to incur other indebtedness in order to implement its business strategy.

CURRENCY

     The Company's functional currency is the United States dollar. However, because the Company expects that it may write a portion of its business and receive premiums in currencies other than United States dollars and may maintain a small portion of its investment portfolio in investments denominated in currencies other than United States dollars, the Company may experience exchange losses to the extent its foreign currency exposure is not properly managed or otherwise hedged, which in turn would adversely affect the Company's statement of operations and financial condition. The Company will attempt to manage its foreign currency risk by seeking to match its liabilities under reinsurance policies that are payable in foreign currencies with investments that are denominated in such currencies. Furthermore, the Company may use forward foreign currency exchange contracts in an effort to hedge against movements in the value of foreign currencies relative to the United States dollar. A forward foreign currency exchange contract involves an obligation to purchase or sell a specified currency at a future date at a price set at the time of the contract. Foreign currency exchange contracts will not eliminate fluctuations in the value of the Company's assets and liabilities denominated in foreign currencies but rather allow the Company to establish a rate of exchange for a future point in time. The Company does not expect that it will enter into such contracts with respect to a material amount of its assets.

TAXATION

     Bermuda does not currently impose a corporate level tax on the profits or income of the Company, although it may do so in the future. The Company and Annuity Reassurance have each received an assurance from the Bermuda Minister of Finance under The Exempted Undertakings Tax Protection Act 1966 of Bermuda to the effect that if there is enacted in Bermuda any legislation imposing tax computed on profits or income, or computed on any capital asset, gain or appreciation, or any tax in the nature of estate duty or inheritance tax, then the imposition of any such tax shall not be applicable to the Company, Annuity Reassurance or to any of their operations or shares, debentures or other obligations of the Company or Annuity Reassurance until March 2016. There can be no assurance that after such date the Company or Annuity Reassurance would not be subject to any such tax. See "Certain Tax Considerations -- Taxation of the Company and Annuity Reassurance -- Bermuda." Because the Company and Annuity Reassurance are not expected to conduct business in the United States, and Annuity Reassurance will not be licensed to do business in the United States or any other jurisdiction except Bermuda, and because Annuity Reassurance expects to qualify for the benefits of the tax treaty between the United States and Bermuda, it is not expected that the Company or Annuity Reassurance will be subject to United States federal income taxes or any other corporate level tax.

     The United States does impose an excise tax on insurance and reinsurance premiums paid to foreign insurers or reinsurers with respect to risks located in the United States. The rate of tax applicable to reinsurance premiums to be paid to Annuity Reassurance is currently 1%. In addition, the Company may be subject to withholding tax on certain investment income from United States sources, but the Company does not expect to incur such withholding taxes in any material amounts. See "Certain Tax Considerations."

EFFECTS OF INFLATION

     The effects of inflation on the Company will be implicitly considered in pricing and estimating reserves for unpaid losses. The actual effects of inflation on the results of the Company cannot be accurately known until claims are ultimately settled.

                                    BUSINESS

     The Company and Annuity Reassurance were recently organized in Bermuda to provide annuity and life reinsurance. The Company intends to market its reinsurance products to select insurers and reinsurers on a worldwide basis, with its primary target market initially being North America. Upon consummation of the Offering, the Company expects to be the first publicly-traded Bermuda-based reinsurance company focused principally on writing annuity and life reinsurance.

     By focusing on annuity and life reinsurance, the Company will seek to participate in what it believes to be a market with significant growth potential. As of year end 1996, according to LIMRA, United States annuity assets under management totaled approximately $919 billion, and, according to A.M. Best, approximately $17.6 trillion of life insurance was in force in the United States. Management believes that annuity reinsurance presents an attractive opportunity because of the large potential size of the market coupled with the limited number of companies currently providing such reinsurance on a third-party basis. Furthermore, management believes that the demand for the Company's life reinsurance products should be aided by growth in new life reinsurance business production which management estimates, based on industry surveys, grew at a compounded annual rate of approximately 28% from 1993 to 1996, excluding retrocessional and group life reinsurance.

     The Company's business strategy has been developed to respond to a number of trends in the insurance and reinsurance industries, which trends management believes are increasing the demand for annuity and life reinsurance, including:

     - Increasing risk-based capital and reserve requirements being applied to annuity issuers and life insurers by regulatory bodies and rating agencies;

     - Continuing consolidation in the annuity and life insurance industry, including strategic decisions to divest large blocks of business through the use of reinsurance;

     - Increasing demutualization activity by mutual life insurers leading to increasing demand for reinsurance;

     - Growing use of multiple reinsurance partners by annuity issuers and life insurers; and

     - Expanding price sensitivity among purchasers of reinsurance.

Management believes that through controls on overhead costs and the absence of a corporate level tax in Bermuda on the Company's revenues and earnings, the Company will be able to capitalize on these trends by having one of the lowest cost structures in the annuity and life reinsurance industry. The Company expects that its low cost structure will enable it to offer its products at attractive prices and to compete effectively in the annuity and life reinsurance market.


     Upon consummation of the Offering and the Direct Sales, the Company will have an equity capitalization of approximately $319.1 million. Management believes that this level of capitalization will demonstrate a strong financial position and a high level of commitment to the annuity and life reinsurance market and will enable the Company to compete for desirable business and establish long-term relationships with a select group of primary insurers and reinsurers. As a newly-formed entity, the Company's capital is presently unencumbered by issues of loss reserve adequacy, unrealized losses in its investment portfolio and uncollectible reinsurance. In addition, although the Company does expect that it may seek a working capital line of credit to finance its operations, the Company does not presently have any indebtedness. In part because of the Company's expected capitalization following the Offering and the Direct Sales, A.M. Best has assigned Annuity Reassurance a preliminary Best Rating of "A-" (Excellent), and Standard & Poor's and Duff & Phelps have assigned Annuity Reassurance preliminary claims paying ability ratings of "A-" and "A," respectively. The A.M. Best and Duff & Phelps ratings are contingent on the Company raising gross proceeds of $250 million in the Offering. The Standard & Poor's rating is contingent on the Company raising gross proceeds of $200 million in the Offering. A.M. Best assigns an "A-" (Excellent) rating to companies that have, in its opinion on balance, excellent financial strength, operating performance and market profile, as well as strong abilities to meet their ongoing obligations to policy holders. Standard & Poor's assigns an "A-" rating to companies that have, in its opinion, good financial security, but their capacity to meet policyholder obligations is somewhat susceptible to adverse economic and underwriting conditions. Duff & Phelps assigns an "A" rating to companies that it characterizes as having high claims paying ability, average protection factors and an expectation of variability in risk over time due to economic or underwriting conditions. Each rating represents the respective rating agency's opinion of the Company's ability to meet its obligations to its policyholders.

     The Company's principal executive office is located at Victoria Hall, Victoria Street, P.O. Box HM1262, Hamilton, HM FX, Bermuda, and its telephone number is (441) 296-7667.

BUSINESS STRATEGY

     The Company's objective is to develop an efficient, low cost annuity and life reinsurance business that will enable it to achieve attractive total rates of return for its shareholders through prudent underwriting of insurance risks and careful management of its investment portfolio. The Company will seek to achieve this objective through the implementation of its business strategy, the principal components of which are:

- Maintain Low Cost Structure

  Management believes that the price of reinsurance is the primary determinant used by its potential clients in selecting an annuity or life reinsurer. Consequently, a key component of the Company's business strategy is to maintain a low cost structure. The Company intends to focus on writing primarily treaty reinsurance and reinsuring large blocks of business where the underlying policies meet the underwriting criteria of the primary insurer. The Company anticipates that this focus will permit it to make fewer underwriting assessments than would typically be required with respect to the underwriting of a large number of individual policies. As a consequence, the Company expects to limit its number of employees initially to approximately ten and to use third-party service providers to perform certain functions. As a part of this strategy, the Company has contracted with Marsh & McLennan to provide claims processing and other administrative services. By minimizing its personnel and overhead costs, the Company expects to be better able to control expense levels as market conditions for writing reinsurance fluctuate. In addition, the Company also expects to benefit from the absence of a corporate level tax in Bermuda on the Company's revenues and earnings. As a result of these factors, the Company expects to have one of the lowest cost structures in the annuity and life reinsurance industry.

- Utilize a Disciplined Underwriting Approach

  The Company's reinsurance underwriting strategy is to utilize an experienced underwriting team to select opportunities with acceptable risk/return profiles based on sophisticated actuarial and investment modeling techniques. The principal risks associated with the reinsurance of both annuity and life insurance products are mortality risk and investment risk. Mortality risk is actuarially quantifiable when spread across large numbers of insureds. The Company will be exposed to investment risk when the products it reinsures guarantee an investment return or fixed benefit. The Company intends to manage these risks by using modeling techniques to structure its investments in an effort to match its anticipated liabilities under reinsurance policies. In addition, the Company's underwriting guidelines limit the maximum aggregate net risk on any one life to $1.0 million and require any purchaser of reinsurance from the Company to retain at least 10% of the total risk being reinsured. Waivers of the Company's underwriting guidelines, including waivers of the 10% retention requirement, must be approved by the Company's Board of Directors. Initially, the Company intends to supplement its underwriting analyses with commercially available actuarial models and may retain consultants to assist in the analysis of the risks that it reinsures, while it develops its own proprietary models. The Company believes that its focus on annuity and life reinsurance will enable it to structure its reinsurance products to meet the specific requirements of its clients while managing its exposure to the risks being assumed. Furthermore, the reinsurance of annuity and life insurance products will not expose the Company to the catastrophic risks normally associated with property/casualty reinsurance, which the Company does not intend to write.

- Employ Professional Investment Management

  The Company will seek to generate attractive levels of investment income through a professionally managed fixed income investment portfolio. Annuity Reassurance has entered into an investment advisory agreement with PIMCO, which is anticipated to manage initially approximately 50% of Annuity Reassurance's investment portfolio. Annuity Reassurance has also retained Alliance Capital Management L.P. and The Prudential Investment Corporation. Annuity Reassurance may also retain other investment managers from time to time. Each Investment Manager will have discretionary authority over the portion of Annuity Reassurance's investment portfolio allocated to it, subject to Annuity Reassurance's Investment Guidelines. Annuity Reassurance's investment portfolio will principally consist of investment grade fixed income securities and will be invested in an effort to match Annuity Reassurance's anticipated liabilities under the reinsurance policies it writes. Assets held in the investment portfolio that Annuity Reassurance believes exceed such anticipated liabilities, if any, will be invested in an attempt to maximize total return as well as to provide for diversification of risk and maintenance of liquidity, and up to 25% of such assets may be invested in fixed income securities that are rated below investment grade. The Investment Guidelines require Annuity Reassurance's overall fixed income portfolio to maintain a minimum weighted average rating of "A". The Investment Guidelines prohibit any investment in common equity securities or equity-based futures and options other than pursuant to strategies intended to hedge the equity-based investment risk associated with annuity and life insurance products which Annuity Reassurance reinsures.

- Capitalize on Skill and Experience of Management and Board of Directors

  The Company has assembled a senior management team of experienced insurance and reinsurance professionals to implement its strategy. The Company's President and Chief Executive Officer, Lawrence S. Doyle, has over 32 years of experience in the insurance and reinsurance industries and was formerly the President and Chief Executive Officer of a Bermuda-based start up reinsurance Company, GCR. Mr. Doyle founded GCR in 1993 as a reinsurer specializing in catastrophe risk and was largely responsible for the development of a new client base, the hiring of marketing, underwriting and administrative personnel and the overall development of the business. In 1997, GCR was acquired by EXEL, and Mr. Doyle became an Executive Vice President of EXEL. Before founding GCR, Mr. Doyle was Senior Vice President of Hartford Insurance Group in charge of international operations, where he was employed for 27 years, the last six of which he was also the President of Hartford Fire International. Robert J. Reale, a Senior Vice President and the Chief Underwriter of the Company has over 19 years of experience in the insurance and reinsurance industries and was formerly a Vice President of Swiss Re. Mr. Reale also served as the President of Swiss-Am Reassurance Company and Atlantic International Reinsurance Company (Barbados), both affiliates of Swiss Re. While employed by Swiss Re, Mr. Reale was assigned overall pricing responsibility for that company's United States life and annuity reinsurance market. William W. Atkin, the Chief Financial Officer and Treasurer of the Company, has over 24 years experience in the insurance industry. Mr. Atkin served as an Executive Vice President, the Chief Financial Officer and a director of Security Mutual Life Insurance Company of New York. While employed by Security Mutual Life Insurance Company of New York, Mr. Atkin was responsible for that company's operating plans, annuity product line and relationships with credit rating agencies, investment advisors, banks and independent accountants. Richard Tucker, a Vice President of the Company, has over 18 years of experience in the insurance and reinsurance industries and was formerly a Senior Vice President and a director of PaineWebber Life Insurance Company. While employed by PaineWebber Life Insurance Company, Mr. Tucker was responsible for that company's financial and administrative operations, development of variable annuity products and negotiation of annuity reinsurance agreements. Robert P. Mills, Jr., a Vice President and the Chief Actuary of the Company, has over 26 years of experience in the insurance and reinsurance industries. Mr. Mills was formerly an Assistant Vice President and Actuary for Allmerica Financial where he was responsible for reinsurance administration and pricing. The Company's Board of Directors consists of several individuals with extensive experience in the insurance and financial services industries. Management believes that the reputation and expertise possessed by the Company's officers and directors should provide the Company with a marketing advantage.

INDUSTRY TRENDS

     The Company's business strategy has been developed to respond to a number of trends in the insurance and reinsurance industries, which management believes are increasing the demand for annuity and life reinsurance.

     As of year end 1996, according to LIMRA, United States annuity assets under management totaled approximately $919 billion, and, according to A.M. Best, approximately $17.6 trillion of life insurance was in force in the United States. Management believes that annuity reinsurance presents an attractive opportunity because of the large potential size of the market coupled with the limited number of companies currently providing such reinsurance on a third-party basis. Furthermore, management believes that the demand for the Company's life reinsurance products should be aided by the growth in new life reinsurance business production which management estimates, based on industry surveys, grew at a compounded annual rate of approximately 28% from 1993 to 1996, excluding retrocessional and group life reinsurance.

     In recent years, state insurance regulators in the United States have established increasingly stringent reserve and capital requirements applicable to outstanding insurance policies, which management believes has created additional demand for reinsurance. For example, certain regulations have recently been approved by individual states that are expected to increase reserve requirements for many annuity and life insurance products, the most prominent being the adoption by New York of Regulation 147, which sets higher capital standards for certain products, including guaranteed renewable term life insurance. Other states have adopted a version of the National Association of Insurance Commissioners' Valuation of Life Insurance Policies Model Regulation, which is similar to Regulation 147. Management believes that this trend towards higher risk-based capital and reserve requirements will continue in the future and that the Company will benefit from an associated increased demand for reinsurance. In addition, rating agencies are emphasizing quality of capital, as well as scale of core operations, efficiency and cost structure in determining the financial strength of primary life insurers. Management believes that these trends will also increase the demand for reinsurance as primary insurers seek to improve their return on equity, level of efficiency and accessibility to available capital.

     Management expects that there will be continuing consolidation in the annuity and life insurance industry. This trend is likely to increase the need for reinsurance of annuity and life insurance products as acquirers seek to restructure the resulting entities, focus on core markets and achieve better leveraging of existing capital to improve financial performance. In addition, primary insurers are expected to continue to seek reinsurance for large blocks of business as part of an effort towards greater strategic focus on well-defined product markets.

     Furthermore, some mutual life insurers have announced plans to "demutualize" during the upcoming years. Demutualization is a process by which a mutual life insurer, a non-stock corporation owned by its policyholders, becomes a shareholder-owned insurance company. As part of the demutualization process, mutual life insurers will be subject to close examination by regulatory authorities and the investing public. Once demutualized, such insurers will generally be required to report public financial results on a quarterly basis. Management believes that these factors will cause many such companies to restructure their lines of business, to improve the quality of their reinsurance as well as to generate higher levels of earnings by accelerating the reporting of the results of profitable blocks of business through reinsurance.

     Management also believes that the growing use of multiple reinsurance partners by annuity issuers and life insurers will present opportunities for the Company to market its reinsurance products. Primary insurers often prefer to diversify their risk among multiple reinsurers so as to reduce their dependence upon any one reinsurer.

     Management further believes that expanding price sensitivity among purchasers of reinsurance will favor the Company's reinsurance products. The Company, because of its anticipated control of overhead costs and the absence of a corporate level tax in Bermuda, is expected to have one of the lowest cost structures in the annuity and life reinsurance industry. This anticipated low cost structure is expected to enable the Company to offer its products at attractive prices and to take advantage of this increasing price sensitivity among purchasers of reinsurance.

OVERVIEW OF REINSURANCE

     Reinsurance is an arrangement under which an insurance company (the "reinsurer") agrees to indemnify or assume the obligations of another insurance company (the "ceding company" or "cedent") for all or a portion of the insurance risks underwritten by the ceding company. It is standard industry practice for primary insurers to reinsure portions of their insurance risks with other insurance companies under indemnity reinsurance agreements. Such practice permits primary insurers to write policies in amounts larger than the risks they are willing to retain. Reinsurance is generally designed to (i) reduce the net liability of the ceding company on individual risks, thereby assisting the ceding company in increasing the volume of business it can underwrite, as well as increasing the maximum risk it can underwrite on a single life or risk; (ii) assist in stabilizing operating results by leveling fluctuations in the ceding company's loss experience; (iii) assist the ceding company in meeting applicable regulatory capital requirements; (iv) assist in reducing the short-term financial impact of sales and other acquisition costs; and (v) enhance the ceding company's financial strength and statutory capital. Ceding companies typically contract with more than one reinsurer to reinsure their business.

     Reinsurance may be written on an indemnity or an assumption basis. However, the Company presently expects to write only indemnity reinsurance. Indemnity reinsurance does not discharge a ceding company from liability to the policyholder; a ceding company is required to pay the full amount of its insurance obligations regardless of whether it is entitled or able to receive payments from its reinsurers. By contrast, reinsurance written on an assumption basis effectively transfers the ceding company's obligations to the reinsurer and, in some cases, eliminates the ceding company's further liability to the insured. Reinsurers also may themselves purchase reinsurance, known as retrocession reinsurance, to limit their own risk exposure. Reinsurance companies enter into retrocession agreements with other reinsurers ("retrocessionaires") for reasons similar to those that cause primary insurers to purchase reinsurance.

ANNUITY AND LIFE INSURANCE PRODUCTS TO BE REINSURED

     The Company's primary business will be the reinsurance of the obligations of insurers under annuity and life insurance contracts. The Company expects to enter into reinsurance agreements with respect to cedents' obligations on one or more of their individual and group annuity products, including fixed annuities, variable annuities, equity-linked annuities, guaranteed investment contracts and structured settlements, and individual life insurance products, including term life insurance, universal life insurance, variable life insurance and whole life insurance. The Company expects to write reinsurance both on a direct and brokered basis with both primary annuity issuers and life insurers as well as reinsurers.

     When the Company enters into a reinsurance contract it will generally receive periodic premium payments from the ceding company and will agree to indemnify the ceding company for certain risks. Generally, the Company expects to agree to indemnify the ceding company for a stated percentage of the ceding company's risks associated with the reinsured business (often called "quota share" or "proportional reinsurance"). The risks reinsured by the Company may include mortality and investment risks and, to a lesser extent, early surrender and lapse risks. Generally, most life reinsurance is written on a yearly renewable term basis, where the predominant risk is the mortality of the insured. However, most other types of fixed annuity and life reinsurance typically contain a certain level of investment risk, with the reinsurer often reinsuring a stated percentage of the ceding company's investment risk. The Company's underwriting guidelines limit the maximum aggregate net risk on any one life to $1.0 million and require any purchaser of reinsurance from the Company to retain at least 10% of the total risk being reinsured. Waivers of the Company's underwriting guidelines, including waivers of the 10% requirement, must be approved by the Company's Board of Directors.

  Annuity Products to be Reinsured

     The Company expects to reinsure primarily "fixed" annuities, but may also reinsure "variable" annuities from time to time. Fixed annuities are a type of "general account" product because the assets backing fixed annuities are recorded as part of the insurer's general funds and are subject to the claims of its general creditors. In contrast, variable annuities are a type of "separate account" product because the assets backing the variable annuities are placed in segregated accounts and are generally not subject to the claims of the insurer's general creditors. Annuities are long-term savings vehicles that generally are marketed to customers over the age of 45 who are planning for retirement and seeking secure, tax-deferred savings products. United States annuity products generally enjoy an advantage over certain other retirement savings products because the payment of United States federal income taxes on income credited on annuity policies is deferred during the investment accumulation period. The current budget proposal submitted to Congress by the Clinton Administration includes certain provisions which, if not modified, would reduce the tax advantages of certain annuity products. These provisions include a tax on exchanges between certain types of annuity products, including exchanges among investment options within a variable annuity. These tax changes would not affect holders of annuities that do not make such exchanges. If these proposed tax changes are enacted into law, they would adversely affect the Company. See "Risk Factors -- Market for Annuity and Life Reinsurance."

     General account annuities, which include equity-linked annuities, generally have specified or minimum guaranteed performance levels. Consequently, general account annuities involve a greater commitment of statutory surplus than separate account annuities, as a reserve against the investment risk associated with such policies, and therefore are more frequently reinsured. Separate account annuities are investment vehicles that are held in segregated accounts for the benefit of the policyholder and are not commingled with the other assets of the insurance company. Holders of such annuities themselves generally bear the risks of the underlying investments. The return on separate account annuities depends solely on the performance of the assets underlying the particular separate account and, therefore, require less capital reserves than fixed annuities.

     The Company also may reinsure certain structured settlement contracts and guaranteed investment contracts. Structured settlement contracts typically provide for periodic payments arising from the settlement of personal injury and other legal claims and from lottery payouts. Structured settlement contracts, as well as guaranteed investment contracts issued by insurance companies, are often classified as annuities in that they require periodic payments over a specified period of time.

     Insurance companies offer a variety of annuity products including (i) single premium deferred annuities ("SPDAs"), which, in general, are savings vehicles in which the policyholder, or annuitant, makes a single premium payment to an insurance company and the insurance company credits the account of the annuitant with earnings at a specified interest rate (the "crediting rate") which may exceed but may not be lower than any contractually guaranteed minimum crediting rate, and (ii) flexible premium deferred annuities ("FPDAs"), which are deferred annuities in which the policyholder may elect to make more than one premium payment. In addition, certain insurance companies in the United States market a variety of tax-qualified retirement annuities to individuals participating in tax-qualified plans, including employees of public schools and certain other tax-exempt organizations. Tax-qualified retirement annuities tend to be purchased by customers who are younger than purchasers of other annuity products.

     Insurance companies that issue annuities generally incorporate a number of features in their annuity products designed to reduce the early withdrawal or surrender of the policies and to partially compensate the company for lost investment opportunities and costs if policies are withdrawn early. Typically, the policyholder is permitted to withdraw all or part of the premium paid plus the amount credited to his or her account, less a penalty or surrender charge for withdrawals. Often, an insurer's deferred annuity contract provides for penalty-free partial withdrawals, typically up to 10% of the accumulation value annually. Annuity policies typically impose some surrender charge during the period ranging from the first five years to the term of the policy. The initial surrender charge on annuity policies generally ranges from 5% to 10% of the premium and decreases over the surrender charge period. Surrender charges are set at levels intended to protect the issuer from loss caused by early terminations and to reduce the likelihood of policyholders terminating their policies during periods of increasing interest rates, thereby lengthening the effective duration of policy liabilities and improving the issuer's ability to maintain profitability on such policies.

  Life Insurance Products to be Reinsured

     The Company expects to reinsure traditional life insurance products, such as term life and whole life, and also non-traditional products, including variable life and universal life. A term life insurance policy is a pure mortality risk insurance product with no investment component. A term life insurance policy is generally renewable for a fixed number of years, but the policy expires without value at the end of the stated period. A traditional whole life insurance policy is permanent life insurance combining an investment component along with a death benefit. The insurance company credits the investment component of the whole life policy with interest, generally guaranteed, at regular intervals. Term life and whole life policies are typically obligations of an insurance company's general account.

     Variable life insurance provides a return linked to an underlying portfolio in which policyholders are typically able to allocate their premiums among a variety of investment funds. Like variable annuities, the assets backing variable life insurance products are placed in separate accounts. As the total return on the investment portfolio increases or decreases, as the case may be, the death benefit or surrender value of the variable life policy may increase or decrease. Single premium variable life products provide a death benefit to the policy beneficiary based on a single premium deposit. Universal life and interest-sensitive whole life insurance policies (which can either be single or flexible premium policies) provide life insurance with adjustable rates of return based on current interest rates. These policies provide policyholders flexibility in the available coverage, timing and amount of premium payments and the amount of the death benefit, provided there are sufficient policy funds to cover all applicable policy charges.

     The Company may also reinsure corporate owned life insurance ("COLI"). COLI is life insurance purchased by a company on the life of its employees, with the company named as the beneficiary under the policy. Through the purchase of COLI, corporations have been able to use the favorable tax treatment of life insurance to fund a variety of employee benefit liabilities such as post-retirement health care and non-qualified benefit programs. The current budget proposal submitted to Congress by the Clinton Administration includes certain provisions which, if not modified, would increase taxes on the owners of certain COLI policies. If these proposed tax changes were enacted into law, they could adversely affect the Company; however, the Company does not expect the reinsurance of COLI policies owned by United States persons to be a material portion of its business. See "Risk Factors -- Market for Annuity and Life Insurance."

     Like annuities, life insurance policies are subject to surrender. However, they are generally less susceptible to surrender than are annuity contracts because policyholders must generally undergo a new underwriting process and incur new policy acquisition costs in order to obtain new life insurance policies.

MARKETING

     The Company has devised a marketing plan which calls for the development of relationships with potential clients which management believes have a perceived need for reinsurance based on regulatory filings, management's industry knowledge and market trends. Given the nature of the Company's business, it expects to target a limited number of potential clients which the Company expects will be likely purchasers of its reinsurance products. Management believes that these potential clients focus principally on price and, to a lesser extent, service when making a decision between two or more reinsurance companies offering similar products. The Company anticipates that it will be able to capitalize on the relationships its officers and directors have established in the insurance industry in the marketing of its products. The Company also expects that its anticipated low cost structure will enable it to offer its annuity and life reinsurance products at attractive prices. The Company will also seek to compete on the basis of service by evaluating each client's specific reinsurance needs and tailoring its reinsurance programs to meet those needs, and by being responsive in processing claims. Initially, it is anticipated that insurers and reinsurers located in North America will comprise the majority of the Company's customers.

     The Company may, from time to time, use intermediaries (reinsurance brokers and consultants functioning as brokers) to enter into reinsurance treaties and, to a lesser extent, facultative arrangements with ceding companies. Intermediaries would generally not have the authority to bind the Company to any reinsurance agreement, nor would the Company commit in advance to accept any business generated by an intermediary. Any efforts of the intermediaries engaged by the Company will be overseen and monitored by the Company's management and Board of Directors. The Company has held discussions with several of such intermediaries and has notified them of the Company's intention to write annuity and life reinsurance upon completion of the Offering.

     During its first year of operation, the Company expects to reinsure annuity and life insurance-related business with a small number of ceding companies, and five to ten ceding companies may represent a majority of the Company's reinsurance activities.

RETROCESSIONAL ARRANGEMENTS

     The Company may reinsure, or retrocede, portions of certain risks for which it has accepted liability. Retrocessional arrangements will allow the Company greater underwriting capacity while limiting its risk profile. The Company's current policy is not to retain a net liability on any one life in excess of $1.0 million. Liability in excess of the established limit, if not approved by the Board of Directors, will generally be retroceded to retrocessionaires.

UNDERWRITING

     The Company's reinsurance underwriting strategy is to utilize an experienced underwriting team to select opportunities with acceptable risk/return profiles based on sophisticated actuarial and investment modeling techniques. The principal risks associated with the reinsurance of both annuity and life insurance products are mortality risk and investment risk. Mortality risk is actuarially quantifiable when spread across large numbers of insureds. The Company will be exposed to investment risk when the products it reinsures guarantee an investment return or fixed benefit. The Company intends to manage these risks by using modeling techniques to structure its investments in an effort to match its anticipated liabilities under reinsurance agreements. Initially, the Company intends to supplement its underwriting analyses with commercially available actuarial models and may retain consultants to assist in the analysis of the risks that it reinsures, while it develops its own proprietary models. The Company believes that its focus on annuity and life reinsurance will enable it to structure its reinsurance products to meet the specific requirements of its clients while managing its exposure to the risks being assumed. The underwriting process will be designed to specify an adequate premium for a given exposure that is intended to be commensurate with the amount of capital the Company estimates it is placing at risk. The Company's Chief Executive Officer and Chief Underwriter will jointly approve all underwriting decisions made under the Company's underwriting guidelines.

     The Company has developed and its Board of Directors has approved underwriting guidelines, with the objective of controlling the risks of the reinsurance policies written as well as to determine appropriate pricing levels. The Company's current underwriting guidelines include the following policies:
(i) the Company will not assume more than 90% of a risk and will require the ceding company to retain at least 10% of every reinsured risk; (ii) the Company will limit its net liability on any one life to no more than $1.0 million; (iii) the ceding company must, among other things, be domiciled in the United States, Canada, Western Europe, Australia or Bermuda, and possess underwriting and claims practices consistent with industry practice; and (iv) the ceding company may not exercise recapture rights for a period of ten years. The Company's underwriting guidelines also provide that the Company may not write reinsurance on, among other things: (i) group conversions, non-contractual conversions, rollover or policy exchanges, or in cases in which full evidence and selection criteria are not applied; (ii) policies that do not provide the maximum normal levels of suicide and contestable periods; or (iii) business issued under an experimental underwriting program or if the business to be reinsured is comprised of more than 10% of substandard issues.

     Any deviation from the Company's underwriting guidelines, as they may be amended from time to time, will require the approval of the Board of Directors, as will the approval of contracts in excess of a certain size or involving a certain level of risk and contracts involving equity investment risks. In approving contracts in excess of a certain size, the Board may also waive or relax the requirement that cedents retain 10% of the reinsured risk. The Company expects to review regularly its underwriting guidelines in light of changing industry conditions, market developments and changes in technology. The Company reserves the right at all times to amend, modify or supplement its underwriting guidelines in response to such factors or for other reasons, including changing the approved domiciles for reinsurance clients. The Company also will endeavor to ensure that the underwriting guidelines of its ceding clients are compatible with those of the Company. Toward this end, the Company anticipates that it will periodically retain unaffiliated service providers to conduct reviews of the Company's ceding clients' underwriting and claims personnel and procedures.

     The Company will determine whether to assume any particular reinsurance business by considering many factors, including the type of risks to be covered, actuarial evaluations, historical performance data for the cedent and the industry as a whole, the cedent's retention, the product to be reinsured, pricing assumptions, underwriting standards, reputation and financial strength of the cedent, the likelihood of establishing a long-term relationship with the cedent and the market share of the cedent. Pricing of the Company's reinsurance products will be based on the Company's actuarial models which incorporate a number of factors, including assumptions for mortality, expenses, demographics, persistency and investment returns, as well as certain macroeconomic factors, such as inflation, and certain regulatory factors, such as taxation and minimum surplus requirements.

REINSURANCE AGREEMENTS

  Automatic and Facultative Treaties

     Although the Company's reinsurance policies may be written on an automatic treaty basis or a facultative basis, the Company expects to write policies primarily on an automatic treaty basis. An automatic reinsurance treaty provides that the ceding company will cede risks to a reinsurer on specified policies where the underlying policies meet the ceding company's underwriting criteria. The reinsurer does not approve each individual risk, but rather analyzes the risks associated with the entire group of policies covered by the treaty. Automatic reinsurance treaties generally provide that the reinsurer will be liable for a stated portion of the risk associated with the specified policies written by the ceding company and that the cedent will retain a specified portion of the risk for its own account (the "retention"). Automatic reinsurance treaties also specify the ceding company's mortality limit on an individual life, which is the maximum amount of risk on a given life that can be ceded automatically and that the reinsurer must accept. The mortality limit may be stated either as a multiple of the ceding company's retention or as a stated dollar amount. Automatic business tends to be very price-competitive.

     The Company will generally require ceding companies to retain at least 10% of every risk reinsured by the Company, thereby increasing the ceding companies' incentive to underwrite risks with care and, when appropriate, to contest claims diligently. The Company's reinsurance agreements may provide for rights of recapture, which will permit the ceding company to increase the amount of liability it retains on the reinsured policies after the policies have remained in force for a designated period of time. Accordingly, an increase in the amount of liability retained by the ceding company will decrease both the Company's insurance in force and premiums to be received.

     The Company intends to focus on writing primarily treaty reinsurance and on reinsuring large blocks of business where the underlying policies meet the underwriting criteria of the primary insurer. The Company anticipates that this focus will permit it to make fewer underwriting assessments than would typically be required with respect to the underwriting of a large number of individual policies. As a consequence, the Company expects to limit its number of employees initially to approximately ten and to use third-party service providers to perform certain functions.

     To a lesser extent, the Company may also enter into facultative reinsurance arrangements. Facultative reinsurance is individually underwritten by the reinsurer for each policy to be reinsured, with the pricing and other terms established at the time the policy is underwritten based upon rates negotiated in advance. Facultative reinsurance normally is purchased by insurance companies for medically impaired lives, unusual risks or liabilities in excess of binding limits on their automatic treaties. Facultative reinsurance requires significantly more underwriting staff and other corporate infrastructure than automatic treaty reinsurance.

  Forms of Reinsurance

     Annuity and life reinsurance may be written as coinsurance, modified coinsurance or yearly renewable term insurance, which vary with the type of risk assumed and the manner of pricing the reinsurance. Once a contract is reinsured, it typically cannot be unilaterally removed from the reinsurance agreement, except pursuant to a ceding company's recapture rights. Recapture rights permit the ceding company to reassume all or a portion of the risk formerly ceded to the reinsurer after an agreed-upon period of time (generally 10 years) and subject to certain other conditions, including that the ceding company kept its full retention.

     Under a coinsurance or modified coinsurance arrangement, the reinsurer will, depending upon the terms of the contract, share in all material risks inherent in the underlying policies, including the risk of loss due to mortality, surrender and lapse, as well as investment performance. Under modified coinsurance arrangements the ceding company retains ownership of the assets supporting the reserves, whereas in coinsurance the ceding company transfers the right to ownership of the assets supporting the reserves to the reinsurer. Annuity reinsurance is traditionally written on a coinsurance or modified coinsurance basis. Under coinsurance or modified coinsurance arrangements, the Company's reinsurance agreements may remain in force for the life of the underlying policies reinsured. In such cases, it is expected that the Company would be entitled to renewal premiums absent the death of the insured, voluntary surrender or lapse of the policy due to nonpayment of premium or the recapture by the ceding company of the risks reinsured. Both the cedent and the reinsurer generally have the right to terminate the agreement, with respect to new policies only, upon reasonable notice. While annuity contracts underlying coinsurance or modified coinsurance reinsurance are long-term policies, they may or may not involve long-term investment risk. Management estimates that a significant amount of annuity contracts currently underlying reinsurance treaties call for an annual (or more frequent) reset of credited interest rates to market rates.

     Life reinsurance is primarily written on a yearly renewable term basis. Under a yearly renewable term treaty, the reinsurer assumes only the mortality risk. At the end of the year, premiums readjust based on the age of the policy and the age of the insured.

     Generally, the amount of life reinsurance ceded under reinsurance agreements is stated on either an excess or a quota share basis. Reinsurance on an excess basis covers amounts in excess of an agreed-upon retention limit. Retention limits vary by ceding company and also vary by age and underwriting classification of the insured, product and other factors. Under quota share or "proportional" reinsurance, the ceding company states its retention in terms of a fixed percentage of the risk that will be retained, with the remainder up to the maximum binding limit to be ceded to one or more reinsurers. The Company plans to write reinsurance on both excess and quota share bases.

     The Company may occasionally reinsure insurance policies on an experience rated basis, under which the ceding company receives a refund of a portion of the profits (through the retention of future premiums) resulting from favorable claims experience with respect to the underlying policies.

ADMINISTRATION

     The Company has entered into a contract with Marsh & McLennan to provide management, administrative and consulting services to the Company. These services are anticipated initially to include: (i) policyholder services, including the issuance, endorsement and cancellation of policies and the collection of premiums; (ii) claims processing; (iii) analysis of reinsurance programs; (iv) maintenance of the Company's books and records, the preparation of periodic reports to the Company and the administration of payroll and employee benefits; (v) maintenance of bank accounts; and (vi) preparation of Bermuda governmental reports. The initial term of the contract expires on December 31, 1998, and the contract is renewable annually thereafter. The contract is subject to termination by either party at any time upon 90 days' written notice. Pursuant to the contract, Marsh & McLennan is entitled to receive fees based on hourly rates with a $15,000 per year minimum. In addition, the Company has agreed to indemnify Marsh & McLennan with regard to certain liabilities to which Marsh & McLennan may become subject in connection with performing services for the Company. As the Company's business grows, management expects that it may become more cost effective to retain additional employees to perform some of the functions that will initially be provided by Marsh & McLennan. Management believes that the contractual relationship with Marsh & McLennan will provide the Company with the flexibility needed to add such additional employees in an orderly fashion.

     The Company may also employ third-party contractors to conduct periodic audits of the underlying policies reinsured by the Company.

RESERVES

     In accordance with Bermuda insurance regulations, the Company will establish and carry as liabilities actuarially determined reserves which will be calculated to meet the Company's future obligations. Future policy benefits and policy claims are expected to comprise the majority of the Company's financial obligations and reserves therefor will be maintained on both a Bermuda regulatory and GAAP basis. Future policy benefits will be based upon the Company's best estimates of mortality, persistency and investment income, with appropriate provision for adverse deviation and other factors. The liabilities for future policy benefits established by the Company with respect to individual risks or classes of business may be greater or less than those established by ceding companies due to the use of different investment, mortality and other assumptions. The Company's reserves will be computed at amounts that, with additions from premiums to be received and with interest on such reserves compounded annually at certain assumed rates, are expected to be sufficient to meet the Company's policy obligations at their maturities or in the event of an insured's death. Reserves may include unearned premiums, premium deposits, claims reported but not yet paid, claims incurred but not reported and claims in the process of settlement.

     Coinsurance agreements regarding variable products will ordinarily require the Company to establish separate accounts to hold policyholder-controlled assets and liabilities. Such assets and liabilities will be segregated from the Company's other assets and liabilities on both the Company's Bermuda regulatory and GAAP statements. While the Company has legal responsibility for the proper maintenance of such segregated accounts, the books and records of such accounts initially will be maintained by Marsh & McLennan as part of its insurance services contract with the Company.

     The stability of the Company's annuity and interest-sensitive life reinsurance reserves is expected to be enhanced by policy restrictions on withdrawal of funds by policyholders. Withdrawals in excess of allowable penalty-free amounts are generally assessed a surrender charge during a penalty period, ranging from the first five years to the term of the policy.

INVESTMENT STRATEGY

     Investments made by Annuity Reassurance will be governed by the Investment Guidelines and by accounting regulations prescribed by Bermuda insurance laws and regulations. Annuity Reassurance's investment portfolio will principally consist of investment grade fixed income securities and will be invested in an effort to match Annuity Reassurance's anticipated liabilities under the reinsurance policies it writes. Assets held in the investment portfolio that Annuity Reassurance believes exceed such anticipated liabilities, if any, will be invested in an attempt to maximize total return as well as to provide for diversification of risk and maintenance of liquidity, and up to 25% of such assets may be invested in fixed income securities that are rated below investment grade. While any investment carries some risk, the risks associated with lower-rated securities are greater than the risks associated with investment grade securities. The risk of loss of principal or interest through default is greater because lower-rated securities are usually unsecured and are often subordinated to an issuer's other obligations. Additionally, the issuers of these securities frequently have high debt levels and are thus more sensitive to difficult economic conditions, individual corporate developments and rising interest rates which could impair an issuer's capacity or willingness to meet its financial commitment on such lower-rated securities. Consequently, the market price of these securities may be quite volatile, and the risk of loss is greater. The Investment Guidelines require Annuity Reassurance's overall fixed income investment portfolio to maintain a minimum weighted average rating of "A." A fixed income security rated "A" by Standard & Poor's is somewhat susceptible to the adverse effects of changes in circumstances and economic conditions, however, the issuer's capacity to meet its financial commitment on the security is still strong. The Company will not invest in any fixed income securities in emerging markets or which are not rated by a major rating agency.

     The Investment Guidelines also provide that Annuity Reassurance may purchase, among other things, securities issued by the United States government and its agencies and instrumentalities, securities issued by foreign governments if rated "A" or better by at least one major rating agency, asset backed securities, preferred stocks, mortgage backed securities and corporate debt securities (including convertible debt securities), but may not include payment-in-kind corporate securities.

     Furthermore, the Investment Guidelines prohibit investments in (i) direct real estate; (ii) oil and gas limited partnerships; (iii) commodities; (iv) venture capital investments, including private equity or its equivalent; and (v) United States investments consisting of (a) partnership interests, (b) residual interests in Real Estate Mortgage Investment Conduits, (c) any "pass through" certificate unless all underlying debt was issued on or after July 18, 1984, (d) cash settlement options and forwards if no United States exchange traded future on the same property exists, (e) options and forwards on indices which are not traded on United States exchanges, (f) collateralized mortgage obligations, unless issued with an opinion of counsel stating that such obligations will be considered debt for tax purposes, (g) real property interests, including equity in and convertible debt obligations of real property holding corporations the sale of which would be subject to tax, (h) any tangible property, (i) any debt obligation the interest on which does not qualify as "portfolio interest" or is otherwise subject to United States withholding tax and (j) any investment that does not qualify as a stock or security for purposes of Section 864(b)(2) of the Code.

     The Company will be exposed to two primary sources of investment risk on its fixed income investments: credit risk, relating to the uncertainty associated with the continued ability of a given obligor to make timely payments of principal and interest, and interest rate risk, relating to the market price and/or cash flow variability associated with changes in market interest rates. The Company will seek to manage credit risk through industry and issuer diversification and asset allocation. The Company will seek to manage interest rate risk by structuring its investments to match its anticipated liabilities under reinsurance agreements, and through the use of hedging techniques. The reinsurance of certain products may obligate the Company to credit a return with respect to a reinsured policy which is derived from a market or other benchmark rate. In order to manage the investment risks associated with these products, the Company may enter into interest rate hedges or other similar transactions. The Company may also enter into hedges to reduce potential mismatch between durations of assets and liabilities and offset the potential cash flow impact caused by interest rate changes. The Investment Guidelines provide that the fixed income investment portfolio may not be leveraged and that purchases of securities on margin and short sales may not be made without approval from the Finance and Investment Committee of the Company's Board of Directors.

     Annuity Reassurance may also from time to time purchase or sell common equity securities or equity-based futures and options solely pursuant to strategies intended to hedge the equity-based investment risk associated with annuity and life insurance products which it reinsures. The failure of Annuity Reassurance to match its equity investments accurately with its equity-based liabilities could expose the Company to the volatility of the equity markets and potential losses on such equity securities and equity-based futures and options. In addition, the possible lack of liquidity for certain futures and options could adversely affect the Company.

     The Finance and Investment Committee of the Company's Board of Directors will periodically review Annuity Reassurance's investment portfolio and the performance of the Investment Managers. The Finance and Investment Committee can approve exceptions to the Investment Guidelines and will periodically review the Investment Guidelines in light of prevailing market conditions. The Investment Managers and the Investment Guidelines may change from time to time as a result of such reviews.

INVESTMENT MANAGERS

     Annuity Reassurance has entered into an investment advisory agreement with PIMCO, which is anticipated to manage initially approximately 50% of Annuity Reassurance's investment portfolio. Annuity Reassurance has also retained Alliance Capital Management L.P. and The Prudential Investment Corporation. The Company conducted extensive interviews with several investment management firms before selecting the Investment Managers. The Investment Managers were selected primarily based on their expertise in managing fixed-income investments. Each Investment Manager will have discretionary authority over the portion of Annuity Reassurance's investment portfolio allocated to it, subject to the Investment Guidelines.

     PIMCO is one of the largest fixed income money managers in the United States. PIMCO is a subsidiary of PIMCO Advisors L.P. According to information supplied by PIMCO, as of December 31, 1997, PIMCO had aggregate assets under management of approximately $118.0 billion, of which approximately 90% consisted of fixed-income assets and approximately 10% consisted of equity-related assets. The agreement with PIMCO will continue until December 31, 1999, although PIMCO may terminate the agreement at any time upon 30 days' advance notice, and the Company may terminate PIMCO's authority to manage the Company's investment portfolio at any time, effective immediately upon notice, although PIMCO would be entitled to its fees for 30 days after such notice is given. PIMCO is entitled to receive a fee for its services at an annual rate between 0.50% and 0.20% of the value of the assets it manages on behalf of the Company.

     Alliance Capital Management L.P. will receive a fee for its services at an annual rate between 0.25% and 0.17% of the value of the assets it manages on behalf of the Company and The Prudential Investment Corporation will receive a fee for its services at an annual rate between 0.20% and 0.15% of the value of the assets it manages on behalf of the Company. The exact fee rate charged by each Investment Manager is dependent upon the amount of assets it manages on behalf of the Company. The agreement with Alliance Capital Management L.P. may be terminated by either party upon 30 days' prior written notice. The agreement with The Prudential Investment Corporation may be terminated by the Company without advance notice and by The Prudential Investment Corporation upon 45 days' prior written notice.

COMPETITION

     The reinsurance industry is highly competitive, and the Company expects to compete with the major reinsurers. The Company's initial target market will be North America. According to management's estimates, there are approximately 25 reinsurers of annuity or life insurance products located in the United States. There are also numerous foreign reinsurers which compete for reinsurance business in the United States and abroad. These competitors primarily reinsure life insurance and health insurance risks and, to a lesser degree, annuity risks. Upon consummation of the Offering, the Company expects to be the first publicly-traded Bermuda based reinsurance company that focuses principally on writing annuity and life reinsurance. Most, if not all, of these competitors are expected to compete for annuity and life reinsurance business in the future. Most of these competitors are well established, have significant operating histories and strong claims paying ability ratings, and have developed long-standing client relationships through existing treaties with cedents.

     Reinsurers compete on the basis of many factors, including premium charges, the general reputation and perceived financial strength of the reinsurers, other terms and conditions of the products offered, ratings assigned by independent rating agencies, speed of claims payment and reputation and experience in the particular line of reinsurance to be written. The Company believes that the reinsurers with the largest market share in the United States annuity and life reinsurance market include Lincoln National Corporation, Transamerica Occidental Life Insurance Company, Reinsurance Group of America Inc., General Re Corp., Life Re Corp. and Employers Reassurance Corporation, and on a global basis also include Swiss Reinsurance and Munich Reinsurance. The Company has no experience in competing with such other companies and there can be no assurance that it will be successful.

     Insurance ratings are used by insurers and reinsurance intermediaries as an important means of assessing the financial strength and quality of reinsurers. In addition, a ceding company's own rating may be adversely affected by an unfavorable rating or the lack of a rating of its reinsurer. A.M. Best has assigned Annuity Reassurance a preliminary Best Rating of "A-" (Excellent), and Standard & Poor's and Duff & Phelps have assigned Annuity Reassurance preliminary claims paying ability ratings of "A-" and "A," respectively. The A.M. Best and Duff & Phelps ratings are contingent on the Company raising gross proceeds of $250 million in the Offering. The Standard & Poor's rating is contingent on the Company raising gross proceeds of $200 million in the Offering. A.M. Best assigns an "A-" (Excellent) rating to companies that have, in its opinion, on balance, excellent financial strength, operating performance and market profile, as well as strong abilities to meet their ongoing obligations to policyholders. Standard & Poor's assigns an "A-" rating to companies that have, in its opinion, good financial security, but their capacity to meet policyholder obligations is somewhat susceptible to adverse economic and underwriting conditions. Duff & Phelps assigns an "A" rating to companies that it characterizes as having high claims paying ability, average protection factors and an expectation of variability in risk over time due to economic or underwriting conditions. Each rating represents the respective rating agency's opinion of the Company's ability to meet its obligations to its policyholders.

     Annuity Reassurance is not licensed or admitted as an insurer in any jurisdiction other than Bermuda. Because many jurisdictions do not permit insurance companies to take credit for reinsurance obtained from unlicensed or non-admitted insurers on their statutory financial statements unless appropriate security measures are in place, it is anticipated that the Company's reinsurance clients will typically require it to post a letter of credit or other collateral. Although the Company has received commitments from two commercial banks to provide standby letter of credit facilities, such commitments are subject to several conditions, including the negotiation of definitive documentation. If the Company is unable to obtain a letter of credit facility from such banks or from other lenders on commercially acceptable terms, the Company's ability to operate its business will be severely limited.

PROPERTY

     The Company has subleased office space in Hamilton, Bermuda from Marsh & McLennan at which the principal offices of the Company and Annuity Reassurance are located. The subleased office space consists of offices and work stations for eight employees. The $5,000 monthly rent payable to Marsh & McLennan includes utilities and certain office furnishings and equipment. The sublease is scheduled to expire on December 31, 1998, and is renewable annually thereafter by agreement of the parties, but it may be terminated at any time by either party on 90 days' written notice.

LEGAL PROCEEDINGS

     The Company is not currently involved in any litigation or arbitration. The Company anticipates that it will be subject to litigation and arbitration in the ordinary course of business.

REGULATION

  Bermuda

     The Insurance Act 1978, as amended, and Related Regulations. As a holding company, the Company is not subject to Bermuda insurance regulations. The Insurance Act, which regulates the insurance business of Annuity Reassurance, provides that no person shall carry on an insurance business in or from within Bermuda unless registered as an insurer under the Insurance Act by the Minister of Finance (the "Minister"). The Minister, in deciding whether to grant registration, has broad discretion to act as the Minister thinks fit in the public interest. The Minister is required by the Insurance Act to determine whether the applicant is a fit and proper body to be engaged in the insurance business and, in particular, whether it has, or has available to it, adequate knowledge and expertise. The registration of an applicant as an insurer is subject to its complying with the terms of its registration and such other conditions as the Minister may impose at any time.

     An Insurance Advisory Committee appointed by the Minister advises the Minister on matters connected with the discharge of the Minister's functions and sub-committees thereof supervise and review the law and practice of insurance in Bermuda, including reviews of accounting and administrative procedures.

     The Insurance Act imposes on Bermuda insurance companies solvency and liquidity standards and auditing and reporting requirements and grants to the Minister powers to supervise, investigate and intervene in the affairs of insurance companies. Certain significant aspects of the Bermuda insurance regulatory framework are set forth below.

     Classification of Insurers. The Insurance Act distinguishes between insurers carrying on long-term business and insurers carrying on general business. As Annuity Reassurance has been incorporated to provide reinsurance of annuity and life insurance-related risks, it has been registered as a long-term insurer in Bermuda and will be regulated as such under the Insurance Act.

     An insurer carrying on long-term business is required to keep its accounts in respect of its long-term business separate from any accounts kept in respect of any other business and all receipts of its long-term business form part of its long-term business fund. No payment may be made from an insurer's long-term business fund for any purpose other than a purpose related to the insurer's long-term business, except insofar as such payment can be made out of any surplus certified by the insurer's approved actuary to be available for distribution otherwise than to policyholders. No insurer carrying on long-term business may declare or pay a dividend to any person other than a policyholder unless the value of the assets in its long-term business fund as certified by the insurer's approved actuary exceeds the liabilities of the insurer's long-term business by at least the $250,000 margin prescribed by the Insurance Act, and the amount of any such dividend may not exceed the aggregate of (i) that excess, and (ii) any other funds properly available for payment of dividends, such as funds arising out of business of the insurer other than long-term business. See "Risk Factors -- Holding Company Structure."

     Annuity Reassurance may not carry on general business (e.g., property casualty, aviation and marine) without first being registered as a general business insurer by the Minister under the Insurance Act. The Company has no current intention to do so.

     Cancellation of Insurer's Registration. An insurer's registration may be cancelled by the Minister on certain grounds specified in the Insurance Act, including failure of the insurer to comply with its obligations under the Insurance Act or, if in the opinion of the Minister after consultation with the Insurance Advisory Committee, the insurer has not been carrying on business in accordance with sound insurance principles.

     Independent Approved Auditor. Every registered insurer must appoint an independent auditor who will annually audit and report on the Statutory Financial Statements and the Statutory Financial Return of the insurer, which are required to be filed annually with the Registrar of Companies in Bermuda. The independent auditor of the insurer must be approved by the Minister and may be the same person or firm which audits the insurer's financial statements and reports for presentation to its shareholders. Annuity Reassurance's independent auditor is KPMG Peat Marwick.

     Approved Actuary. Annuity Reassurance, as a registered long-term insurer, is required to submit an annual actuary's certificate when filing its Statutory Financial Return. The actuary's certificate shall state whether or not, in the opinion of the insurer's approved actuary, the aggregate amount of the liabilities of the insurer in relation to long-term business as at the end of the relevant year exceeded the aggregate amount of those liabilities as shown in the insurer's statutory balance sheet. The approved actuary, who will normally be a qualified life actuary, must be approved by the Minister. Annuity Reassurance's approved actuary is John W. Rayner of Abbott Associates Limited.

     Statutory Financial Statements. An insurer must prepare annual Statutory Financial Statements. The Insurance Act prescribes rules for the preparation and substance of such Statutory Financial Statements (which include, in statutory form, a balance sheet, income statement, a statement of capital and surplus and notes thereto). The insurer is required to give detailed information and analyses regarding premiums, claims, reinsurance and investments. The Statutory Financial Statements are not prepared in accordance with United States GAAP and are distinct from the financial statements prepared for presentation to the insurer's shareholders under the Companies Act 1981 of Bermuda, which financial statements may be prepared in accordance with United States GAAP. An insurer is required to submit the annual Statutory Financial Statements as part of the annual Statutory Financial Return.

     Minimum Solvency Margin. The Insurance Act provides that the value of the long-term business assets of an insurer carrying on long-term business must exceed the amount of its long-term business liabilities by at least $250,000. The minimum statutory capital and surplus requirement of $250,000 was met at the balance sheet date.

     Annual Statutory Financial Return. Annuity Reassurance is required to file with the Registrar of Companies in Bermuda a Statutory Financial Return no later than four months after its financial year end (unless specifically extended). Annuity Reassurance has been granted an exemption from such requirement for its financial year ended December 31, 1997 because it had not commenced operations by such date. The Statutory Financial Return includes, among other matters, a report of the approved independent auditor on the Statutory Financial Statements of the insurer, a solvency certificate, the Statutory Financial Statements themselves and a certificate of the approved actuary. The solvency certificate must be signed by the principal representative and at least two directors of the insurer who are required to certify whether the Minimum Solvency Margin has been met, and the independent approved auditor is required to state whether in its opinion it was reasonable for the directors to so certify. Where an insurer's accounts have been audited for any purpose other than compliance with the Insurance Act, a statement to that effect must be filed with the Statutory Financial Return.

     Supervision, Investigation and Intervention. The Minister may appoint an inspector with extensive powers to investigate the affairs of an insurer if the Minister believes that an investigation is required in the interest of the insurer's policyholders or persons who may become policyholders. In order to verify or supplement information otherwise provided to the Minister, the Minister may direct an insurer to produce documents or information relating to matters connected with the insurer's business.

     If it appears to the Minister that there is a risk of the insurer becoming insolvent, or that it is in breach of the Insurance Act or any conditions imposed upon its registration, the Minister may, among other things, direct the insurer (i) not to take on any new insurance business, (ii) not to vary any insurance contract if the effect would be to increase the insurer's liabilities,
(iii) not to make certain investments, (iv) to realize certain investments, (v) to maintain, or transfer to the custody of a specified bank, certain assets,
(vi) not to declare or pay any dividends or other distributions or to restrict the making of such payments, and/or (vii) to limit its premium income.

     An insurer is required to maintain a principal office in Bermuda and to appoint and maintain a principal representative in Bermuda. For the purpose of the Insurance Act, the principal office of Annuity Reassurance is at the Company's offices in Hamilton, Bermuda, and Lawrence S. Doyle, the Company's President and Chief Executive Officer, is the principal representative of Annuity Reassurance. Without a reason acceptable to the Minister, an insurer may not terminate the appointment of its principal representative, and the principal representative may not cease to act as such, unless 30 days' notice in writing to the Minister is given of the intention to do so. It is the duty of the principal representative, within 30 days of reaching the view that there is a likelihood of the insurer for which the principal representative acts becoming insolvent or that a reportable "event" has, to the principal representative's knowledge, occurred or is believed to have occurred, to make a report in writing to the Minister setting out all the particulars of the case that are available to the principal representative. Examples of such a reportable "event" include failure by the insurer to comply substantially with a condition imposed upon the insurer by the Minister relating to a solvency margin or a liquidity or other ratio.

     Certain Bermuda Law Considerations. The Company and Annuity Reassurance have been designated as non-resident for exchange control purposes by the Bermuda Monetary Authority whose permission for the issue and transfer of the Common Shares has been obtained. This designation allows the Company and Annuity Reassurance to engage in transactions, or to pay dividends to non-residents of Bermuda who are holders of the Common Shares, in currencies other than the Bermuda Dollar.

     The transfer of the Common Shares between persons regarded as non-resident in Bermuda for exchange control purposes and the issue of the Common Shares after the completion of the Offering to such persons may be effected without specific consent under the Exchange Control Act 1972 and regulations thereunder. Issues and transfers of the Common Shares to any person regarded as resident in Bermuda for exchange control purposes requires specific prior approval under the Exchange Control Act 1972. The common shares of Annuity Reassurance cannot be transferred without the consent of the Bermuda Monetary Authority.

     In accordance with Bermuda law, share certificates are issued only in the names of corporations or individuals. In the case of an applicant acting in a special capacity (for example, as an executor or trustee), certificates may, at the request of the applicant, record the capacity in which the applicant is acting. Notwithstanding the recording of any such special capacity, the Company is not bound to investigate or incur any responsibility in respect of the proper administration of any such estate or trust. The Company will take no notice of any trust applicable to any of its Common Shares whether or not it had notice of such trust.

     As "exempted companies," the Company and Annuity Reassurance are exempt from Bermuda laws restricting the percentage of share capital that may be held by non-Bermudians, but as exempted companies they may not participate in certain business transactions, including (i) the acquisition or holding of land in Bermuda (except that required for their business and held by way of lease or tenancy for terms of not more than 21 years) without the express authorization of the Bermuda legislature, (ii) the taking of mortgages on land in Bermuda to secure an amount in excess of $50,000 without the consent of the Minister, (iii) the acquisition of any bonds or debentures secured by any land in Bermuda, other than certain types of Bermuda government securities, or (iv) the carrying on of business of any kind in Bermuda, including insuring domestic risks, except in furtherance of their business carried on outside Bermuda, and, in the case of Annuity Reassurance, reinsuring any long-term business risks undertaken by any company incorporated in Bermuda and permitted to engage in the insurance and reinsurance business, or under a license granted by the Minister.

  United States and Other

     Annuity Reassurance is not licensed or admitted as an insurer in any jurisdiction except Bermuda. The insurance laws of each state in the United States and of many other jurisdictions regulate the sale of insurance and reinsurance within their jurisdiction by insurers, such as Annuity Reassurance, which are not admitted to do business within such jurisdiction. With some exceptions, such sale of insurance and reinsurance within a jurisdiction where the insurer is not admitted to do business is prohibited. The Company expects to conduct its business through its Bermuda office either directly or through intermediaries, such as brokers and consultants. The Company does not intend to maintain an office, and it does not expect its personnel to solicit, advertise, settle claims or conduct other activities which may constitute the transaction of the business of insurance, in any jurisdiction in which it is not licensed or otherwise authorized to engage in such activities.

     In addition to the regulatory requirements imposed by the jurisdictions in which a reinsurer is licensed, a reinsurer's business operations are affected by regulatory requirements in other jurisdictions in which its ceding companies are located governing "credit for reinsurance" which are imposed on its ceding companies. In general, a ceding company which obtains reinsurance from a reinsurer that is licensed, accredited or approved by the jurisdiction in which the ceding company files statutory financial statements is permitted to reflect in its statutory financial statements a credit in an aggregate amount equal to the liability for unearned premiums and loss reserves and loss expense reserves ceded to the reinsurers. Many jurisdictions also permit ceding companies to take credit on their statutory financial statements for reinsurance obtained from unlicensed or non-admitted reinsurers if adequate security is posted. Because Annuity Reassurance is not licensed, accredited or approved in any jurisdiction except Bermuda, Annuity Reassurance expects that its reinsurance contracts will typically require it to post a letter of credit or other security.

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

     The table below sets forth the names, ages and titles of the directors and executive officers of the Company and Annuity Reassurance.


           NAME                AGE   POSITION WITH THE COMPANY AND ANNUITY REASSURANCE
           ----                ---   -------------------------------------------------
Lawrence S. Doyle..........    54    President, Chief Executive Officer and Director
Robert J. Reale............    41    Senior Vice President and Chief Underwriter
William W. Atkin...........    50    Chief Financial Officer and Treasurer
Richard Tucker(1)..........    41    Vice President
Robert P. Mills, Jr. ......    48    Vice President and Chief Actuary
Charles G. Collis..........    36    Secretary
Frederick S. Hammer........    61    Chairman and Director
Robert M. Lichten..........    57    Deputy Chairman and Director
Robert Clements............    65    Director
Albert R. Dowden...........    56    Director
Michael P. Esposito,
  Jr. .....................    58    Director
Lee M. Gammill, Jr. .......    63    Director
Donald J. Matthews.........    64    Director
Brian M. O'Hara............    49    Director
Jerry S. Rosenbloom........    58    Director
Walter A. Scott............    60    Director
Paul H. Warren.............    42    Director
Jon W. Yoskin, II..........    58    Director


---------------
(1) Mr. Tucker is a Senior Vice President of Annuity Reassurance.

     Lawrence S. Doyle, age 54, was elected President, Chief Executive Officer and a director of the Company upon its formation. Mr. Doyle, who has over 32 years of experience in the insurance and reinsurance industries, was the President and Chief Executive Officer of GCR Holdings Limited, a Bermuda-based start up reinsurer specializing in catastrophe risk, and its subsidiary Global Capital Reinsurance Limited from 1993 until their acquisition by EXEL Limited in 1997, whereupon Mr. Doyle became an Executive Vice President of EXEL Limited. Mr. Doyle founded GCR in 1993 and was largely responsible for the development of a new client base, the hiring of marketing, underwriting and administrative personnel and the overall development of the business. Prior thereto, Mr. Doyle was Senior Vice President of the Hartford Insurance Group in charge of international operations, where he was employed for 27 years, the last six of which he was also the President of Hartford Fire International.

     Robert J. Reale, age 41, became a Senior Vice President and the Chief Underwriter of the Company on February 1, 1998. Prior thereto, Mr. Reale, who has over 19 years of experience in the insurance and reinsurance industries, was a consultant at Tillinghast-Towers Perrin, a consulting and actuarial company, from 1997 to 1998. He served as a Vice President of Swiss Re Life & Health America, Inc. from 1989 to 1997 and as the President of Swiss-Am Reassurance Company and Atlantic International Reinsurance Company (Barbados), two companies affiliated with Swiss Re, from 1995 to 1996. While employed by Swiss Re, Mr. Reale was assigned overall pricing responsibility for that company's United States life and annuity reinsurance market. Mr. Reale has been a Fellow of the Society of Actuaries since 1986.

     William W. Atkin, age 50, became Chief Financial Officer and Treasurer of the Company on March 15, 1998. Prior thereto, Mr. Atkin served from 1987 to 1998 as an Executive Vice President and the Chief Financial Officer of Security Mutual Life Insurance Company of New York, where he was employed for 24 years. Mr. Atkin also served as a director of such company from 1990 to 1998. While employed by Security Mutual Life Insurance Company of New York, Mr. Atkin was responsible for that company's operating plans, annuity product line and relationships with credit rating agencies, investment advisors, banks and independent accountants.

     Richard Tucker, age 41, became a Vice President of the Company and a Senior Vice President of Annuity Reassurance on March 15, 1998. Prior thereto, Mr. Tucker, who has over 18 years experience in the insurance and reinsurance industries, served from 1992 to 1998 as a Senior Vice President and a director of PaineWebber Life Insurance Company. While employed by PaineWebber Life Insurance Company, Mr. Tucker was responsible for that company's financial and administrative operations, development of variable annuity products and negotiation of annuity reinsurance agreements. Mr. Tucker has been a Fellow of the Society of Actuaries since 1984.

     Robert P. Mills, Jr., age 48, became a Vice President and the Chief Actuary of the Company on January 15, 1998. Prior thereto, Mr. Mills served as Assistant Vice President and Actuary for Allmerica Financial, a life insurance provider, where he was employed for 26 years. Mr. Mills spent 15 years working in reinsurance administration and pricing while at Allmerica Financial. Mr. Mills has been a Fellow of the Society of Actuaries since 1975.


     Charles G. Collis, age 36, is a partner in the law firm of Conyers Dill & Pearman, the Company's Bermuda counsel, where he has worked since 1990.


     Frederick S. Hammer, age 61, was elected Chairman of the Board and a director of the Company upon its formation. Mr. Hammer has been Vice Chairman of Inter-Atlantic Capital Partners, Inc. since 1994. He is non-executive Chairman of the Board of National Media Corporation and serves as a director of IKON Office Solutions, Inc., Provident American Corporation and Medallion Financial Corporation. Mr. Hammer served as Chairman and Chief Executive Officer of Mutual of America Capital Management Corporation from 1993 to 1994 and as President of SEI Asset Management Group from 1989 to 1993. From 1985 to 1989, Mr. Hammer was Chairman and Chief Executive Officer of Meritor Savings Bank, and prior thereto he was an Executive Vice President of The Chase Manhattan Corporation, where he was responsible for its global consumer activities.

     Robert M. Lichten, age 57, was elected Deputy Chairman of the Board and a director of the Company upon its formation. Mr. Lichten has been Vice Chairman of Inter-Atlantic Capital Partners, Inc. since 1994. Mr. Lichten served as a Managing Director of Smith Barney Inc. from 1990 to 1994 and as a Managing Director of Lehman Brothers Inc. from 1988 to 1990. Prior thereto, he served as an Executive Vice President of The Chase Manhattan Corporation, where he was responsible for asset liability management and was President of The Chase Investment Bank.

     Robert Clements, age 65, was elected a director of the Company on February 19, 1998. Mr. Clements has been Chairman and a director of Risk Capital Holdings, Inc., a global reinsurance company, since its formation in 1995. He also currently serves as an advisor to Marsh & McClennan Risk Capital Corp., a subsidiary of J&H Marsh & McClennan Companies, Inc., and he served as Chairman of the Board and Chief Executive Officer of Marsh & McClennan Risk Capital Corp. from 1994 to 1996. Prior thereto, he served as President of Marsh & McClennan Companies, Inc. since 1992, having been Vice Chairman of the Board in 1991. Mr. Clements was Chairman of Marsh & McClennan, Incorporated, a subsidiary of Marsh & McClennan Companies, Inc., from 1988 to 1992. Mr. Clements presently serves as a director of EXEL Limited and Hiscox plc. and serves as Chairman of the Board of the College of Insurance. Mr. Clements is serving as a director of the Company as the nominee of Risk Capital.

     Albert R. Dowden, age 56, was elected a director of the Company on February 19, 1998. Mr. Dowden has been President and Chief Executive Officer of Volvo Group North America, Inc. and Senior Vice President of AB Volvo since 1991. Prior to 1991, Mr. Dowden served as Executive Vice President of Volvo Group North America, Inc., having previously served as Executive Vice President and Deputy Managing Director of Volvo Cars North America, Inc. He currently serves as a director of National Media Corporation.

     Michael P. Esposito, Jr., age 58, was elected a director of the Company upon its formation. Mr. Esposito has been Vice Chairman of Inter-Atlantic Capital Partners, Inc. since 1995. He has been non-executive Chairman of the Board of EXEL Limited since 1995 and a director since 1986. He also serves as a director of

Mid Ocean Limited, Risk Capital Holdings, Inc. and Forest City Enterprises, Inc. Mr. Esposito served as Executive Vice President and Chief Corporate Compliance, Control and Administration Officer of The Chase Manhattan Corporation from 1992 to 1995, having previously served as Executive Vice President and Chief Financial Officer from 1987 to 1992.

     Lee M. Gammill, Jr., age 63, was elected a director of the Company on February 19, 1998. Mr. Gammill currently serves as Chairman of the Gammill Group, a provider of financial and consulting services to the insurance industry. From 1994 to 1997, Mr. Gammill served as Vice Chairman of the Board of New York Life Insurance Company, where he was employed for more than 40 years. He currently serves as a director of Guarantee Life Insurance Company and National Affiliated Corporation.

     Donald J. Matthews, age 64, was elected a director of the Company on February 19, 1998. Mr. Matthews has been President and Chief Operating Officer of American Capital Access, a financial guarantee company, since 1997. From 1992 to 1997, he served as Senior Vice President and a Principal of Johnson and Higgins where he was employed for 23 years and where he also most recently served as Chairman of the Global Financial Group.

     Brian M. O'Hara, age 49, was elected a director of the Company on February 19, 1998. Mr. O'Hara has been Chairman of the Board, President and Chief Executive Officer of X.L. Insurance Company, Ltd. and President and Chief Executive Officer of EXEL Limited since 1994. Mr. O'Hara served as President and Chief Operating Officer of X.L. Insurance Company, Ltd. and as Vice Chairman of the Board of EXEL Limited from 1986 to 1994. Prior thereto, he served as a director and Senior Vice President and Chief Underwriting Officer of Trenwick America Group from 1979 to 1986. Mr. O'Hara currently serves as a director of EXEL Limited and Mid Ocean Limited.

     Jerry S. Rosenbloom, age 58, was elected a director of the Company on February 19, 1998. Mr. Rosenbloom has been the Frederick H. Ecker Professor of Insurance and Risk Management at the Wharton School of the University of Pennsylvania since 1974. He currently serves as a director of Mutual Risk Management Ltd. and Harleysville Insurance Company and has been nominated to serve as a director of Terra Nova Bermuda Holdings.

     Walter A. Scott, age 60, was elected a director of the Company on February 19, 1998. Mr. Scott has been a director of ACE Ltd., a Bermuda property casualty insurance company, since 1989. He served as a consultant to ACE Ltd. from 1994 to 1996 and was Chairman of the Board, President and Chief Executive Officer of ACE Ltd. from 1991 to 1994 and was President and Chief Executive Officer of ACE Ltd. from 1989 to 1991. Mr. Scott currently serves as a director of Overseas Partners Limited.


     Paul H. Warren, age 42, was elected a director of the Company on April 2, 1998. Mr. Warren has been Managing Partner of International Managed Care Advisors, L.P., an investment fund and management company that focuses on the health industry in the developing world, since 1996. He has been a partner of Insurance Partners Advisors, L.P., the manager of Insurance Partners, L.P. and Insurance Partners Offshore (Bermuda), L.P., since its formation in 1994. Mr. Warren was a Managing Director of International Insurance Advisors, L.P. from 1992 to 1994. Prior thereto, he served as a Vice President in the Insurance Group of J.P. Morgan & Co. from 1986 to 1992. He currently serves as a director of Tarquin plc, Fidelity Life Assurance Company, Corporate Health Dimensions, Provincia Salud and Provincia Aseguradora Riesgos Trabajo. Mr. Warren is serving as a director of the Company as the nominee of Insurance Partners and Insurance Partners Offshore.


     Jon W. Yoskin, II, age 58, was elected a director of the Company on February 19, 1998. Mr. Yoskin has been Chairman of the Board and Chief Executive Officer of Tri-Arc Financial Services, Inc., an insurance broker, since 1988 and has served as Chairman of the Board and Chief Executive Officer of Magellan Insurance Company, Ltd. since 1996. He currently serves as a director of National Media Corporation.

PROVISIONS GOVERNING THE COMPANY'S BOARD OF DIRECTORS

  Number and Terms of Directors


     The Company's Bye-Laws provide that the Board of Directors shall be divided into three classes. The first class, whose initial term expires at the first annual meeting of the Company's shareholders following completion of the Offering, is comprised of Messrs. Hammer, Clements, Collis, Gammill and Yoskin; the second class, whose initial term expires at the second annual meeting of the Company's shareholders following completion of the Offering, is comprised of Messrs. Lichten, Dowden, O'Hara, Scott and Warren; and the third class, whose initial term expires at the third annual meeting of the Company's shareholders following completion of the Offering, is comprised of Messrs. Doyle, Esposito, Matthews and Rosenbloom. Following their initial terms, all classes of directors shall be elected to three-year terms.



     In connection with the Direct Sale to Risk Capital, and, for so long as Risk Capital owns at least 500,000 Common Shares, the Company has agreed to nominate for election as a director of the Company one person selected by Risk Capital. Similarly, in connection with the Direct Sales to Insurance Partners and Insurance Partners Offshore, and, for so long as such firms collectively own at least 500,000 Common Shares, the Company has agreed to nominate for election as a director of the Company one person jointly selected by Insurance Partners and Insurance Partners Offshore. In exchange for such right, and, for so long as any person selected by Risk Capital or Insurance Partners and Insurance Partners Offshore, respectively, is a director (and during any period after such person's designation but before his or her election), such Strategic Investors will not vote or permit any of the Common Shares beneficially owned by them to be voted for the election of any director of the Company, other than the nominee they selected. Each such Strategic Investor is permitted to assign its right to select one person to be nominated for election as a director of the Company only upon the prior written consent of the Company, which may not be unreasonably withheld. Robert Clements is serving as a director of the Company as the nominee of Risk Capital and Paul H. Warren is serving as a director of the Company as the nominee of Insurance Partners and Insurance Partners Offshore.


  Committees of the Board

     The Board has established Executive, Finance and Investment, Audit and Compensation committees. Each committee reports to the Board.

     Executive Committee. The Board has appointed an Executive Committee to exercise all of the authority of the Board between meetings of the full Board. The Executive Committee does not, however, have authority to take any action on matters committed or reserved by Bermuda law, the Company's Bye-Laws or resolution of the Board of Directors to the full Board or another committee of the Board. The Executive Committee will regularly review the Company's business and report or make recommendations to the Board thereon. The Executive Committee presently consists of five directors of the Company (presently Messrs. Hammer (Chairman), Doyle, Esposito, Lichten and Scott).


     Finance and Investment Committee. The Board has appointed a Finance and Investment Committee to establish and monitor the Company's investment policies and the performance of the Investment Managers. The Finance and Investment Committee presently consists of seven members (presently Messrs. Lichten (Chairman), Hammer, Esposito, Gammill, O'Hara, Warren and Doyle, who serves as an ex officio member).


     Audit Committee. The Board has appointed an Audit Committee to review the Company's internal administrative and accounting controls and to recommend to the Board the appointment of independent auditors. The Audit Committee presently consists of four directors of the Company (presently Messrs. Scott (Chairman), Dowden, Matthews and Rosenbloom), none of whom is an officer or employee of the Company or Annuity Reassurance.

     Compensation Committee. The Board has appointed a Compensation Committee to review the performance of corporate officers and the Company's compensation policies and procedures and to make recommendations to the Board with respect to such policies and procedures. The Compensation Committee also administers any stock option plans and incentive compensation plans of the Company. The Compensation Committee presently consists of four directors of the Company (presently Messrs. Esposito (Chairman),

Clements, Matthews and Yoskin), none of whom is an officer or employee of the Company or Annuity Reassurance.

  Compensation of Directors

     Directors who are employees of the Company will not be paid any fees or additional compensation for services as members of the Company's Board of Directors or any committee thereof. Non-employee directors will receive cash in the amount of $20,000 per annum and $1,000 per board or committee meeting attended. The Chairman of the Board and Committee Chairmen will receive an additional $1,000 per annum. Non-employee directors who are not directors, officers or employees of Inter-Atlantic Capital Partners, Inc. or its affiliates will also receive options to acquire 15,000 Common Shares upon the later of (i) their election to the Company's Board of Directors and (ii) the consummation of the Offering. Such options become exercisable in three equal annual installments commencing on the first anniversary of the date of grant and will have an exercise price equal to the fair market value of the Common Shares on the date of grant. On the date of each annual meeting of the Company's shareholders, each non-employee director whose term as a director has not ended as of the date of such annual meeting will receive options to acquire 2,000 Common Shares. Such options will be immediately exercisable if granted after the first anniversary of the consummation of the Offering and will have an exercise price equal to the fair market value of the Common Shares on the date of grant. If any such options are granted before the first anniversary of the consummation of the Offering, they will not become exercisable until such first anniversary. All directors will be reimbursed for travel and other expenses incurred in attending meetings of the Board or committees thereof.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee is currently composed of Messrs. Esposito (Chairman), Clements, Matthews and Yoskin. No member of the Compensation Committee is or was an officer or employee of the Company or Annuity Reassurance, nor has any executive officer of the Company served as a director or a member of the compensation committee of any other company, one of whose executive officers serves as a member of the Company's Board or Compensation Committee.


     Messrs. Clements, Matthews and Yoskin have expressed their non-binding intentions to purchase $423,000, $70,500 and $28,200 of Common Shares, respectively, directly from the Company as part of the Direct Sales. Because such Common Shares will not be sold through the Underwriters as part of the Offering, the purchase price per share will be equal to the initial public offering price per share, less the per share underwriting discounts and commissions. Based on the initial public offering price of $15.00 per share, the number of Common Shares that Messrs. Clements, Matthews and Yoskin are expected to purchase would be approximately 30,000, 5,000 and 2,000 Common Shares, respectively. Mr. Esposito purchased on December 9, 1997 for $50,575 a Class A Warrant to purchase an aggregate number of Common Shares equal to 2.575% of the sum of (i) the Common Shares outstanding immediately following the consummation of the Offering (including the Direct Sales, but excluding any Common Shares held by the Purpose Trust) and (ii) the Common Shares issuable upon exercise or conversion of any security outstanding immediately following the consummation of the Offering except for the Class A Warrants, the Class B Warrants and any options granted by the Company under its Stock Option Plan. Mr. Esposito has since transferred a portion of his Class A Warrant to each of his three sons. Mr. Esposito is also a shareholder, director and officer of Inter-Atlantic Capital Partners, Inc., a subsidiary of which is entitled to certain payments from the Company for services provided in connection with the Company's formation, the Offering and the Company's operations following the Offering. See "Certain Relationships and Related Party Transactions."


EXECUTIVE COMPENSATION

     The Company did not pay any compensation to its executive officers during the fiscal period ended December 31, 1997. Messrs. Doyle, Reale, Atkin, Tucker and Mills are currently receiving compensation from the Company pursuant to the terms of their respective employment agreements.

EMPLOYMENT AGREEMENTS

     The Company, Annuity Reassurance and Mr. Doyle have entered into an Employment Agreement that became effective on January 1, 1998. The Employment Agreement provides that Mr. Doyle will serve as Chief Executive Officer and President of the Company and Annuity Reassurance for an initial term ending on the third anniversary of the consummation of the Offering and for consecutive one year terms thereafter, subject to three months' advance notice by either the Company or Mr. Doyle of a decision not to renew. Pursuant to the terms of his Employment Agreement, Mr. Doyle began receiving an annual salary of $240,000 on January 1, 1998. Upon consummation of the Offering, Mr. Doyle's salary will increase to $350,000 per year, he will be eligible to participate in all employee benefit programs maintained by the Company, and he will receive a monthly housing and travel allowance of $8,333.

     The Company, Annuity Reassurance and Mr. Reale have entered into an Employment Agreement that became effective on February 1, 1998. The Employment Agreement provides that Mr. Reale will serve as a Senior Vice President and the Chief Underwriter of the Company and Annuity Reassurance for an initial term ending on the third anniversary of the consummation of the Offering and for consecutive one year terms thereafter, subject to three months' advance notice by either the Company or Mr. Reale of a decision not to renew. Pursuant to the terms of his Employment Agreement, Mr. Reale is entitled to receive an annual salary of $200,000. Upon consummation of the Offering, the Company will contribute monthly ten percent of Mr. Reale's base monthly salary to a retirement plan for his benefit, he will be eligible to participate in all employee benefit programs maintained by the Company and will receive a monthly housing and travel allowance of $8,333. At that time, Mr. Reale will also receive a one-time cash bonus of $25,000, which will be treated as an advance of and deducted from any cash bonus that may be awarded for the Company's initial fiscal year.

     The Company, Annuity Reassurance and Mr. Atkin have entered into an Employment Agreement that became effective on March 15, 1998. The Employment Agreement provides that Mr. Atkin will serve as Chief Financial Officer and Treasurer of the Company and Annuity Reassurance for an initial term ending on the third anniversary of the consummation of the Offering and for consecutive one year terms thereafter, subject to three months' advance notice by either the Company or Mr. Atkin of a decision not to renew. Pursuant to the terms of his Employment Agreement, Mr. Atkin is entitled to receive an annual salary of $180,000. Upon consummation of the Offering, Mr. Atkin will be eligible to participate in all employee benefit programs maintained by the Company, and he will receive a monthly housing and travel allowance of $8,333.

     The Company, Annuity Reassurance and Mr. Tucker have entered into an Employment Agreement that became effective on March 15, 1998. The Employment Agreement provides that Mr. Tucker will serve as a Vice President of the Company and a Senior Vice President of Annuity Reassurance for an initial term ending on the third anniversary of the consummation of the Offering and for consecutive one year terms thereafter, subject to three months' advance notice by either the Company or Mr. Tucker of a decision not to renew. Pursuant to the terms of his Employment Agreement, Mr. Tucker is entitled to receive an annual salary of $165,000. Upon consummation of the Offering, Mr. Tucker will be eligible to participate in all employee benefit programs maintained by the Company, and he will receive a monthly travel and housing allowance of $9,667.

     The Company, Annuity Reassurance and Mr. Mills have entered into an Employment Agreement that became effective on January 15, 1998. The Employment Agreement provides that Mr. Mills will serve as a Vice President and the Chief Actuary of the Company and Annuity Reassurance for an initial term ending on the third anniversary of the consummation of the Offering and for consecutive one year terms thereafter, subject to three months' advance notice by either the Company or Mr. Mills of a decision not to renew. Pursuant to the terms of his Employment Agreement, Mr. Mills is entitled to receive an annual salary of $125,000. Upon consummation of the Offering, Mr. Mills will be eligible to participate in all employee benefit programs maintained by the Company and he will receive a monthly housing and travel allowance of $10,416.

     The Employment Agreements of Messrs. Doyle, Reale, Atkin, Tucker and Mills provide that they will be eligible for an annual cash bonus based on performance targets established by the Compensation Committee of the Company's Board of Directors. Mr. Doyle's bonus will be equal to 60% of the total amount available for bonuses to senior management based on the performance targets established by the Compensation Committee, up to a maximum of $2.0 million per year. Messrs. Reale, Atkin, Tucker and Mills will each be eligible to receive a bonus of up to two times his annual salary based on performance targets established by the Compensation Committee. The Compensation Committee has not yet set such performance targets for the Company's initial fiscal year.


     The Employment Agreements of Messrs. Doyle, Reale, Atkin, Tucker and Mills provide that each of them will receive, subject to the consummation of the Offering, options to purchase Common Shares under the Company's Stock Option Plan. Mr. Doyle will receive options to purchase Common Shares equal to three percent of the Common Shares outstanding immediately following the consummation of the Offering and the Direct Sales. Mr. Reale will receive options to purchase Common Shares equal to seven-tenths of one percent of the Common Shares outstanding immediately following the consummation of the Offering and the Direct Sales. Mr. Atkin will receive options to purchase Common Shares equal to one-half of one percent of the Common Shares outstanding immediately following the consummation of the Offering and the Direct Sales. Mr. Tucker will receive options to purchase 66,666 Common Shares. Mr. Mills will receive options to purchase Common Shares equal to one-half of one percent of the Common Shares issued in the Offering. The exercise price of the options to be awarded under the Employment Agreements is equal to the initial public offering price per share. The options become exercisable in three equal annual installments beginning on the first anniversary of the consummation of the Offering.


     Each Employment Agreement provides that if the officer is terminated by the Company for serious cause or the officer resigns without good reason, the officer will forfeit all bonus amounts for the then current fiscal year, and the Company will be liable to the officer only for accrued but unpaid salary, accrued but unpaid bonuses from a prior fiscal year and reimbursable business expenses incurred prior to the termination. If the employment of Mr. Doyle is terminated by the Company without serious cause or by Mr. Doyle with good reason, the Company will continue to pay Mr. Doyle's base salary for a period of 18 months from such termination. If the employment of Messrs. Reale, Tucker or Mills is terminated by the Company without serious cause or by Messrs. Reale, Tucker or Mills with good reason, the Company will continue to pay Messrs. Reale's, Tucker's or Mills' base salary, as the case may be, for a period of one year from such termination. If the employment of Mr. Atkin is terminated by the Company without serious cause or by Mr. Atkin with good reason, the Company will pay Mr. Atkin not less than $15,000 per month for a period of one year from such termination. Additionally, in each such case, Messrs. Doyle, Reale, Atkin, Tucker and Mills shall be entitled to any accrued but unpaid salary, any earned but unpaid bonuses from a prior fiscal year, reimbursement of business expenses incurred prior to the termination, travel and housing allowances for six months after the date of termination and reasonable relocation expenses from Bermuda to the United States.

     The Employment Agreements of Messrs. Doyle and Mills provide that neither will, for a period of (i) one year following the termination of his employment by the Company without serious cause or by such officer for good reason or (ii) two years following the termination of his employment with the Company for any other reason, acquire any financial or beneficial interest (unless such interest is less than one percent in a publicly traded corporation) in, provide consulting or other services to, be employed by, or own, manage, operate or control any entity engaged in any business similar to that of the Company at the time of the termination of his employment. Mr. Reale's Employment Agreement provides that he will not, for the same time periods, acquire any financial or beneficial interest (unless such interest is less than one percent in a publicly traded corporation) in any entity engaged in any business similar to that of the Company at the time of the termination of his employment or become employed by any such entity that does not have its headquarters in the United States. Furthermore, Mr. Reale is prohibited from soliciting business from any clients of the Company or Annuity Reassurance for a period of two years following the termination of his employment. Mr. Atkin's Employment Agreement provides that he will not, for the same time periods, acquire any financial or beneficial interest (unless such interest is less than one percent in a publicly traded corporation) in, provide consulting or other services to, be employed by, or own, manage, operate or control any entity engaged in any business similar to that of the Company at the time of the termination of his employment. Notwithstanding the preceding restrictions, Mr. Atkin's Employment Agreement provides that he is not prohibited, following the termination of his employment with the Company, from obtaining employment with an employer in the life insurance industry that does not have reinsurance operations. Mr. Tucker's Employment Agreement provides that he will not, for the same time periods, acquire any financial or beneficial interest (unless such interest is less than one percent in a publicly traded corporation) in any entity engaged in any business directly competitive to the business engaged in by the Company at the time of the termination of his employment or become employed by any such entity that does not have its headquarters in the United States. Furthermore, Mr. Tucker is prohibited from soliciting business from any clients of the Company or Annuity Reassurance for a period of two years following the termination of his employment.

     The Employment Agreements of Messrs. Doyle, Reale, Atkin, Tucker and Mills also provide that they will keep secret and retain in the strictest confidence all confidential matters that relate to the Company or any affiliate of the Company. In addition, pursuant to each of the Employment Agreements, upon a change in control of the Company, Messrs. Doyle's, Reale's, Atkin's, Tucker's and Mills' respective options to purchase Common Shares will become exercisable immediately, and if their employment with the Company is terminated without serious cause, or if they terminate their employment with the Company for good reason within one year following a change in control, they will be entitled to receive a lump sum payment equal to two times their respective annual base salaries as of the date of termination, travel and housing allowances for one year from the date of termination, reasonable relocation expenses from Bermuda to the United States plus an amount equal to any income taxes payable by them by reason of such payments occurring in connection with a change of control.

STOCK OPTION PLAN

     The Company's Board of Directors adopted the Annuity and Life Re (Holdings), Ltd. Initial Stock Option Plan on December 3, 1997 and amended it on February 19, 1998. The Stock Option Plan is intended to attract and retain selected employees, directors and consultants (collectively, the "Eligible Individuals") and to motivate them to exercise their best efforts on behalf of the Company and any subsidiary or parent of the Company (a "Related Corporation"). Options granted under the Stock Option Plan may be "incentive stock options" ("ISOs") within the meaning of Section 422 of the Code, or may be options not intended to be ISOs ("Non-Qualified Stock Options"). The aggregate maximum number of Common Shares for which options may be granted under the Stock Option Plan will be equal to the lesser of (i) 5.5% of the Common Shares outstanding immediately following the consummation of the Offering and the Direct Sales plus 150,000 Common Shares or (ii) 1,700,000 Common Shares. No option may be granted under the Stock Option Plan after December 2, 2007, although options outstanding on December 2, 2007 may extend beyond that date.

     Administration. The Stock Option Plan is administered by the Compensation Committee, whose members are designated by the Company's Board of Directors. Under the terms of the Stock Option Plan, the Compensation Committee must consist of at least two directors. It is intended (although not required) that each member of the Compensation Committee administering the Plan be a "non-employee" director within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and an "outside director" within the meaning of Treasury Regulation sec.1.162-27(e)(3) or any successor provision. If the Compensation Committee does not consist solely of two or more non-employee directors (within the meaning of Rule 16b-3), each option must be approved by the full Board. The Compensation Committee has the authority to (i) select the Eligible Individuals to be granted ISOs and Non-Qualified Stock Options under the Stock Option Plan, (ii) grant options on behalf of the Company and (iii) set the date of grant and other terms of the options, including the times and the price at which options will be granted. Unless otherwise specified in the Option Agreement, options under the Stock Option Plan are exercisable in three equal annual installments, commencing with the first anniversary of the grant date. The Compensation Committee may, in its discretion, accelerate the date on which an option may be exercised.


     Eligibility. Only employees of the Company and/or a Related Corporation are eligible to receive ISOs under the Stock Option Plan. Non-Qualified Stock Options may be granted to all Eligible Individuals. (An Eligible Individual who receives an option grant is hereinafter be referred to as an "Optionee.") As of April 2, 1998, there were six employees of the Company eligible to receive ISOs and eighteen Eligible Individuals (including employees) eligible to receive non-qualified stock options.

     Terms and Conditions of Option.  All options terminate on the earliest of:
(i) the expiration of the term specified in the option document, which may not exceed ten years (five years, in the case of an ISO if the Optionee on the date of grant owns, directly or by attribution, shares possessing more than 10% of the total combined voting power of all classes of shares of the Company); or
(ii) an accelerated expiration date if the Optionee's employment or service as a director terminates before the expiration of the term specified in the option document, unless otherwise provided in the stock option agreement related to the option. However, if the Optionee's employment or service as a director terminates for "cause" (as defined in the Stock Option Plan) prior to the expiration date of the option, such option will terminate immediately.

     The option price for an ISO may not be less than 100% of the fair market value of the shares subject to the option on the date that the option is granted. If an ISO is granted to an employee who then owns, directly or by attribution under the Code, Common Shares possessing more than 10% of the total combined voting power of all classes of shares of the Company, the option price must be at least 110% of the fair market value of the shares on the date that the option is granted. The aggregate fair market value of the Common Shares (determined on the date the ISOs are granted) with respect to which ISOs are exercisable for the first time by any one employee during any calendar year will not exceed $100,000.

     An Optionee may, in the discretion of the Committee, pay for Common Shares covered by his or her option (i) in cash or its equivalent, (ii) in Common Shares previously acquired by the Optionee (subject, in the discretion of the Compensation Committee, to certain holding period requirements), (iii) in whole or in part, in Common Shares newly acquired by the Optionee upon exercise of the option (which will be a "disqualifying disposition" in the case of an ISO), determined at the Compensation Committee's discretion, (iv) through a combination of (i), (ii) or (iii), above, or (v) in the case of options granted to an employee or consultant, by delivering a properly executed notice of exercise of the option to the Company and a broker, with irrevocable instructions to the broker promptly to deliver to the Company the amount of sale or loan proceeds necessary to pay the exercise price of the option.

     If an Optionee's employment or service with the Company (or a Related Corporation in case of an employee or consultant) is terminated prior to the expiration date fixed for his or her option for any reason other than death, disability or cause, the Optionee may exercise such options that would have been exercisable as of the termination date, or in the case of an employee or consultant, to such other extent permitted by the Compensation Committee, at any time prior to the earlier of the expiration date of such option or (i) in the case of a director, three months after the date of such termination of service as a director, and (ii) in the case of an employee or consultant, an accelerated termination date determined by the Compensation Committee, which, unless otherwise determined by the Compensation Committee, may not be later than three months after the date of such termination of employment or service.

     If an Optionee's employment or service with the Company (or a Related Corporation in the case of an employee or consultant) is terminated by reason of death or disability, or if an Optionee dies after termination of the Optionee's employment or service but before expiration of the Optionee's option, such option may be exercised to the extent of the number of Common Shares with respect to which the Optionee could have exercised it on the date of such termination or death, or in the case of an employee or consultant, to any greater extent determined by the Compensation Committee, prior to the earlier of the expiration date of the option or (i) in the case of a director, one year after the date of such termination of service or death, and (ii) in the case of an employee or consultant, an accelerated termination date determined by the Compensation Committee, which, in the case of disability, unless otherwise determined by the Compensation Committee, may not be later than one year after the termination of employment, and in the case of death, may not be later than one year after the date of death.

     In the event of a corporate transaction such as a merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, each outstanding option will be assumed by the surviving corporation or by a parent or subsidiary of such corporation if such corporation is the employer corporation; provided, however, the Compensation Committee has the discretion to terminate all or a portion of the outstanding options if it determines it is in the best interests of the Company. Additionally, upon a "change in control" of the Company, all outstanding options shall become fully vested and exercisable. In the event of a change in control in which outstanding options are not assumed by the surviving entity, the Compensation Committee will terminate all outstanding options on at least seven days' notice.

     Option Document; Restriction on Transferability. All options will be evidenced by a written option document containing provisions consistent with the Stock Option Plan and such other provisions as the Compensation Committee deems appropriate. Except as may be provided in an option agreement with regard to Non-Qualified Stock Options, no option granted under the Stock Option Plan may be transferred, except by will or the laws of descent and distribution. If the Optionee is married at the time of exercise and if the Optionee requests at the time of exercise, the certificate will be registered in the name of the Optionee and his or her spouse, jointly, with right of survivorship.

     Amendments to Options and the Stock Option Plan; Discontinuance of the Stock Option Plan. Subject to the provisions of the Stock Option Plan, the Compensation Committee may not amend an option document without an Optionee's consent if the amendment is unfavorable to the Optionee. The Board of Directors may suspend or discontinue the Stock Option Plan or amend it in any respect whatsoever, except that, without the approval of the holders of a majority of the shares of the Company present, in person or by proxy, and entitled to vote at a duly called meeting, no such action may be taken, with respect to ISOs, to change the class of employees eligible to participate in the Stock Option Plan, increase the maximum number of Common Shares with respect to which ISOs may be granted under the Stock Option Plan (except as permitted under the Stock Option Plan with respect to capital adjustments) or extend the duration of the Stock Option Plan. Shareholder approval is also required for any amendment that requires shareholder approval to comply with Rule 16b-3 or any successor thereto, if such compliance is intended.

     Registration Statement on Form S-8. The Company intends to file with the Commission a Registration Statement on Form S-8 relating to the Stock Option Plan promptly following the first anniversary of the consummation of the Offering.

     Stock Option Grants. The following table sets forth information concerning the stock options to be granted upon consummation of the Offering by the Company to its executive officers under the Stock Option Plan.

                             INITIAL OPTION GRANTS


                                                                                          POTENTIAL REALIZABLE VALUE AT
                                              INDIVIDUAL GRANTS                               ASSUMED ANNUAL RATE OF
                       ----------------------------------------------------------------         COMMON SHARE PRICE
                           NUMBER OF                                                         APPRECIATION FOR OPTION
                         COMMON SHARES       PERCENT OF TOTAL    EXERCISE                            TERM(2)
                           UNDERLYING       OPTIONS GRANTED TO     PRICE     EXPIRATION   ------------------------------
        NAME           OPTIONS GRANTED(1)       EMPLOYEES        PER SHARE      DATE           5%              10%
        ----           ------------------   ------------------   ---------   ----------        --              ---
Lawrence S. Doyle           688,145               61.69%             (3)         (4)       $6,491,560      $16,450,889
Robert J. Reale             160,567               14.39%             (3)         (4)       $1,514,696      $ 3,838,537
William W. Atkin            114,690               10.28%             (3)         (4)       $1,081,919      $ 2,741,795
Richard Tucker               66,666                5.98%             (3)         (4)       $  628,888      $ 1,593,727
Robert P. Mills, Jr.         85,393                7.66%             (3)         (4)       $  805,548      $ 2,041,417


---------------

(1) If the Underwriters' over-allotment option is exercised in full, the number of Common Shares underlying Mr. Doyle's options will increase to 764,999 Common Shares, the Common Shares underlying Mr. Reale's options will increase to 178,499 Common Shares, the Common Shares underlying Mr. Atkin's options will increase to 127,499 Common Shares and the Common Shares underlying Mr. Mills' options will increase to 98,202 Common Shares. The number of Common Shares underlying Mr. Tucker's options will not change if the Underwriters' overallotment option is exercised.


(2) Potential realizable value is based on the initial public offering price of $15.00 per share. The assumed annual rates of Common Share price appreciation have been provided for illustrative purposes only in accordance with the rules and regulations of the Commission and should not be construed as projected appreciation rates for price of the Common Shares.

(3) The exercise price per share is equal to the initial public offering price per share.

(4) The options expire on the tenth anniversary of the consummation of the Offering.

                             PRINCIPAL STOCKHOLDERS

     The table below sets forth the expected beneficial ownership of Common Shares, after giving effect to the Offering and the Direct Sales, by all persons who are expected to beneficially own 5% or more of the Common Shares and by each director and executive officer of the Company and by the directors and executive officers of the Company as a group (assuming no exercise of the Underwriters' over-allotment option). Certain directors of the Company (Messrs. Esposito, Hammer & Lichten) are restricted in their ability to purchase Common Shares in the Offering or in the Direct Sales because of their affiliation with Inter-Atlantic Securities Corporation, which is a member of the National Association of Securities Dealers, Inc. ("NASD"). Certain directors and officers of the Company have expressed their intention to purchase the Common Shares indicated in the table below in the Direct Sales, but are under no obligation to purchase such Common Shares.


          NAME AND ADDRESS OF BENEFICIAL OWNERS(1)            NUMBER OF SHARES    PERCENT OF CLASS
          ----------------------------------------            ----------------    ----------------
EXEL Limited(2).............................................     1,418,440              6.18%
Risk Capital Reinsurance Company(3).........................     1,418,440              6.18
Insurance Partners, L.P.(4)(6)..............................     1,143,065              4.98
Insurance Partners Offshore (Bermuda), L.P.(5)(6)...........       629,985              2.75
Lawrence S. Doyle(7)........................................        70,922                 *
Richard Tucker(8)...........................................        35,461                 *
Robert Clements(9)..........................................        30,000                 *
William W. Atkin(10)........................................        21,277                 *
Robert J. Reale(11).........................................        21,277                 *
Robert P. Mills, Jr.(12)....................................        14,184                 *
Jerry S. Rosenbloom(13).....................................        10,000                 *
Donald J. Matthews(13)......................................         5,000                 *
Walter A. Scott(13).........................................         5,000                 *
Albert R. Dowden(13)........................................         2,000                 *
Lee M. Gammill, Jr.(13).....................................         2,000                 *
Brian M. O'Hara(13).........................................         2,000                 *
Jon W. Yoskin, II(13).......................................         2,000                 *
Charles G. Collis...........................................            --                --
Michael P. Esposito, Jr.(14)................................            --                --
Frederick S. Hammer(15).....................................            --                --
Robert M. Lichten(16).......................................            --                --
Paul H. Warren(13)..........................................            --                --
All directors and executive officers as a group (eighteen
  persons)..................................................       221,121                 *%


---------------
 *  Less than 1%.

 (1) The address for Insurance Partners, L.P. is 201 Main Street, Fort Worth, Texas 76012 and the address for Insurance Partners Offshore (Bermuda), L.P. is 41 Cedar Avenue, P.O. Box HM 1179, Hamilton, HM EX, Bermuda. The address for EXEL is Cumberland House, One Victoria Street, P.O. Box HM2245, Hamilton HM JX, Bermuda. The address of Risk Capital is 20 Horseneck Lane, Greenwich, Connecticut 06830. The address for each other beneficial owner is c/o Annuity and Life Re (Holdings), Ltd., Victoria Hall, Victoria Street, P.O. Box HM1262, Hamilton, HM FX, Bermuda.

 (2) Does not include 100,000 Common Shares issuable upon exercise of Class B Warrants which are not currently exercisable.

 (3) Does not include 100,000 Common Shares issuable upon exercise of Class B Warrants which are not currently exercisable. For so long as Risk Capital owns at least 500,000 Common Shares, the Company has agreed to nominate for election as a director of the Company one person selected by Risk Capital. In exchange for such right and for so long as any person selected by Risk Capital is a director (and during any period after such person's designation but before his or her election) Risk Capital will not vote or permit any of the Common Shares beneficially owned by it to be voted for the election of any director of the Company, other than the nominee selected by Risk Capital.

 (4) Each of Insurance GenPar, L.P., the general partner of Insurance Partners ("IGP"), Insurance GenPar MGP, L.P., the general partner of IGP ("IMGP") and Insurance GenPar MGP, Inc., the general partner of IMGP (the "IP General Partner") may be deemed to beneficially own such Common Shares. Robert A. Spass owns 40% of capital stock of the IP General Partner and Daniel L. Doctoroff and Steven B. Gruber each own 30% of the capital stock of the IP General Partner. Each of Messrs. Spass, Doctoroff and Gruber disclaim beneficial ownership of the Common Shares owned by Insurance Partners that he may be deemed to have. Does not include 80,586 Common Shares issuable upon exercise of Class B Warrants which are not currently exercisable.

 (5) Each of Insurance GenPar (Bermuda), L.P., the general partner of Insurance Partners Offshore ("IGPB"), Insurance GenPar (Bermuda) MGP, L.P., the general partner of IGPB ("IMGPB"), and Insurance GenPar (Bermuda) MGP, Ltd., the general partner of IMGPB (the "IPB General Partner"), may be deemed to beneficially own such Common Shares. Mr. Spass owns 40% of the capital stock of the IPB General Partner and Messrs. Doctoroff and Gruber each own 30% of the capital stock of the IPB General Partner. Each of Messrs. Spass, Doctoroff and Gruber disclaims beneficial ownership of the Common Shares owned by Insurance Partners Offshore that he may be deemed to have. Does not include 44,414 Common Shares issuable upon exercise of Class B Warrants which are not currently exercisable.


 (6) For so long as Insurance Partners and Insurance Partners Offshore collectively own at least 500,000 Common Shares, the Company has agreed to nominate for election as a director of the Company one person jointly selected by Insurance Partners and Insurance Partners Offshore. In exchange for such right and for so long as any person selected by Insurance Partners and Insurance Partners Offshore is a director (and during any period after such person's designation but before his or her election) Insurance Partners and Insurance Partners Offshore will not vote or permit any of the Common Shares beneficially owned by them to be voted for the election of any director of the Company, other than the nominee selected by Insurance Partners and Insurance Partners Offshore.



 (7) Does not include 688,145 Common Shares (764,999 Common Shares if the Underwriters' over-allotment option is exercised in full) issuable upon exercise of options which are not currently exercisable.



 (8) Does not include 66,666 Common Shares issuable upon exercise of options which are not currently exercisable.



 (9) Does not include 15,000 Common Shares issuable upon exercise of options which are not currently exercisable. Mr. Clements intends to transfer certain shares that he intends to purchase in the Direct Sales to a family-owned entity, subject to such entity executing a lock-up agreement for a period of one year from the date of this Prospectus. See "Underwriting."



(10) Does not include 114,690 Common Shares (127,499 Common Shares if the Underwriters' over-allotment option is exercised in full) issuable upon exercise of options which are not currently exercisable.



(11) Does not include 160,567 Common Shares (178,499 Common Shares if the Underwriters' over-allotment option is exercised in full) issuable upon exercise of options which are not currently exercisable.



(12) Does not include 85,393 Common Shares (98,202 Common Shares if the Underwriters' over-allotment option is exercised in full) issuable upon exercise of options which are not currently exercisable.


(13) Does not include 15,000 Common Shares issuable upon exercise of options which are not currently exercisable.


(14) Does not include 440,658 Common Shares (506,624 Common Shares if the Underwriters' over-allotment option is exercised in full) issuable upon exercise of Class A Warrants which are not currently exercisable. Also does not include 150,000 Common Shares issuable upon exercise of Class A Warrants initially acquired by Mr. Esposito and subsequently transferred to his three sons, as to which he disclaims beneficial ownership. Each of Mr. Esposito's sons have executed lock-up agreements for a period of one year after the date of this Prospectus. See "Underwriting."



(15) Does not include 393,673 Common Shares (437,640 Common Shares if the Underwriters' over-allotment option is exercised in full) issuable upon exercise of Class A Warrants which are not currently exercisable. Also does not include 196,982 Common Shares (218,983 Common Shares if the Underwriters' over-allotment option is exercised in full) issuable upon exercise of Class A Warrants initially acquired by Mr. Hammer and subsequently transferred to certain trusts for the benefit of his children and grandchildren, as to which he disclaims beneficial ownership. The trustees of such trusts have executed lock-up agreements for a period of one year after the date of this Prospectus. See "Underwriting."



(16) Does not include 407,790 Common Shares (453,333 Common Shares if the Underwriters' over-allotment option is exercised in full) issuable upon exercise of Class A Warrants which are not currently exercisable. Also does not include 182,864 Common Shares (203,288 Common Shares if the Underwriters' over-allotment option is exercised in full) issuable upon exercise of Class A Warrants initially acquired by Mr. Lichten and subsequently transferred to certain trusts for the benefit of his children and grandchildren, as to which he disclaims beneficial ownership. The trustees of such trusts have executed lock-up agreements for a period of one year after the date of this Prospectus. See "Underwriting."


     The Purpose Trust currently owns 12,000 Common Shares, which constitute all of the currently outstanding Common Shares. Upon consummation of the Offering, the Purpose Trust has agreed to sell such Common Shares to the Company for an aggregate price of $12,000 and such Common Shares will be cancelled.

              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

     The following descriptions summarize certain relationships and the terms of certain agreements of the Company. Such summaries of agreements do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the relevant agreements. A copy of each such agreement is filed as an exhibit to the Registration Statement of which this Prospectus is a part.

INTER-ATLANTIC RELATIONSHIPS

     Certain directors of the Company (Messrs. Esposito, Hammer and Lichten) are owners, directors and/or officers of Inter-Atlantic Capital Partners, Inc. and/or its subsidiary, Inter-Atlantic Securities Corporation. Inter-Atlantic Capital Partners, Inc. is a United States domiciled corporation and Inter-Atlantic Securities Corporation is a registered broker-dealer which provides investment banking services for insurance companies and other financial services firms. Inter-Atlantic Capital Partners, Inc. has loaned $12,000 to the Purpose Trust which will be repaid upon consummation of the Offering. Pursuant to an agreement between Inter-Atlantic Securities Corporation and the Company, Inter-Atlantic Securities Corporation has agreed to provide certain services in connection with the formation of the Company, including assistance in recruiting senior management and obtaining necessary governmental permits. Furthermore, in return for certain services related to the Offering, including assistance in preparing a registration statement for the Common Shares, retaining underwriters in connection with the Offering and such other services as the Company or Inter-Atlantic Securities Corporation deems appropriate, the Company has agreed to pay Inter-Atlantic Securities Corporation a fee of $2.0 million upon consummation of the Offering. Pursuant to such agreement, Inter-Atlantic Securities Corporation is also entitled to receive an annual fee of $600,000 for services provided after the consummation of the Offering, which is payable in quarterly installments commencing on the first anniversary of the consummation of the Offering through the fifth anniversary of the consummation of the Offering. In exchange for such annual fee, Inter-Atlantic Securities Corporation will assist the Company in the development of products, financial planning, management of assets and liabilities, international marketing efforts and such other services as the Company may request.

     The Company is also obligated to reimburse Inter-Atlantic Securities Corporation for expenses it incurs in connection with performing services related to the formation of the Company, the Offering and the Company's ongoing operations. At December 22, 1997, Inter-Atlantic Securities Corporation had incurred expenses in connection with the Company's organization of approximately $75,000 and costs in connection with the Offering of approximately $400,000. If the Offering is successfully completed prior to June 30, 1998, certain of these incurred but not currently payable expenses may be paid directly by the Company rather than paid to Inter-Atlantic Securities Corporation as a reimbursement. If the Offering is not successfully consummated prior to June 30, 1998, Inter-Atlantic Securities Corporation will only be entitled to reimbursement of expenses incurred by it on or after December 23, 1997. Upon consummation of the Offering, expenses incurred by Inter-Atlantic Securities Corporation are currently estimated to be approximately $1,625,000, of which approximately $75,000 relates to services provided in connection with the formation of the Company, approximately $1.2 million relates to the Offering and approximately $350,000 relates to operating expenses incurred on the Company's behalf. The expenses payable to Inter-Atlantic Securities Corporation that relate to the formation of the Company will be capitalized and amortized to income evenly over five years. The fees and expenses payable to Inter-Atlantic Securities Corporation that relate to services provided to the Company in connection with the Offering will be deducted from the gross proceeds of the Offering. The annual fee of $600,000 and the expenses payable to Inter-Atlantic Securities Corporation as reimbursement of operating expenses incurred on the Company's behalf will be expensed by the Company when incurred.

     In connection with the formation of the Company, six individuals employed by Inter-Atlantic Capital Partners, Inc. and/or Inter-Atlantic Securities Corporation (Messrs. Esposito, Hammer, Andrew S. Lerner, Lichten, William S. Ogden, Jr. and Arnold Welles) purchased for $238,000 in the aggregate Class A Warrants to purchase up to an aggregate number of Common Shares equal to 12% of the sum of (i) the Common Shares outstanding immediately following the consummation of the Offering (including the Direct Sales, but excluding any Common Shares held by the Purpose Trust) and (ii) the Common Shares issuable upon exercise or conversion of any security outstanding immediately following the consummation of the Offering except for the Class A Warrants, the Class B Warrants and any options granted by the Company under its Stock Option Plan. Messrs. Esposito, Hammer, Lichten and Ogden have each transferred a portion of their Class A Warrants to certain family members or trusts that have been established for the benefit of certain family members. The exercise price of the Class A Warrants will be equal to the initial public offering price per share, subject to customary anti-dilution adjustments for certain events, including stock splits and the issuance of Common Shares at a price below the initial public offering price per share. The Class A Warrants become exercisable in three equal annual installments commencing on the first anniversary of the consummation of the Offering. In the event of a change of control of the Company, the Class A Warrants then outstanding will become immediately exercisable. The Class A Warrants will expire on January 15, 2008. The holders of the Class A Warrants have also been granted rights to require the Company to register the Common Shares underlying the Class A Warrants, which rights become exercisable on the first anniversary of the consummation of the Offering. See "Description of Capital Stock -- Warrants."


STRATEGIC INVESTOR RELATIONSHIPS

     Prudential Insurance has agreed to purchase Common Shares and Class B Warrants to purchase Common Shares in connection with the Direct Sales. See "Direct Sales." Prudential Securities Incorporated, a representative of the Underwriters, and The Prudential Investment Corporation, one of the Investment Managers, are wholly-owned subsidiaries of Prudential Insurance. See "Underwriting."

     EXEL has agreed to purchase Common Shares and Class B Warrants to purchase Common Shares in connection with the Direct Sales. See "Direct Sales." Brian M. O'Hara, a director of the Company, currently serves as the President and Chief Executive Officer of EXEL. In addition, Michael P. Esposito, Jr., a director of the Company, currently serves as a non-executive Chairman of the Board of EXEL, and Robert Clements, a director of the Company, currently serves as a director of EXEL. Robert M. Lichten, a director of the Company, has agreed to serve as a director of a United States-based subsidiary of EXEL.

     Risk Capital has agreed to purchase Common Shares and Class B Warrants to purchase Common Shares as part of the Direct Sales. See "Direct Sales." Michael
P. Esposito, Jr., a director of the Company, is a director of Risk Capital and Risk Capital Holdings, Inc., the parent company of Risk Capital. Robert Clements, a director of the Company, currently serves as Chairman and a director of Risk Capital and Risk Capital Holdings, Inc. Furthermore, an affiliate of Marsh & McLennan was a sponsor of Risk Capital Holdings, Inc. and, based on filings with the Commission, currently holds approximately a 13% ownership interest in Risk Capital Holdings, Inc. The Company has contracted with Marsh & McLennan to provide office space and certain administrative services. See "Business -- Administration" and "Business -- Property." EXEL was also an initial investor in Risk Capital Holdings, Inc. and, based on filings with the Commission, currently holds approximately a 28% ownership interest in such company and has the right to designate two of its directors.


     Insurance Partners and Insurance Partners Offshore have agreed to purchase Common Shares and Class B Warrants to purchase Common Shares in connection with the Direct Sales. See "Direct Sales." Paul H. Warren, a director of the Company, is currently a partner of Insurance Partners Advisors, L.P., which is the manager of Insurance Partners and Insurance Partners Offshore.


     In connection with the Direct Sale to Risk Capital, and, for so long as Risk Capital owns at least 500,000 Common Shares, the Company has agreed to nominate for election as a director of the Company one person selected by Risk Capital. Similarly, in connection with the Direct Sales to Insurance Partners and Insurance Partners Offshore, and, for so long as such firms collectively own at least 500,000 Common Shares, the Company has agreed to nominate for election as a director of the Company one person jointly selected by Insurance Partners and Insurance Partners Offshore. In exchange for such right, and, for so long as any person selected by Risk Capital or Insurance Partners and Insurance Partners Offshore, respectively, is a director (and during any period after such person's designation but before his or her election), such Strategic Investors will not vote or permit any of the Common Shares beneficially owned by them to be voted for the election of any director of the Company, other than the nominee selected by them. Each such Strategic Investor is permitted to assign its right to select one person to be nominated for election as a director of the Company only upon the prior written consent of the Company, which may not be unreasonably withheld. Robert Clements is serving as a director of the Company as the nominee of Risk Capital and Paul H. Warren is serving as a director of the Company as the nominee of Insurance Partners and Insurance Partners Offshore.


MANAGEMENT RELATIONSHIPS


     The Company's officers, Messrs. Doyle, Reale, Atkin, Tucker and Mills, have expressed their non-binding intention to purchase approximately $1,000,000, $300,000, $300,000, $500,000 and $200,000 of Common Shares, respectively, directly from the Company as part of the Direct Sales. Based on an initial public offering price of $15.00 per share, the number of Common Shares that Messrs. Doyle, Reale, Atkin, Tucker and Mills are expected to purchase would be 70,922, 21,277, 21,277, 35,461 and 14,184 Common Shares, respectively, and, collectively, such purchases are expected to total 163,121 Common Shares. Similarly, certain directors of the Company have expressed their intention to purchase an aggregate of 58,000 Common Shares directly from the Company as part of the Direct Sales. Because such Common Shares will not be sold through the Underwriters as part of the Offering, the purchase price per share will be equal to the initial public offering price per share, less the per share underwriting discounts and commissions. The Company intends to make loans to Messrs. Doyle, Reale, Atkin, Tucker and Mills in the amounts of $500,000, $225,000, $225,000, $250,000 and $125,000, respectively, to partially finance such purchases in the event such purchases are completed. Such loans will bear interest at 7% per annum and must be repaid within five years of the consummation of the Direct Sales, except that $75,000 of the loans made to Messrs. Reale and Atkin and $25,000 of the loan made to Mr. Mills must be repaid within 14 months of the consummation of the Direct Sales. Any such purchases will be completed simultaneously with the consummation of the Offering and the other Direct Sales.

                          DESCRIPTION OF CAPITAL STOCK

     The following description of the Company's capital stock summarizes certain provisions of the Company's Memorandum of Association and Bye-Laws. Such summaries do not purport to be complete and are subject to, and are qualified in their entirely by reference to, all of the provisions of the Memorandum of Association and Bye-Laws. A copy of the Memorandum of Association and Bye-Laws are filed as exhibits to the Registration Statement of which this Prospectus is a part.

GENERAL


     The Company's authorized share capital upon consummation of the Offering and the Direct Sales will consist of: (i) 100,000,000 Common Shares, of which 22,938,185 Common Shares will be outstanding and (ii) 50,000,000 preferred shares, par value $1.00 per share (the "Preferred Shares"), none of which will be outstanding. In addition an aggregate of 2,752,573 Common Shares will be issuable upon exercise of outstanding Class A Warrants, an aggregate of 397,500 Common Shares will be issuable upon exercise of Class B Warrants to be included in the Direct Sales and an aggregate of 1,250,461 Common Shares will be issuable upon exercise of options to be granted to management and certain directors upon consummation of the Offering, in each case, subject to adjustment as provided therein. If the Underwriters' over-allotment option is exercised in full, 25,499,999 Common Shares will be outstanding, the number of Common Shares issuable upon exercise of outstanding Class A Warrants will increase to an aggregate of 3,059,990 Common Shares and the number of Common Shares issuable upon exercise of options to be granted to management and certain directors upon consummation of the Offering will increase to an aggregate of 1,370,865 Common Shares. The number of Common Shares issuable upon exercise of the Class B Warrants will not change if the Underwriters' over-allotment option is exercised. The outstanding Class A Warrants, Class B Warrants and options are not currently exercisable. The Purpose Trust currently owns 12,000 Common Shares, which constitute all of the currently outstanding Common Shares. Upon consummation of the Offering, the Purpose Trust has agreed to sell such Common Shares to the Company for an aggregate price of $12,000, and such Common Shares will be cancelled.


COMMON SHARES

     Holders of the Common Shares have no pre-emptive, redemption, conversion or sinking fund rights. The quorum required for a general meeting of shareholders is two or more persons present in person and representing in person or by proxy more than 50% of the Common Shares (without giving effect to the limitation on voting rights described below). Subject to the limitation on voting rights described below, holders of Common Shares are entitled to one vote per share on all matters submitted to a vote of holders of Common Shares. Most matters to be approved by holders of Common Shares require approval by a simple majority of the votes cast at a meeting at which a quorum is present. Furthermore, a resolution to remove the Company's auditor before the expiration of the auditor's term of office must be approved by the holders of at least two-thirds of the Common Shares present in person or by proxy and voting thereon (after giving effect to the limitation on voting rights) at a meeting at which a quorum is present.

     In the event of a liquidation, dissolution or winding-up of the Company, the holders of Common Shares are entitled to share equally and ratably in the assets of the Company, if any remain after the payment of all debts and liabilities of the Company and the liquidation preference of any outstanding Preferred Shares.

     Limitation on Voting Rights. Each Common Share has one vote on a poll of the shareholders, except that, if and for as long as the number of issued Controlled Shares (as defined below) of any person would constitute 10% or more of the combined voting power of the issued voting shares of the Company (after giving effect to any prior reduction in voting power as described below), each such issued Controlled Share, regardless of the identity of the registered holder thereof, will confer only a fraction of a vote as determined by the following formula (the "Formula"):

                              (T - C) / (9.1 X C)

Where: "T" is the aggregate number of votes conferred by all the issued shares immediately prior to that application of the Formula with respect to any particular shareholder, adjusted to take into account any prior reduction taken with respect to any other shareholder pursuant to the "sequencing provision" described below; and

        "C" is the number of issued Controlled Shares attributable to such person. "Controlled Shares" of any person refers to all Common Shares or voting Preferred Shares owned by such person, whether (i) directly, (ii) with respect to persons who are United States persons, by application of the attribution and constructive ownership rules of Sections 958(a) and 958(b) of the Code or (iii) beneficially, directly or indirectly, within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder.

     The Formula will be applied successively as many times as may be necessary to ensure that no person will be a 10% Shareholder (as defined below) at any time (the "sequencing provision"). For the purposes of determining the votes exercisable by shareholders as of any date, the Formula will be applied to the shares of each shareholder in declining order based on the respective numbers of total Controlled Shares attributable to each shareholder. Thus, the Formula will be applied first to the votes of shares held by the shareholder to whom the largest number of total Controlled Shares is attributable and thereafter sequentially with respect to the shareholder with the next largest number of total Controlled Shares. In each case, calculations are made on the basis of the aggregate number of votes conferred by the issued voting shares as of such date, as reduced by the application of the Formula to any issued voting shares of any shareholder with a larger number of total Controlled Shares as of such date. "10% Shareholder" means a person who owns, in aggregate, (i) directly, (ii) with respect to persons who are United States persons, by application of the attribution and constructive ownership rules of Sections 958(a) and 958(b) of the Code or (iii) beneficially, directly or indirectly, within the meaning of
Section 13(d)(3) of the Exchange Act, issued voting shares of the Company carrying 10% or more of the total combined voting rights attaching to all issued shares.

     The directors are empowered to require any shareholder to provide information as to that shareholder's beneficial share ownership, the names of persons having beneficial ownership of the shareholder's shares, relationships with other shareholders or any other facts the directors may deem relevant to a determination of the number of Controlled Shares attributable to any person. The directors may disregard the votes attached to shares of any holder failing to respond to such a request or submitting incomplete or untrue information.

     The directors retain certain discretion to make such final adjustments to the aggregate number of votes attaching to the voting shares of any shareholder that they consider fair and reasonable in all the circumstances to ensure that no person will be a 10% Shareholder at any time.

     Restrictions on Transfer. The Bye-Laws contain several provisions restricting the transferability of Common Shares. Except as described below with respect to transfers of Common Shares executed on the Nasdaq National Market, the directors (or their designee) are required to decline to register a transfer of shares if they have reason to believe that the result of such transfer would be to increase the number of total Controlled Shares of any person to 10% or more of a class of the Company's shares. Similarly, the Company is restricted from issuing or repurchasing Common Shares if such issuance or repurchase would increase the number of total Controlled Shares of any person to 10% or more of a class of the Company's shares.

     The directors (or their designee) also may, in their absolute discretion, decline to register the transfer of any Common Shares, except for transfers executed on the Nasdaq National Market, if they have reason to believe (i) that such transfer may expose the Company, any subsidiary or shareholder thereof or any person ceding insurance to the Company or any such subsidiary to adverse tax or regulatory treatment in any jurisdiction or (ii) that registration of such transfer under the Securities Act or under any United States state securities laws or under the laws of any other jurisdiction is required and such registration has not been duly effected.

     The Company's directors will not decline to register any transfer of Common Shares executed on the Nasdaq National Market for the reasons described above. However, if any such transfer results in the transferee (or any group of which such transferee is a member) beneficially owning, directly or indirectly, 10% or more of any class of the Company's shares or causes the Company's directors (or their designee) to have reason to believe that such transfer may expose the Company, any subsidiary or shareholder thereof or any person purchasing reinsurance from the Company to adverse tax or regulatory treatment in any jurisdiction, under the Company's Bye-Laws, the directors (or their designee) are empowered to deliver a notice to the transferee demanding that such transferee surrender to an agent designated by the directors (the "Agent") certificates representing the shares and any dividends or distributions that the transferee has received as a result of owning the shares. A transferee who has resold the shares before receiving such notice will be required to transfer to the Agent the proceeds of the sale, to the extent such proceeds exceed the amount that the transferee paid for the shares, together with any dividends or distributions that the transferee received from the Company. As soon as practicable after receiving the shares and any dividends or distributions that the transferee received, the Agent will use its best efforts to sell such shares and any non-cash dividends or distributions in an arm's-length transaction on the Nasdaq National Market. After applying the proceeds from such sale toward reimbursing the transferee for the price paid for the shares, the Agent will pay any remaining proceeds and any cash dividends and distributions to organizations described in Section 501(c)(3) of the Code that the directors designate. The proceeds of any such sale by the Agent or the surrender of dividends or distributions will not inure to the benefit of the Company or the Agent, but such amounts may be used to reimburse expenses incurred by the Agent in performing its duties.

     The Company is authorized to request information from any holder or prospective acquiror of Common Shares as necessary to give effect to the transfer, issuance and repurchase restrictions described above, and may decline to effect any such transaction if complete and accurate information is not received as requested.

     Conyers Dill & Pearman, Bermuda counsel to the Company, have advised the Company that while the precise form of the restrictions on transfer contained in the Bye-Laws is untested, as a matter of general principle, restrictions on transfers are enforceable under Bermuda law and are not uncommon. A proposed transferee will be permitted to dispose of any Common Shares purchased that violate the restrictions and as to the transfer of which registration is refused. The transferor of such Common Shares will be deemed to own such Common Shares for dividend, voting and reporting purposes until a transfer of such Common Shares has been registered on the Register of Members of the Company.

     If the directors refuse to register a transfer for any reason, they must notify the proposed transferor and transferee within thirty days of such refusal. The Bye-Laws also provide that the Board may suspend the registration of transfers at such time and for such periods as the Board may determine, provided that they may not suspend the registration of transfers for more than 45 days in any period of 365 consecutive days.

     The directors have designated the Company's Chief Executive Officer to exercise their authority to decline to register transfers or to limit voting rights as described above, or to take any other action, for as long as such officer is also a director.

PREFERRED SHARES

     Pursuant to the Bye-Laws and Bermuda law, the Board by resolution may establish one or more series of Preferred Shares having such number of shares, designations, relative voting rights, dividend rates, liquidation and other rights, preferences and limitations as may be fixed by the Board without any further shareholder approval, which, if any such Preferred Shares are issued, will include restrictions on voting and transfer intended to avoid having the Company constitute a "controlled foreign corporation" for United States federal income tax purposes. Such rights, preferences, powers and limitations as may be established could have the effect of discouraging an attempt to obtain control of the Company. The issuance of Preferred Shares could also adversely affect the voting power of the holders of Common Shares, deny shareholders the receipt of a premium on their Common Shares in the event of a tender or other offer for the Common Shares and have a depressive effect on the market price of the Common Shares. The Company has no present plan to issue any Preferred Shares.

WARRANTS


     Class A Warrants. Upon completion of the Offering and the Direct Sales, Class A Warrants to purchase an aggregate of 2,752,573 Common Shares, subject to adjustment as provided in the warrants, will be outstanding. If the Underwriters' over-allotment option is exercised in full, the number of Common Shares issuable upon exercise of the Class A Warrants will increase to 3,059,990 Common Shares. The exercise price of the Class A Warrants is equal to the initial public offering price per share, subject to customary anti-dilution adjustments for certain events, including stock splits and the issuance of Common Shares at a price below the initial public offering price per share. The Class A Warrants become exercisable in three equal annual installments commencing on the first anniversary of the consummation of the Offering. In the event of a change of control of the Company, the Class A Warrants then outstanding will become immediately exercisable. The Class A Warrants expire on January 15, 2008.


     The Class A Warrant holders have been granted certain registration rights with respect to the sale of the Common Shares underlying the warrants, and have entered into agreements with the Underwriters under which they have agreed not to dispose of such shares or the warrants for a one-year period from the date of this Prospectus without the prior written consent of Prudential Securities Incorporated and Merrill Lynch & Co. on behalf of the Underwriters. See "Shares Eligible for Future Sale" and "Underwriting."

     Class B Warrants. Upon completion of the Offering and the Direct Sales, Class B Warrants to purchase an aggregate of 397,500 Common Shares will be outstanding. The exercise price of the Class B Warrants is $15.00 per share, subject to customary anti-dilution adjustments for certain events, including stock splits and the issuance of Common Shares below the exercise price for the Class B Warrants or below the then current fair market value of the Common Shares. The Class B Warrants become exercisable in three equal annual installments commencing on the first anniversary of the consummation of the Direct Sales. In the event of a change of control of the Company, the Class B Warrants then outstanding will become immediately exercisable. The Class B Warrants will expire on the tenth anniversary of the consummation of the Direct Sales.

     The Class B Warrant holders have been granted certain registration rights with respect to the sale of the Common Shares underlying the Warrants, and have entered into agreements with the Underwriters under which they have agreed not to dispose of such shares or warrants for a one-year period from the date of this Prospectus without the prior written consent of Prudential Securities Incorporated and Merrill Lynch & Co. on behalf of the Underwriters and the Company, except for Prudential Insurance, which has agreed to such restriction for a period of 180 days from the date of this Prospectus. See "Shares Eligible for Future Sale," "Direct Sales" and "Underwriting."

OPTIONS


     Upon consummation of the Offering, the Company will grant options to purchase an aggregate of 1,250,461 Common Shares pursuant to its Stock Option Plan. An additional 161,139 Common Shares are reserved for future issuance under the Stock Option Plan. If the Underwriters' over-allotment option is exercised in full, the number of Common Shares issuable upon exercise of the options to be issued upon consummation of the Offering will increase to 1,370,865 Common Shares, and the number of Common Shares reserved for future issuance under the Stock Option Plan will increase to 181,635 Common Shares. See
"Management -- Stock Option Plan."


     The Company intends to file with the Commission a Registration Statement on Form S-8 relating to the Stock Option Plan promptly following the first anniversary of the consummation of the Offering. The individuals who will be granted options upon consummation of the Offering have entered into agreements with the Underwriters under which they have agreed not to dispose of such options for a one-year period from the date of this Prospectus without the prior written consent of Prudential Securities Incorporated and Merrill Lynch & Co. on behalf of the Underwriters. See "Shares Eligible for Future Sale" and "Underwriting."

BYE-LAWS

     The Bye-Laws provide for the corporate governance of the Company, including the establishment of share rights, modification of such rights, issuance of share certificates, imposition of a lien over shares in respect of unpaid amounts on those shares and other debts or liabilities of a shareholder to the Company, calls on shares which are not fully paid, the transfer of shares, alterations to capital, the calling and conduct of general meetings, proxies, the appointment and removal of directors, conduct and powers of directors, the payment of dividends, the appointment of an auditor and the winding-up of the Company.

     The Bye-Laws provide that the Board shall be elected annually and shall consist of three approximately equal classes, each class to be elected to serve for a three year term. Shareholders may only remove a director prior to the expiration of such director's term at a special meeting of shareholders at which a majority of the votes cast thereon is cast in favor of such action. A special meeting of shareholders may be convened by the Chairman or any two directors or any director and the Secretary or on the request of shareholders holding not less than 10% of the paid-up share capital of the Company as carries the right to vote at general shareholders' meetings.

     The Bye-Laws also provide that if the Board in its absolute discretion determines that share ownership by any shareholder may result in adverse tax, regulatory or legal consequences to the Company, any of its subsidiaries or any other shareholder, then the Company will have the option, but not the obligation, to repurchase all or part of the shares held by such shareholder to the extent the Board determines it is necessary or advisable to avoid or cure such adverse or potential adverse consequences. The Company will also be entitled to assign this repurchase right to one or more third parties, including other shareholders. The price to be paid for such Common Shares will be the fair market value of such shares.

     The Bye-Laws provide that each director may appoint an alternate director, who shall have the power to attend and vote at any meeting of the Board at which such director is not personally present and generally to perform at such meeting all the functions of such director. In addition, the Board may delegate any of its powers to a committee appointed by the Board, which may consist partly or entirely of non-directors.

TRANSFER AGENT

     The Company's registrar and transfer agent for the Common Shares is First Chicago Trust Company of New York.

DIFFERENCES IN CORPORATE LAW

     The Companies Act 1981 of Bermuda (the "Act"), which applies to the Company, differs in certain material respects from laws generally applicable to United States corporations and their shareholders. Set forth below is a summary of certain significant provisions of the Act (including modifications adopted pursuant to the Bye-Laws) applicable to the Company which differ in certain respects from provisions of Delaware corporate law. The following statements are summaries and do not purport to deal with all aspects of Bermuda law that may be relevant to the Company and its shareholders.

     Interested Directors. Bermuda law and the Bye-Laws provide that any transaction entered into by the Company in which a director has an interest is not voidable by the Company nor can such director be liable to the Company for any profit realized pursuant to such transaction provided the nature of the interest is disclosed at the first opportunity at a meeting of directors, or in writing to the directors. Under Delaware law such transaction would not be voidable if (i) the material facts as to such interested director's relationship or interests are disclosed or are known to the board of directors and the board in good faith authorizes the transaction by the affirmative vote of a majority of the disinterested directors, (ii) such material facts are disclosed or are known to the stockholders entitled to vote on such transaction and the transaction is specifically approved in good faith by vote of the stockholders or (iii) the transaction is fair as to the corporation as of the time it is authorized, approved or ratified. Under Delaware law, such interested director could be held liable for a transaction in which such director derived an improper personal benefit.

     Mergers and Similar Arrangements. The Company may acquire the business of another Bermuda exempted company or a company incorporated outside Bermuda when such business is within its business purpose as set forth in its Memorandum of Association. The Company may, with the approval of a majority of votes cast at a general meeting of the shareholders at which a quorum is present, amalgamate with another Bermuda company or with a body incorporated outside Bermuda. In the case of an amalgamation, a shareholder may apply to a Bermuda court for a proper valuation of such shareholder's shares if such shareholder is not satisfied that fair value has been paid for such shares. The court ordinarily would not disapprove the transaction on that ground absent evidence of fraud or bad faith. Under Delaware law, with certain exceptions, a merger, consolidation or sale of all or substantially all the assets of a corporation must be approved by the board of directors and a majority of the outstanding shares entitled to vote thereon. Under Delaware law, a stockholder of a corporation participating in certain major corporate transactions may, under certain circumstances, be entitled to appraisal rights pursuant to which such stockholder may receive cash in the amount of the fair value of the shares held by such stockholder (as determined by a court) in lieu of the consideration such stockholder would otherwise receive in the transaction.

     Takeovers. Bermuda law provides that where an offer is made for shares of a company and, within four months of the offer, the holders of not less than 90% of the shares which are the subject of the offer accept, the offeror may by notice require the nontendering shareholders to transfer their shares on the terms of the offer. Dissenting shareholders may apply to the court within one month of the notice objecting to the transfer. The burden is on the dissenting shareholders to show that the court should exercise its direction to enjoin the required transfer, which the court will be unlikely to do unless there is evidence of fraud or bad faith or collusion between the offeror and the holders of the shares who have accepted the offer as a means of unfairly forcing out minority shareholders. Delaware law provides that a parent corporation, by resolution of its board of directors and without any shareholder vote, may merge with any subsidiary of which it owns at least 90% of each class of capital stock. Upon any such merger, dissenting stockholders of the subsidiary would have appraisal rights.

     Shareholder's Suit. The rights of shareholders under Bermuda law are not as extensive as the rights of shareholders under legislation or judicial precedent in many United States jurisdictions. Class actions and derivative actions are generally not available to shareholders under the laws of Bermuda. However, the Bermuda courts ordinarily would be expected to follow English case law precedent, which would permit a shareholder to commence an action in the name of the Company to remedy a wrong done to the Company where the act complained of is alleged to be beyond the corporate power of the Company or is illegal or would result in the violation of the Memorandum of Association or Bye-Laws. Furthermore, consideration would be given by the court to acts that are alleged to constitute a fraud against the minority shareholders or where an act requires the approval of a greater percentage of the Company's shareholders than actually approved it. The winning party in such an action generally would be able to recover a portion of attorneys' fees incurred in connection with such action. The Bye-Laws provide that shareholders waive all claims or rights of action that they might have, individually or in the right of the Company, against any director or officer for any act or failure to act in the performance of such director's or officer's duties, except with respect to any fraud or dishonesty of such director or officer. Class actions and derivative actions generally are available to stockholders under Delaware law for, among other things, breach of fiduciary duty, corporate waste and actions not taken in accordance with applicable law. In such actions, the court has discretion to permit the winning party to recover attorneys' fees incurred in connection with such action.

     Indemnification of Directors. The Company may indemnify its directors or officers in their capacity as such in respect of any loss arising or liability attaching to them by virtue of any rule of law in respect of any negligence, default, breach of duty or breach of trust of which a director or officer may be guilty in relation to the Company other than in respect of his own fraud or dishonesty. Under Delaware law, a corporation may indemnify a director or officer of the corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in defense of an action, suit or proceeding by reason of such position if (i) such director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and
(ii), with respect to any criminal action or proceeding, such director or officer had no reasonable cause to believe his conduct was unlawful.

     Inspection of Corporate Records. Members of the general public have the right to inspect the public documents of the Company available at the office of the Registrar of Companies in Bermuda, which will include the Memorandum of Association (including its objects and powers) and any alteration to the Memorandum of Association and documents relating to any increase or reduction of authorized capital. The shareholders have the additional right to inspect the Bye-Laws, minutes of general meetings and audited financial statements of the Company, which must be presented to the annual general meeting of shareholders. The register of shareholders of the Company is also open to inspection by shareholders without charge, and to members of the public for a fee. The Company is required to maintain its share register in Bermuda but may establish a branch register outside Bermuda. The Company is required to keep at its registered office a register of its directors and officers which is open for inspection by members of the public without charge. Bermuda law does not, however, provide a general right for shareholders to inspect or obtain copies of any other corporate records. Delaware law permits any shareholder to inspect or obtain copies of a corporation's shareholder list and its other books and records for any purpose reasonably related to such person's interest as a shareholder.

                        SHARES ELIGIBLE FOR FUTURE SALE


     Upon completion of the Offering and the Direct Sales, the Company will have outstanding 22,938,185 Common Shares, Class A Warrants to purchase an aggregate of 2,752,573 Common Shares, Class B Warrants to purchase an aggregate of 397,500 Common Shares and options to purchase an aggregate of 1,250,461 Common Shares. If the Underwriters' over-allotment option is exercised in full, 25,499,999 Common Shares will be outstanding, the number of Common Shares issuable upon exercise of outstanding Class A Warrants will increase to an aggregate of 3,059,990 Common Shares and the number of Common Shares issuable upon exercise of outstanding options will increase to an aggregate of 1,370,865 Common Shares. The number of Common Shares issuable upon exercise of the Class B Warrants will not change if the Underwriters' over-allotment option is exercised. The Class A Warrants, Class B Warrants and options are not currently exercisable. See "Management -- Stock Option Plan," "Description of Capital Stock -- Warrants" and "Direct Sales." Except as disclosed in "Description of Capital
Stock -- Restrictions on Transfer" and as discussed below with respect to the lock-up agreements, the Common Shares sold in the Offering and any Common Shares sold in the Direct Sales to the Company's directors and officers will be freely transferable without restriction or further registration under the Securities Act, except for any of those Common Shares owned at any time by an "affiliate" of the Company within the meaning of Rule 144 under the Securities Act (which sales will be subject to the volume limitations and certain other restrictions). The Common Shares to be sold to the Strategic Investors in the Direct Sales and the Common Shares underlying the Class A Warrants, the Class B Warrants and the options are "restricted securities" as defined in Rule 144 under the Securities Act and may not be resold in the absence of registration under the Securities Act or pursuant to an exemption from registration.


     The Company, its directors and officers, the holders of Class A Warrants and the Strategic Investors have executed agreements (the "lock-up agreements") under which they have agreed that they will not, without the prior written consent of Prudential Securities Incorporated and Merrill Lynch & Co. on behalf of the Underwriters and, in addition, in the case of the Strategic Investors, the Company, directly or indirectly offer, sell, offer to sell, contract to sell, transfer, assign, pledge, hypothecate, grant any option to purchase, or otherwise sell or dispose (or announce any offer, sale, offer of sale, contract of sale, transfer, assignment, pledge, hypothecation, grant of any option to purchase or other sale or disposition) of any Common Shares or other capital stock of the Company or any other securities convertible into, or exercisable or exchangeable for, any Common Shares or other capital stock of the Company for a period of one year after the date of this Prospectus, except for Prudential Insurance, which has agreed to such restrictions for a period of 180 days after the date of this Prospectus. Such agreements do not prevent the Company from granting options under the Stock Option Plan so long as such options are not exercisable until one year from the date of this Prospectus. Prudential Securities Incorporated, Merrill Lynch & Co. and the Company may, in their discretion at any time and without notice, jointly release all or any portion of the securities subject to such lock-up agreements.

     The Strategic Investors, the holders of the Class A Warrants and the holders of the Class B Warrants have been granted rights to require the Company to register the Common Shares purchased by the Strategic Investors in the Direct Sales and the Common Shares underlying the Class A Warrants and the Class B Warrants, which rights are not exercisable prior to the first anniversary of the consummation of the Offering. The Company has agreed not to permit the acceleration of the vesting of such rights without the prior written consent of Prudential Securities Incorporated and Merrill Lynch & Co. on behalf of the Underwriters.

     The holders of the Class A Warrants have the right to require the registration under the Securities Act of all or a portion of the Common Shares underlying such warrants for sale in an underwritten public offering if, at any time on or after the first anniversary of the consummation of the Offering and before the tenth anniversary thereof, holders of 10% or more of such shares give written notice to the Company requesting such registration. Holders of Class A Warrants also have the right to require the registration under the Securities Act of all or a portion of the Common Shares underlying such Warrants for sale in open market transactions or negotiated block trades if, at any time on or after the first anniversary of the consummation of the Offering and before the tenth anniversary thereof, holders of 5% or more of such shares give written notice to the Company requesting such registration. In addition, if the Company proposes, other than pursuant to the two methods mentioned immediately above, to file a registration statement under the Securities Act to register any of its Common Shares for public sale under the Securities Act (including pursuant to requests of the holders of Class B Warrants or the Common Shares sold to the Strategic Investors in the Direct Sales), the holders of the Class A Warrants have the right to request the inclusion of all or a portion of their Common Shares underlying the Class A Warrants in the registration statement, and the Company is required to use commercially reasonable efforts to include such shares in the registration statement.

     The holders of the Class B Warrants and the Common Shares sold to the Strategic Investors in the Direct Sales each have the right to require the registration under the Securities Act for sale in an underwritten public offering of all or a portion of the Common Shares underlying such warrants or sold to the Strategic Investors in the Direct Sales if, at any time on or after the first anniversary of the consummation of the Direct Sales and before the tenth anniversary thereof, such holder gives written notice to the Company requesting such registration. Holders of Class B Warrants and the Common Shares sold to the Strategic Investors in the Direct Sales also each have the right to require the registration under the Securities Act for sale in open market transactions or negotiated block trades of all or a portion of the Common Shares underlying such warrants or sold in the Direct Sales if, at any time on or after the first anniversary of the consummation of the Direct Sales and before the tenth anniversary thereof, such holder gives written notice to the Company requesting such registration. In addition, if the Company proposes, other than pursuant to the two methods mentioned immediately above, to file a registration statement under the Securities Act to register any of its Common Shares for public sale under the Securities Act (including pursuant to requests of the holders of Class A Warrants, other Class B Warrants or other Common Shares sold to Strategic Investors in the Direct Sales), the holders of the Class B Warrants and the Common Shares sold to the Strategic Investors in the Direct Sales have the right to request the inclusion of all or a portion of the Common Shares underlying the Class B Warrants or sold in the Direct Sales in the registration statement, and the Company is required to use commercially reasonable efforts to include such shares in the registration statement.

     Each of the registration rights agreements entered into by the Company provides that at any time when a registration statement covering Common Shares sold to the Strategic Investors in the Direct Sales and the Common Shares underlying the warrants is effective, if the Company determines after a good faith inquiry that a sale of such Common Shares would require disclosure of non-public material information, the disclosure of which would have a material adverse effect on the Company, sales of such Common Shares will be suspended until the earlier of (i) 20 days after the Company makes notification of its good faith determination or (ii) such time as the Company makes notification that the material information has been disclosed to the public, or ceases to be material or that sales pursuant to the registration statement can resume.

     In connection with such registrations, the Company is required to bear all registration and selling expenses, including underwriters' discounts and compensation, brokers' commissions or similar selling expenses. The registration rights may be transferred to any assignee or transferee of the Common Shares, the Class A Warrants, the Class B Warrants or the Common Shares underlying such warrants. The Company also intends to file a registration statement on Form S-8 covering the resale of the Common Shares issuable upon exercise of options issued under the Stock Option Plan promptly following the first anniversary of the consummation of the Offering.

     No prediction can be made as to the effect, if any, that future sales of Common Shares, or the availability of Common Shares for future sale, will have on the market price of the Common Shares prevailing from time to time. Sales of substantial amounts of Common Shares in the public market following the Offering, or the perception that such sales could occur, could adversely affect the market price of the Common Shares and may make it more difficult for the Company to sell its equity securities in the future at a time and at a price which it deems appropriate. If the persons holding the outstanding Class A Warrants, Class B Warrants or options cause a large number of the Common Shares underlying such securities to be sold in the market, such sales could have an adverse effect on the market price for the Common Shares.

                                  DIRECT SALES

     The Company has entered into a securities purchase agreement with each of the Strategic Investors for the purchase of Common Shares and Class B Warrants as part of the Direct Sales. Prudential Insurance has agreed to purchase 1,028,369 Common Shares and Class B Warrants to purchase an additional 72,500 Common Shares for an aggregate purchase price of $14.5 million. EXEL and Risk Capital have each agreed to purchase 1,418,440 Common Shares and Class B Warrants to purchase an additional 100,000 Common Shares for an aggregate purchase price for each such purchaser of $20.0 million. Insurance Partners has agreed to purchase 1,143,065 Common Shares and Class B Warrants to purchase an additional 80,586 Common Shares for an aggregate purchase price of $16.1 million. Insurance Partners Offshore has agreed to purchase 629,985 Common Shares and Class B Warrants to purchase an additional 44,414 Common Shares for an aggregate purchase price of $8.9 million. The Company did not separately negotiate a price for the Common Shares and the Class B Warrants issued to the Strategic Investors. The aggregate purchase price is based on a price of $14.10 for (i) one Common Share and (ii) the right to purchase approximately seven one-hundredths of a Common Share under the Class B Warrants. The Company has estimated the aggregate value of the Class B Warrants at $1.6 million as of the date the Strategic Investors agreed to purchase such warrants. The Class B Warrants will be exercisable at $15.00 per share.

     The issuance of the Common Shares and Class B Warrants in the Direct Sales is subject to a number of conditions precedent customary in transactions of this nature, including the accuracy of the parties' respective representations and warranties, delivery of legal opinions and compliance with the parties' respective covenants set forth in the securities purchase agreement. In addition, such issuances are further subject to (i) the consummation of a public offering of the Common Shares in which the Company will have received not less than $150 million in net proceeds (after deducting underwriting discounts and commissions), (ii) the amount of such net proceeds from the public offering must exceed the net proceeds to the Company from the Direct Sales to the Strategic Investors and to the Company's directors and officers by a ratio of at least 2.5 to 1.0, and (iii) the total number of Common Shares outstanding immediately following the Offering and the Direct Sales will not exceed 25,500,000 Common Shares.

     In addition to the sales being made to the Strategic Investors, the Company is offering by a separate prospectus up to 221,121 Common Shares directly to its directors and officers at the initial public offering price per share, less the per share underwriting discounts and commissions, for an aggregate purchase price if all such purchases are made of approximately $3.1 million. All such purchases are expected to be consummated simultaneously with the consummation of the Offering.


     In connection with the Direct Sale to Risk Capital, and, for so long as Risk Capital owns at least 500,000 Common Shares, the Company has agreed to nominate for election as a director of the Company one person selected by Risk Capital. Similarly, in connection with the Direct Sales to Insurance Partners and Insurance Partners Offshore, and, for so long as such firms collectively own at least 500,000 Common Shares, the Company has agreed to nominate for election as a director of the Company one person jointly selected by Insurance Partners and Insurance Partners Offshore. In exchange for such right and for so long as any person selected by Risk Capital or Insurance Partners and Insurance Partners Offshore, respectively, is a director (and during any period after such person's designation but before his or her election), such Strategic Investors will not vote or permit any of the Common Shares beneficially owned by them to be voted for the election of any director of the Company, other than the nominee they select. Each such Strategic Investor is permitted to assign its right to select one person to be nominated for election as a director of the Company only upon the prior written consent of the Company, which may not be unreasonably withheld. Robert Clements is serving as a director of the Company as the nominee of Risk Capital and Paul H. Warren is serving as a director of the Company as the nominee of Insurance Partners and Insurance Partners Offshore.


     Each of the Strategic Investors and the individuals that are expected to purchase Common Shares as part of the Direct Sales has executed an agreement under which they have agreed that they will not, without the prior written consent of Prudential Securities Incorporated and Merrill Lynch & Co. on behalf of the Underwriters and, in addition, in the case of the Strategic Investors, the Company, directly or indirectly offer, sell, offer to sell, contract to sell, transfer, assign, pledge, hypothecate, grant any option to purchase or otherwise sell or dispose (or announce any offer, sale, offer of sale, contract of sale, transfer, assignment, pledge, hypothecation, grant of any option to purchase or other sale or disposition) of any Common Shares or other capital stock of the Company or any other securities convertible into, or exercisable or exchangeable for, any Common Shares or other capital stock of the Company for a period of one year after the date of this Prospectus, except for Prudential Insurance, which has agreed to such restrictions for a period of 180 days after the date of this Prospectus. Prudential Securities Incorporated, Merrill Lynch & Co. and the Company may, in their discretion at any time and without notice, jointly release all or any portion of the securities subject to such lock-up agreements. The Company has granted the Strategic Investors rights to require the Company to register the Common Shares they purchase in the Direct Sales and the Common Shares underlying the Class B Warrants issued in the Direct Sales. Such rights become exercisable on the first anniversary of the consummation of the Offering. The Company has agreed not to permit the acceleration of the vesting of such rights without the prior written consent of Prudential Securities Incorporated and Merrill Lynch & Co. on behalf of the Underwriters. See "Shares Eligible for Future Sales" and "Underwriting."

                           CERTAIN TAX CONSIDERATIONS

     The following summary of the taxation of the Company and Annuity Reassurance and the taxation of the Company's shareholders is based upon current law. Legislative, judicial or administrative changes may be forthcoming that could affect this summary. The statements as to United States federal income tax law set forth below represent the opinion of Drinker Biddle & Reath LLP, United States counsel to the Company, subject to the qualifications and assumptions set forth in such statements. The statements as to Bermuda tax law set forth below represent the opinion of Conyers Dill & Pearman, Bermuda counsel to the Company, subject to the qualifications and assumptions set forth in such statements. The statements as to the Company's beliefs and intentions as to factual matters represent the views of the Company's management and do not represent legal opinions of its counsel.

TAXATION OF THE COMPANY AND ANNUITY REASSURANCE

  Bermuda

     Under current Bermuda law, there is no income tax or capital gains tax payable by the Company or Annuity Reassurance. The Company and Annuity Reassurance have each received an assurance from the Bermuda Minister of Finance under The Exempted Undertakings Tax Protection Act 1966 of Bermuda to the effect that if there is enacted in Bermuda any legislation imposing tax computed on profits or income, or computed on any capital asset, gain or appreciation, or any tax in the nature of estate duty or inheritance tax, then the imposition of any such tax shall not be applicable to the Company, Annuity Reassurance or to any of their operations or the shares, debentures or other obligations of the Company or Annuity Reassurance until March 2016. These assurances are subject to the proviso that they are not construed so as to prevent the application of any tax or duty to such persons as are ordinarily resident in Bermuda (the Company and Annuity Reassurance are not so currently designated) or to prevent the application of any tax payable in accordance with the provisions of The Land Tax Act 1967 of Bermuda or otherwise payable in relation to the property leased to the Company or Annuity Reassurance. The Company and Annuity Reassurance, under current rates, will pay annual Bermuda government fees of $25,000 and $3,360, respectively, and Annuity Reassurance will pay annual insurance fees of $2,500.

  United States


     The Company's Board of Directors has adopted operating guidelines, developed in consultation with its United States counsel, that prescribe how the Company and Annuity Reassurance are to conduct their businesses in a manner consistent with their intent not to be engaged in a trade or business within the United States. Accordingly, the Company and Annuity Reassurance do not currently plan to file United States income tax returns. However, because definitive identification of activities that constitute being engaged in a trade or business in the United States is not provided by the Code or regulations or court decisions, there can be no assurance that the IRS will not contend that the Company and/or Annuity Reassurance is engaged in a trade or business in the United States. A foreign corporation deemed to be so engaged would be subject to United States income tax, as well as branch profits tax, on its income that is treated as effectively connected with the conduct of that trade or business unless the corporation is entitled to relief under the permanent establishment provision of a tax treaty, as discussed below. Section 842 of the Code requires that foreign insurance companies carrying on an insurance business within the United States have a certain minimum amount of effectively connected net investment income even if they have no United States source investment income. Otherwise, the income tax, if imposed, would be based on effectively connected income computed in a manner generally analogous to that applied to the income of a domestic corporation, except that a foreign corporation can anticipate an allowance of deductions and credits only if it files a United States income tax return. Under regulations, the foreign corporation would be entitled to deductions and credits for the taxable year only if the return for that year is timely filed under rules set forth therein. Penalties may be assessed for failure to file tax returns. The federal income tax rates currently are a maximum of 35% for a corporation's effectively connected income and 30% for branch profits tax. The branch profits tax is imposed on net income after subtracting the regular corporate tax and making certain other adjustments.

     Under the income tax treaty between Bermuda and the United States (the "Treaty"), provided that the predominant business activity of Annuity Reassurance is acting as the reinsurer of risks underwritten by other insurance companies (together with the investing or reinvesting of assets held in respect of insurance reserves, capital and surplus incident to the carrying on of its insurance business), Annuity Reassurance will be subject to United States income tax on any income found to be effectively connected with a United States trade or business only if that trade or business is conducted through a permanent establishment in the United States. No regulations interpreting the Treaty have been issued. While there can be no assurance, the operating guidelines adopted by the Company's Board of Directors and described in the preceding paragraph are similarly intended to prescribe how Annuity Reassurance will conduct its business without establishing a permanent establishment in the United States. Annuity Reassurance would not be entitled to the benefits of the Treaty if (i) less than 50% of Annuity Reassurance's stock were beneficially owned, directly or indirectly, by Bermuda residents or United States citizens or residents, or
(ii) Annuity Reassurance's income were used in substantial part to make disproportionate distributions to, or to meet certain liabilities to, persons who are not Bermuda residents or United States citizens or residents. While there can be no assurance, it is not expected that either of those factual situations will exist after the sale of Common Shares offered hereby. The treaty may not, however, provide relief from United States branch profits tax.



     Foreign corporations not engaged in a trade or business in the United States are nonetheless subject to United States income tax at a rate of 30% of the gross amount of certain "fixed or determinable annual or periodical gains, profits, and income" derived from sources within the United States as enumerated in Section 881(a) of the Code (such as dividends and interest on certain investments). Annuity Reassurance will be subject to such taxes on dividends from United States companies in which it makes portfolio investments.


     The United States also imposes an excise tax on insurance and reinsurance premiums paid to foreign insurers or reinsurers with respect to risks located in the United States. The rate of tax applicable to reinsurance premiums paid to Annuity Reassurance is currently 1%.

  Other Countries

     Annuity Reassurance may be subject to taxes imposed by other countries on dividends or interest received from payors located in those countries.

TAXATION OF SHAREHOLDERS

  Bermuda Taxation

     Currently, there is no Bermuda withholding tax on dividends paid by the Company or Annuity Reassurance.

  United States Taxation

     UNITED STATES SHAREHOLDERS

     General. The following discussion summarizes certain United States federal income tax consequences relating to the acquisition, ownership and disposition of Common Shares by a beneficial owner who is (i) a citizen or resident of the United States, (ii) a United States domestic corporation or (iii) otherwise subject to United States federal income taxation on a net income basis in respect of the Common Shares. This summary deals only with Common Shares acquired by purchasers in the Offering and held as capital assets and does not deal with the tax consequences applicable to all categories of investors, some of which (such as broker-dealers who hold Common Shares as part of hedging or conversion transactions and investors whose functional currency is not the United States dollar) may be subject to special rules. Prospective purchasers of the Common Shares are advised to consult their own tax advisers with respect to their particular circumstances and with respect to the effects of United States federal, state, local or other laws to which they may be subject.

     Dividends. Distributions with respect to the Common Shares will be treated as ordinary dividend income to the extent of the Company's current or accumulated earnings and profits as determined for United States federal income tax purposes, subject to the discussion below relating to the potential application of the

"controlled foreign corporation" or "passive foreign investment company" rules. Such dividends will not be eligible for the dividends-received deduction allowed to United States corporations under Section 243 of the Code. The amount of any distribution in excess of the Company's current and accumulated earnings and profits will first be applied to reduce the holder's tax basis in the Common Shares, and any amount in excess of tax basis will be treated as gain from the sale or exchange of the Common Shares.


     Classification of the Company and Annuity Reassurance as Controlled Foreign Corporations. Under Section 951(a) of the Code, each "United States shareholder" of a foreign corporation that is a "controlled foreign corporation" (a "CFC") for an uninterrupted period of 30 days or more during a taxable year who owns shares in the CFC directly or indirectly through foreign entities on the last day during such taxable year on which the corporation is a CFC must include in its gross income for United States federal income tax purposes his pro-rata share of the CFC's "subpart F income," even if the subpart F income is not distributed. Subpart F income includes, among other things, "insurance income," which is generally defined as income (including premium and investment income) attributable to the issuing (or reinsuring) of any insurance or annuity contract in connection with risks located in, or liabilities arising out of, activities in or lives or health of residents of a country other than the country under the laws of which the insurance company is organized. Accordingly, it is anticipated that substantially all of the income of Annuity Reassurance will be subpart F income. Under Section 951(b) of the Code, any United States corporation, citizen, resident or other United States person who owns, directly or indirectly through foreign entities, or is considered to own (by application of the rules of constructive ownership set forth in Section 958(b) of the Code, generally applying to family members, partnerships, estates, trusts, controlled corporations or holders of certain options), 10% or more of the total combined voting power of all classes of stock of the foreign corporation will be considered to be a "United States shareholder." In general, a foreign insurance company such as Annuity Reassurance is treated as a CFC only if such "United States shareholders" collectively own more than 25% of the total combined voting power or total value of the corporation's stock. Because of the expected dispersion of the Company's share ownership following the Offering and the restrictions on transfer, issuance or repurchase of Common Shares, and because the Company's Bye-Laws provide that no single shareholder is permitted to hold 10% or more of the total combined voting power of the Company, shareholders of the Company should not be viewed as United States shareholders of a CFC for purposes of these rules. However, there can be no assurance that the IRS will not successfully take a contrary position.


     RPII Companies. Different definitions of "United States shareholder" and "controlled foreign corporation" are applicable in the case of a foreign corporation which earns "related person insurance income" ("RPII"). RPII is defined in Section 953(c)(2) of the Code as any "insurance income" of a foreign corporation attributable to policies of insurance or reinsurance with respect to which the person (directly or indirectly) insured is a "United States shareholder" of such corporation or a "related person" to such a shareholder. In general, "insurance income" is income (including underwriting premium and investment income) attributable to the issuing of any insurance or reinsurance contract in connection with risks located in a country other than the country under the laws of which the CFC is created or organized and which would be taxed under the provisions of the Code relating to insurance companies if the income were the income of a domestic insurance company.


     Generally, the term "related person" for this purpose means someone who controls or is controlled by the United States shareholder or someone who is controlled by the same person or persons who control the United States shareholder. "Control" is measured by either more than 50% in value or more than 50% in voting power of stock, applying constructive ownership principles similar to the rules of Section 958 of the Code. For purposes of inclusion of Annuity Reassurance's RPII in the income of United States shareholders, unless an exception applies, the term "United States shareholder" includes all United States persons who own, directly or indirectly, any amount (rather than 10% or more) of Annuity Reassurance's stock. Annuity Reassurance will be subject to the CFC provisions for RPII purposes if such persons collectively own directly, indirectly or constructively 25% or more of the stock of Annuity Reassurance by vote or value for an uninterrupted period of at least 30 days during any taxable year. The Company anticipates that United States persons will own directly, indirectly or constructively 25% or more of the stock of Annuity Reassurance by vote or value for the requisite period; accordingly, the RPII rules of the Code will apply to Annuity Reassurance unless one of several exceptions (discussed below) applies to Annuity Reassurance.


     RPII Exceptions. The special RPII rules do not apply if (i) direct or indirect insureds and persons related to such insureds, whether or not United States persons, are treated at all times during the taxable year as owning less than 20% of the voting power and less than 20% of the value of the stock of Annuity Reassurance, (ii) RPII, determined on a gross basis, is less than 20% of Annuity Reassurance's gross insurance income for the taxable year, (iii) Annuity Reassurance elects to be taxed on its RPII as if the RPII were effectively connected with the conduct of a United States trade or business and to waive all treaty benefits with respect to RPII or (iv) Annuity Reassurance elects to be treated as a United States corporation. Annuity Reassurance does not intend to make either of the described elections. Thus, only exceptions (i) and (ii) may be available.


     The Company does not expect that Annuity Reassurance will knowingly enter into reinsurance arrangements in which, in the aggregate, the direct or indirect insureds are, or are related to, owners of 20% or more of the Common Shares. If this expectation is correct, exception (i) will, and exception (ii) may, apply to Annuity Reassurance. There can be no assurance, however, that this will be the case. If neither of these exceptions were to apply, each United States person owning, directly or indirectly, stock in the Company (and therefore, indirectly in Annuity Reassurance) at the end of any taxable year would generally be required to include in its gross income for United States federal income tax purposes its share of the RPII for the entire taxable year, determined as if such RPII were distributed proportionately only to such United States shareholders at that date, but limited to Annuity Reassurance's current-year earnings and profits reduced by the shareholder's pro-rata share, if any, of certain prior-year deficits in earnings and profits.


     Computation of RPII. In order to determine how much RPII Annuity Reassurance has earned in each taxable year, the Company intends to obtain and rely upon information from its insureds to determine whether any of the insureds or persons related to such insureds own shares of the Company and are United States persons. Annuity Reassurance intends to include in its insurance application and renewal forms, or related documents, a provision requesting information as to whether the policyholders (or a related person) are or have been, and a notice if they should become, a shareholder of the Company. In addition, Annuity Reassurance will send a letter after each taxable year to each person who was a policyholder requesting such policyholder to represent whether it was a shareholder of the Company or related to a shareholder during the year. For any taxable year in which Annuity Reassurance's gross RPII is 20% or more of its gross insurance income for the year, the Company may also seek information from its shareholders as to whether direct or indirect owners of its shares at the end of the year are United States persons so that the RPII may be determined and apportioned among such persons. To the extent the Company is unable to determine whether a direct or indirect owner of shares is a United States person, the Company may assume that such owner is not a United States person, thereby increasing the per share RPII amount for all United States shareholders. Although Annuity Reassurance intends to operate in a manner that would minimize RPII, there can be no assurance that an investor will not be required to include amounts in its income in respect of RPII in any taxable year.

     Apportionment of RPII to United States Shareholders. If direct or indirect insureds and persons related to such insureds were to own more than 20% of the voting power or value of Annuity Reassurance's common shares and Annuity Reassurance's RPII determined on a gross basis for any future taxable year were to be 20% or more of its gross insurance income, every United States person who owns directly or indirectly Common Shares on the last day of that year would be required to include in its gross income its share of Annuity Reassurance's RPII for such year, whether or not distributed. A United States person who owns Common Shares during the Company's taxable year but not on the last day of the taxable year on which Annuity Reassurance is a controlled foreign corporation within the meaning of the RPII provision of the Code, which would normally be December 31, would not be required to include in its gross income any part of Annuity Reassurance's RPII. Correspondingly, a United States person who owns directly or indirectly, Common Shares on the last day of the taxable year on which Annuity Reassurance is a controlled foreign corporation for purposes of those provisions would be required to include in its income its share of the RPII for the entire year even though such holder does not own the Common Shares for the entire year.

     Uncertainty as to Application of RPII. Regulations interpreting the RPII provisions of the Code exist only in proposed form. It is not certain whether these regulations will be adopted in their proposed form or what changes might ultimately be made thereto or whether any such changes, as well as any interpretation or application of the RPII rules by the IRS, the courts or otherwise, might have retroactive effect. The description of RPII herein is therefore qualified. Accordingly, the meaning of the RPII provisions and the application thereof to the Company and Annuity Reassurance is uncertain. These provisions include the grant of authority to the United States Treasury Department to prescribe "such regulations as may be necessary to carry out the purpose of this subsection including . . . regulations preventing the avoidance of this subsection through cross insurance arrangements or otherwise." In addition, there can be no assurance that the IRS will not challenge any determinations by the Company or Annuity Reassurance as to the amount, if any, of RPII that should be includable in the income of a holder of Common Shares or that the amounts of the RPII inclusions will not be subject to adjustment based upon subsequent IRS examination. Each United States person who is considering an investment in Common Shares should consult his tax advisor as to the effects of these uncertainties.


     Information Reporting. Each United States person who is a direct or indirect shareholder of the Company on the last day of the Company's taxable year would be required to attach to the income tax or information return such holder would normally file for the period which includes that date a Form 5471 if Annuity Reassurance were a CFC for RPII purposes for any continuous thirty-day period during its taxable year whether or not any net RPII income is required to be reported. Annuity Reassurance will not be considered to be a CFC for this purpose and, therefore, Form 5471 will not be required, for any taxable year in which (i) Annuity Reassurances's gross RPII constitutes less than 20% of its gross insurance income or (ii) less than 20% of the voting power or value of Annuity Reassurance's common shares is owned by direct or indirect insureds and persons related to such insureds. For any year in which Annuity Reassurance's gross RPII constitutes 20% or more of its gross insurance income and its direct or indirect insureds and persons related to such insureds own more than 20% of the voting power or value of Annuity Reassurance's common shares, the Company intends to provide Form 5471 to its direct or indirect United States shareholders for attachment to the returns of shareholders. The amounts of the RPII inclusions may be subject to adjustment based upon subsequent IRS examination. A tax-exempt organization would be required to attach Form 5471 to its information return in the circumstances described above. Failure to file Form 5471 may result in penalties. In addition, United States persons who at any time own 10% or more of the shares of the Company may have an independent obligation to file certain information returns.

     Tax-Exempt Shareholders. United States tax-exempt organizations would generally be required to treat subpart F insurance income, including RPII, that is includable in income by the tax-exempt entity, as unrelated business taxable income within the meaning of Section 512 of the Code.

     Dividend; Basis; Exclusion of Dividends from Gross Income. A United States shareholder's tax basis in his Common Shares would be increased by the amount of any RPII that the shareholder includes in his income. The shareholder could exclude from income the amount of any distribution by the Company to the extent of the RPII included in such shareholder's income for the year in which the distribution was paid or for any prior year. A shareholder's tax basis in his Common Shares would be reduced by the amount of such distributions that are excluded from his income. Although, in certain circumstances, a United States shareholder might be able to exclude from his income distributions with respect to RPII that a prior shareholder included in his income, that exclusion would not generally be available to holders who purchase Common Shares in the public trading markets and are therefore unable to identify the previous shareholder and demonstrate that such shareholder had previously included the RPII in his income.

     Dispositions of Common Shares. Subject to the discussion below relating to the potential application of Section 1248 of the Code or the passive foreign investment company rules, a United States shareholder will, upon the sale or exchange of any Common Shares, recognize a gain or loss for United States income tax purposes equal to the difference between the amount realized upon such sale or exchange and the shareholder's basis in the Common Shares. If the shareholder's holding period for such Common Shares is more than eighteen months, any gain will be subject to tax at a current maximum marginal tax rate of 20% for individuals and 35% for corporations.

     Section 1248 of the Code provides that if a United States person disposes of stock in a foreign corporation and such person owned directly, indirectly or constructively 10% or more of the voting shares of the corporation at any time during the five-year period ending on the date of disposition when the corporation was a CFC, any gain from the sale or exchange of the shares may be treated as ordinary income to the extent of the CFC's previously untaxed earnings and profits during the period that the shareholder held the shares (with certain adjustments). A 10% United States shareholder may in certain circumstances be required to report a disposition of shares of a CFC by attaching IRS Form 5471 to the United States income tax or information return that the shareholder would normally file for the taxable year in which the disposition occurs.


     Section 953(c)(7) of the Code generally provides that Section 1248 will also apply to any sale or exchange of shares in a foreign corporation that earns RPII if the foreign corporation would be taxed as an insurance company if it were a domestic corporation, regardless of whether the selling shareholder is or was a 10% shareholder or whether RPII constitutes 20% or more of the corporation's gross insurance income. Existing Treasury regulations do not address whether Section 1248 of the Code and the requirement to file Form 5471 would apply if the foreign corporation is not a CFC but the foreign corporation has a subsidiary that is a CFC or that would be taxed as an insurance company if it were a domestic corporation (although, as discussed above, shareholders of 10% or more of the shares of the Company may have an independent obligation to file Form 5471).



     Section 1248 of the Code and the requirement to file Form 5471 should not apply to dispositions of Common Shares because the Company does not intend to directly engage in the insurance business and, under proposed regulations, these provisions appear to be applicable only in the case of shares of corporations that are directly engaged in the insurance business. There can be no assurance, however, that the IRS will interpret the proposed regulations in this manner or that the proposed regulations will not be amended or promulgated in final form so as to provide that Section 1248 of the Code and the requirement to file Form 5471 will apply to dispositions of Common Shares. In that event, the Company would notify shareholders that Section 1248 of the Code and the requirement to file Form 5471 will apply to dispositions of Common Shares. Thereafter, the Company would send a notice after the end of each calendar year to all persons who were shareholders during the year notifying them that Section 1248 of the Code and the requirement to file Form 5471 apply to dispositions of Common Shares. The Company would attach to this notice a copy of Form 5471 completed with all Company information and instructions for completing the shareholder information.



     Foreign Tax Credit. Because it is anticipated that United States persons will own a majority of the Company's shares, only a portion of the current income inclusions under the CFC, RPII and passive foreign investment company rules, if any, and of dividends paid by the Company (including any gain from the sale of Common Shares that is treated as a dividend under Section 1248 of the
Code) will be treated as foreign source income for purposes of computing a shareholder's United States foreign tax credit limitations. The Company will consider providing shareholders with information regarding the portion of such amounts constituting foreign source income to the extent such information is reasonably available. It is also likely that substantially all of the RPII and dividends that are foreign source income will constitute either "passive" or "financial services" income for foreign tax credit limitation purposes. Thus, it may not be possible for most United States shareholders to utilize excess foreign tax credits to reduce United States tax on such income.


     Passive Foreign Investment Companies. Sections 1291 through 1298 of the Code contain special rules applicable to foreign corporations that are "passive foreign investment companies" ("PFICs"). In general, a foreign corporation will be a PFIC if 75% or more of its income constitutes "passive income" or 50% or more of its assets produce passive income. If the Company were to be characterized as a PFIC, its United States shareholders would be subject to a penalty tax at the time of their sale of, or receipt of an "excess distribution" with respect to, their Common Shares, unless such shareholders (i) elected from the outset to be taxed on their pro-rata share of the Company's earnings whether or not such earnings were distributed or (ii) elected to mark their Common Shares to market as of the end of each taxable year and to treat as ordinary income (or loss) the annual appreciation (or depreciation) in the value of such shares. In general, a shareholder receives an "excess distribution" if the amount of the distribution is more than 125% of the average distribution with respect to the stock during the three preceding taxable years (or shorter period during which the taxpayer held the stock). In general, the penalty tax is computed by assuming that the excess distribution or gain (in the case of a sale) with respect to the shares was taxed in equal annual portions at the highest applicable ordinary income tax rate throughout the holder's period of ownership, and that interest accrued on each tax amount for each prior year from the due date of such prior year's return. The interest charge is equal to the applicable rate imposed on underpayments of United States federal income tax for such period.


     For the above purposes, passive income is defined to include income of the kind which would be foreign personal holding company income under Section 954(c) of the Code, and generally includes interest, dividends, annuities and other investment income. However, the PFIC statutory provisions contain an express exception for income "derived in the active conduct of an insurance business by a corporation which is predominantly engaged in an insurance business." This exception is intended to ensure that income derived by a bona fide insurance company is not treated as passive income, except to the extent such income is attributable to financial reserves in excess of the reasonable needs of the insurance business. Annuity Reassurance expects to be exclusively engaged in an insurance business and does not expect to have financial reserves in excess of the reasonable needs of its insurance business. The PFIC statutory provisions (unlike the RPII provisions of the Code) contain a look-through rule that states that, for purposes of determining whether a foreign corporation is a PFIC, such foreign corporation shall be treated as if it received "directly its proportionate share of the income," and as if it "held its proportionate share of the assets," of any other corporation in which it owns at least 25% by value of the stock. While no explicit guidance is provided by the statutory language, under the look-through rule the Company should be deemed to own the assets and to have received the income of Annuity Reassurance directly for purposes of determining whether the Company qualifies for the aforementioned insurance exception. This interpretation of the look-through rule is consistent with the legislative intention generally to exclude bona fide insurance companies from the application of PFIC provisions. There can be no assurance, however, as to what positions the IRS or a court might take in the future on whether the Company or Annuity Reassurance is predominantly engaged in an insurance business and does not have financial reserves in excess of the reasonable needs of such business. United States persons who are considering an investment in Common Shares should consult their tax advisors as to the effects of the PFIC rules.


     Other. Information reporting to the IRS by paying agents and custodians located in the United States will be required with respect to payments of dividends on the Common Shares to United States persons. Thus, a holder of Common Shares may be subject to backup withholding at the rate of 31% with respect to dividends paid to such persons, unless such holder (a) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or (b) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. Backup withholding is not an additional tax and may be credited against a holder's regular federal income tax liability.

     NON-UNITED STATES SHAREHOLDERS

     Subject to certain exceptions, non-United States persons will be subject to United States federal income tax on dividend distributions with respect to, and gain realized from the sale or exchange of, Common Shares only if such dividends or gains are effectively connected with the conduct of a trade or business within the United States. Nonresident alien individuals will not be subject to United States estate tax with respect to Common Shares of the Company.

                                    *  *  *

     The foregoing discussion is based upon current law. The tax treatment of an owner of Common Shares, or a person treated as an owner of Common Shares for United States federal income, state, local or non-United States tax purposes, may vary depending on the owner's particular tax situation. Legislative, judicial or administrative changes or interpretations may be forthcoming that could be retroactive and could affect the tax consequences to owners of Common Shares. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS CONCERNING THE FEDERAL, STATE, LOCAL AND NON-UNITED STATES TAX CONSEQUENCES OF OWNERSHIP AND DISPOSITION OF THE COMMON SHARES.

                                  UNDERWRITING


     The underwriters named below (the "Underwriters"), for whom Prudential Securities Incorporated, Merrill Lynch, Pierce, Fenner & Smith Incorporated, BT Alex. Brown Incorporated, CIBC Oppenheimer Corp. and Schroder & Co. Inc. are acting as representatives (the "Representatives"), have severally agreed, subject to the terms and conditions contained in the underwriting agreement ("Underwriting Agreement"), to purchase from the Company the number of Common Shares set forth below opposite their respective names:



                                                                NUMBER
UNDERWRITER                                                   OF SHARES
-----------                                                   ----------
Prudential Securities Incorporated..........................
Merrill Lynch, Pierce, Fenner & Smith
             Incorporated...................................
BT Alex. Brown Incorporated.................................
CIBC Oppenheimer Corp. .....................................
Schroder & Co. Inc. ........................................

                                                              ----------
Total.......................................................  17,078,765
                                                              ==========


     The Company is obligated to sell, and the Underwriters are obligated to purchase, all of the Common Shares set forth above if any are purchased. The closing of the Offering made hereby is conditioned upon the simultaneous closing of sales by the Company to the Strategic Investors in the Direct Sales of Common Shares and related Class B Warrants with an aggregate purchase price of at least $50.0 million.

     The Underwriters, through the Representatives, have advised the Company that they propose to offer the Common Shares set forth above initially at the public offering price set forth on the cover page of this Prospectus; that the
Underwriters may allow to selected dealers a concession of $          per share;
and that such dealers may reallow a concession of $          per share to
certain other dealers. After the Offering, the initial public offering price and the concessions may be changed by the Representatives.


     The Company has granted to the Underwriters an over-allotment option, exercisable for 30 days from the date of this Prospectus, to purchase up to 2,561,814 additional Common Shares at the initial public offering price per share, less underwriting discounts and commissions, as set forth on the cover page of this Prospectus. The Underwriters may exercise such option solely for the purpose of covering any over-allotments incurred in the sale of the Common Shares offered hereby. To the extent such option is exercised, each Underwriter will become obligated, subject to certain conditions, to purchase approximately the same percentage of such additional Common Shares as the number set forth next to such Underwriter's name in the preceding table bears to 17,078,765.


     The Company, its directors and officers, the holders of the Class A Warrants and the Strategic Investors have executed agreements pursuant to which they have agreed, except for certain limited exceptions, that they will not directly or indirectly, without the prior written consent of Prudential Securities Incorporated and Merrill Lynch & Co. on behalf of the Underwriters and, in addition, in the case of the Strategic Investors, the

Company, offer, sell, offer to sell, contract to sell, transfer, assign, pledge, hypothecate, grant any option to purchase, or otherwise sell or dispose (or announce any offer, sale, offer to sell, contract of sale, transfer, assignment, pledge, hypothecation, grant of any option to purchase or other sale or disposition) of any Common Shares or other capital stock of the Company or any other securities convertible into, or exercisable or exchangeable for, any Common Shares or other capital stock of the Company for a period of one year after the date of this Prospectus, except for Prudential Insurance, which has agreed to such restrictions for a period of 180 days after the date of this Prospectus. Such agreements do not prevent the Company from granting options under the Stock Option Plan so long as such options are not exercisable until one year from the date of this Prospectus. Prudential Securities Incorporated, Merrill Lynch & Co. and the Company may, in their discretion, at any time and without notice, jointly release all or any portion of the securities subject to such lock-up agreements. The Company also has agreed not to accelerate the exercisability of the registration rights granted to the Strategic Investors, the Class A Warrant holders and the Class B Warrant holders and not to file any registration statement on Form S-8 with respect to, or otherwise register for resale with the Commission, Common Shares underlying stock options or warrants for a period of one year from the date of this Prospectus, in each case, without the prior written consent of Prudential Securities Incorporated and Merrill Lynch and Co. on behalf of the Underwriters.

     The Company has agreed to indemnify the several Underwriters and contribute to losses arising out of certain liabilities, including liabilities under the Securities Act.

     The Representatives have informed the Company that the Underwriters do not intend to confirm sales to any accounts over which they exercise discretionary authority.


     Prior to the Offering, there has been no public market for the Common Shares. The offering price was determined by the Company and the Representatives as an appropriate per share price in light of the Company's desired capitalization.



     Upon consummation of the Offering, the Company will pay Prudential Securities Incorporated an advisory fee equal to $1.0 million (plus reimbursement of related out-of-pocket expenses) for investment banking and financial advisory services in connection with the Offering.


     The Company has entered into an investment advisory agreement with The Prudential Investment Corporation, as one of the Investment Managers. See "Business -- Investment Managers." Prudential Securities Incorporated and The Prudential Investment Corporation are wholly-owned subsidiaries of Prudential Insurance. Prudential Insurance, one of the Strategic Investors, has agreed to purchase 1,028,369 Common Shares and Class B Warrants to purchase an additional 72,500 Common Shares for an aggregate purchase price of $14.5 million. See "Direct Sales."


     In connection with the Offering, certain Underwriters and selling group members (if any) and their respective affiliates may engage in transactions that stabilize, maintain or otherwise affect the market price of the Common Shares. Such transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M, pursuant to which such persons may bid for or purchase Common Shares for the purpose of stabilizing its market price. The Underwriters also may create a short position for the account of the Underwriters by selling more Common Shares in connection with the Offering than they are committed to purchase from the Company, and in such case may purchase Common Shares in the open market following completion of the Offering to cover all or a portion of such short position. The Underwriters may also cover all or a portion of such short position, up to 2,561,814 Common Shares, by exercising the Underwriters' over-allotment option referred to above. In addition, Prudential Securities Incorporated and Merrill Lynch & Co., on behalf of the Underwriters, may impose "penalty bids" under contractual arrangements with the Underwriters whereby they may reclaim from an Underwriter (or any selling group member participating in the Offering) for the account of the other Underwriters, the selling concession with respect to Common Shares that are distributed in the Offering but subsequently purchased by Prudential Securities Incorporated for the account of the Underwriters in the open market. Any of the transactions described in this paragraph may result in the maintenance of the price of the Common Shares at a level above that which might otherwise prevail in the open market. None of the transactions described in this paragraph is required and, if they are undertaken, they may be discontinued at any time.

                                 LEGAL MATTERS

     The validity of the Common Shares under Bermuda law will be passed upon for the Company by Conyers Dill & Pearman, Hamilton, Bermuda. Certain matters as to United States law in connection with the Offering will be passed upon for the Company by Drinker Biddle & Reath LLP, Philadelphia, Pennsylvania. Certain matters as to United States law in connection with the Offering will be passed upon for the Underwriters by Cleary, Gottlieb, Steen & Hamilton, New York, New York. Drinker Biddle & Reath LLP, who serve as United States counsel to the Company, also served as United States counsel to Inter-Atlantic Capital Partners, Inc. in connection with the establishment of the Company and Annuity Reassurance in 1997 and continues to represent Inter-Atlantic Capital Partners, Inc. on an ongoing basis.

                                    EXPERTS

     The consolidated balance sheet of the Company as of December 31, 1997 included in this Prospectus and in the Registration Statement has been audited by KPMG Peat Marwick, independent auditors, as indicated in their report with respect thereto, and is included herein in reliance on the authority of said firm as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

     The Company has filed with the Commission a registration statement on Form S-1 (together with all amendments, exhibits and schedules thereto, the "Registration Statement") under the Securities Act with respect to the Common Shares offered hereby. This Prospectus, which constitutes a part of the Registration Statement, does not contain all the information set forth in the Registration Statement, certain items of which are omitted as permitted by the rules and regulations of the Commission. For further information with respect to the Company and the Common Shares offered hereby, reference is made to the Registration Statement. Statements contained in this Prospectus as to the contents of any contract, agreement or other document are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference.

     Upon completion of the Offering, the Company will be subject to the informational reporting requirements of the Exchange Act and, in accordance therewith, will file reports, proxy and information statements and other information with the Commission. The Registration Statement, the exhibits and schedules forming a part thereof, as well as such reports, proxy and information statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549-1004 and at the following regional offices of the
Commission: Seven World Trade Center, Suite 1300, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can be obtained from the public reference section of the Commission at its Washington address at prescribed rates. The Commission also maintains an Internet web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding issuers, such as the Company, that file electronically with the Commission.

     After giving effect to the Offering, the Company will be treated as a domestic corporation for purposes of certain requirements of the Exchange Act, including the proxy rules. Pursuant to Rule 3b-4 under the Exchange Act, a "foreign private issuer" is a non-United States issuer other than an issuer that meets the following conditions: (1) more than 50% of the outstanding voting securities of the issuer are held of record by residents of the United States and (2) any of the following: (i) the majority of the executive officers or directors of the issuer are United States citizens or residents, (ii) more than 50% of the assets of the issuer are located in the United States or (iii) the business of the issuer is administered principally in the United States. By virtue of (1) and (2)(i), the Company does not expect that it will be a "foreign private issuer," although there is no assurance of such. If the Company were to be treated as a "foreign private issuer," it would be exempted from the proxy and short-swing profit rules under Sections 14 and 16 of the Exchange Act and, for reporting purposes under the Exchange Act, would be subject to rules applicable to "foreign private issuers."

     The Company intends to furnish its shareholders with annual reports containing financial statements audited by an independent accounting firm and quarterly reports containing unaudited financial statements for the first three quarters of each fiscal year.

             GLOSSARY OF SELECTED ANNUITY AND LIFE INSURANCE TERMS

A.M. Best rating...........  A.M. Best Company, Inc.'s Best Ratings provide an overall opinion of an insurance company's ability to meet its obligations to policyholders based on a quantitative and qualitative evaluation of a company's financial strength, operating performance and market profile. A.M. Best maintains a letter scale rating system consisting of 14 different ratings ranging from "A++" (superior) to "F" (in liquidation). An "A-" (excellent) rating is assigned by A.M. Best to companies which have, on balance, excellent financial strength, operating performance and market profile when compared to the standards established by the A.M. Best Company and which in A.M. Best's opinion have a strong ability to meet their ongoing obligations to policyholders.

Acquisition costs..........  Commission and brokerage fees paid for the production of premiums written and certain other acquisition and underwriting expenses.

Alien insurer or
reinsurer..................  An insurer or reinsurer organized under the laws of a non-United States jurisdiction.

Annuitant..................  The person on whose life or life expectancy the annuity payouts are based.

Annuity....................  A form of contract sold by an insurer that guarantees a fixed or variable payment to the annuitant over time. Annuity payments can commence immediately or be deferred.

Annuity payouts............  An amount paid at regular intervals under one of several plans typically available to the annuity owner and/or any other payee. This amount may be paid on a variable or fixed basis or a combination of both.

Approved actuary...........  A person approved by the Minister of Finance of
                               Bermuda that certifies whether or not, in his opinion, the aggregate amount of the long-term business liabilities of an insurer in relation to its long-term business assets at the end of the relevant year exceeded the aggregate amount of those liabilities as shown in the insurer's statutory balance sheet.

Assumption Reinsurance.....  An arrangement under which an insurance company
                               (the "reinsurer") agrees to assume the
                               obligations of another insurance company (the "ceding company" or "cedent") for all or a portion of the insurance risks underwritten by the ceding company. Reinsurance written on an assumption basis effectively transfers the ceding company's obligations to the reinsurer and, in some cases, eliminates the ceding company's further liability to the insured.

Automatic reinsurance......  Reinsurance of a specified type or category of risk defined in a reinsurance agreement (often called a "treaty") between a ceding company and a reinsurer. Typically, in automatic reinsurance the ceding company is obligated to offer and the reinsurer is obligated to accept a specified portion of all such type or category of risks originally insured or reinsured by the ceding company.

Beneficiary................  The person designated to receive life or annuity benefits in case of the policy owner's or annuitant's death.

Broker.....................  One who negotiates contracts of insurance or reinsurance, receiving a commission for placement and other services rendered, between (i) a policyholder and a primary insurer, on behalf of the insured party,

                               (ii) a primary insurer and reinsurer, on behalf of the primary insurer, or (iii) a reinsurer and a retrocessionaire, on behalf of the reinsurer.

Cedent; Ceding company.....  See "Reinsurance; Reinsurer."

Coinsurance................  A form of reinsurance with respect to which the risk generally is reinsured on the same plan as that of the original policy. The reinsurer receives the gross premium charged to the policyholder on the reinsured part of the policy less expense allowances granted the ceding company by the reinsurer. The reinsurer maintains policy reserves and is liable for its share of policy benefits.

Corporate owned life
insurance ("COLI").........  An individual or group life insurance policy owned by a company or a trust sponsored by a company. The proceeds from such a policy may be used to help fund general corporate liabilities, such as the cost of employee benefit programs.

Credited rates.............  Interest rates applied to annuity and life insurance policies, whether contractually guaranteed or currently declared for a specified period, as outlined in the policy or contract. Minimum crediting rates are often set by laws or regulations.

Duff & Phelps rating.......  Duff & Phelps Credit Rating Co.'s claims paying ability ratings provide an overall opinion of an insurance company's ability to meet its obligations to policyholders. Duff & Phelps maintains a letter scale rating system consisting of 18 different ratings ranging from "AAA" to "DD." An "A" rating is assigned by Duff & Phelps to companies that have, in Duff & Phelps' opinion, high claims paying ability, average protection factors and a variability to risk over time due to economic and/or underwriting conditions.

Duration...................  A measure, expressed in years, of the price sensitivity of a financial instrument to changes in interest rates.

Facultative reinsurance....  A type of reinsurance whereby the ceding company is not obligated to offer, and the reinsurer is not obligated automatically to accept, all or a portion of each risk originally insured by the ceding company. Facultative risks are typically underwritten on a case-by-case basis.

Fixed annuity..............  An annuity which guarantees an annuitant that a specific sum of money will be paid in the future, either as a lump sum or as periodic income. Assets supporting fixed annuities are subject to claims of general creditors of the issuer of the annuity and are sometimes referred to as "general account" annuities.

United States generally
accepted accounting
  principles ("GAAP")......  United States accounting principles as set forth in opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and/or statements of the Financial Accounting Standards Board and/or their respective successors and which are applicable in the circumstances as of the date in question.

Guaranteed investment
contracts..................  Insurance contracts that guarantee a specified rate of return.

Indemnity reinsurance......  An arrangement under which an insurance company
                               (the "reinsurer") agrees to indemnify another insurance company (the "ceding company" or "cedent") for all or a portion of the insurance risks underwritten by the ceding company. Reinsurance written on an indemnity basis does not legally discharge the primary insurer from its liability with respect to its obligations to the insured.

Long term insurer..........  Under Bermuda law, a long term insurer means an insurer carrying on long-term business, which includes effecting and carrying out contracts of insurance on human life or contracts to pay annuities on human life.

Modified coinsurance.......  A form of reinsurance that differs from coinsurance only in that reserves are retained by the ceding company while the risk remains with the reinsurer. The ceding company normally pays interest to replace the interest the reinsurer would have earned if it had held the assets corresponding to the reserves in its own investment portfolio.

Mortality..................  The relative incidence of death.

Persistency................  The rate which insurance policies or annuity contracts remain in force, expressed as a percentage of the number of policies remaining in force over the previous year.

Primary insurer............  An insurance company that contracts with the consumer (the insured) to provide insurance coverage. Such primary insurer may then cede a portion of its business to one or more reinsurers.

Quota share reinsurance....  A term describing all forms of reinsurance in which the reinsurer receives a pro-rata part of the premiums and pays a pro-rata part of the losses arising in connection with the policies reinsured (sometimes known as "proportional" reinsurance, "pro-rata" reinsurance or "participating" reinsurance).

Recapture right............  The ceding company's right to cancel reinsurance under certain conditions. A recapture occurs when a ceding company cancels an in force reinsurance cession to increase the risk it retains.

Reinsurance; Reinsurer.....  An arrangement under which an insurance company
                               (the"reinsurer") agrees to indemnify or assume the obligations of another insurance company (the "ceding company" or "cedent") for all or a portion of the insurance risks underwritten by the ceding company.

Reserves...................  Liabilities established by insurers that generally represent the estimated discounted present value of the net cost of claims, repayments or contract liabilities and the related expenses that the insurer will ultimately be required to pay in respect of insurance or annuities it has written.

Retention..................  The amount or portion of insurance risk that a ceding company retains for its own account. In quota share reinsurance, the retention may be a percentage of the original policy's limit. In excess of loss business, the retention typically is a dollar amount of loss, a loss ratio or a percentage.

Retrocessional reinsurance;
  Retrocessionaire.........  An arrangement under which a reinsurer cedes to another reinsurer (the "retrocessionaire") all or a portion of the insurance risks underwritten by the first reinsurer. Retrocessional reinsurance does not legally discharge the ceding reinsurer from its liability with respect to its obligations to the original ceding company.

Standard & Poor's rating...  Standard & Poor's insurance claims paying ability rating is the opinion of Standard & Poor's of an operating insurance company's financial capacity to meet the obligations of its insurance policies in accordance with their terms. Standard & Poor's ratings range from "AAA" to "CCC". An "A-" rating is assigned by Standard & Poor's to companies which in its opinion have good financial security, but their capacity to meet policyholder obligations is somewhat susceptible to adverse economic and underwriting conditions.

Separate account...........  A segregated account established by an insurance company to hold customer assets and liabilities on behalf of a customer in connection with variable life and variable annuity products. The funds in a separate account are maintained separately from those in other separate accounts and other assets of the insurer, and are not subject to claims of the insurer's general creditors.

Structured settlement
contracts..................  Contracts providing for periodic payments to a person for a determinable number of years or for life, typically in settlement of an injury claim or a lottery award.

Surplus relief reinsurance;
  Financial reinsurance....  A type of reinsurance which is primarily designed to increase temporarily a ceding company's statutory capital.

Surrender charge...........  A charge applied if an annuity or life insurance policy is surrendered for its cash value prior to a specified date. Such a charge is usually intended to recover all or a portion of the policy acquisition costs and act as a deterrent to early surrender.

Term life insurance........  A form of life insurance which provides mortality protection during a stated period of time, but expires without policy cash value in the event the policy owner survives the stated period.

Treaty reinsurance.........  See "Automatic reinsurance."

Underwriting...............  The insurer's or reinsurer's process of reviewing contracts submitted for insurance or reinsurance coverage, deciding whether to accept all or part of the coverage requested and determining the applicable premiums.

Underwriting capacity......  The maximum amount of insurance that an insurance or reinsurance company can underwrite, which is limited by its existing surplus. Reinsurance serves to increase an insurer's underwriting capacity by reducing its exposure from particular risks and thereby increasing available surplus.

Underwriting expenses......  The aggregate of policy acquisition costs, including commissions, and the portion of administrative, general and other expenses attributable to underwriting operations.

Unearned premiums..........  Premiums written but not yet earned, as they are attributable to the unexpired portion of the related contract term.

Universal life insurance...  A form of life insurance that combines term insurance and a cash value savings component. Premium payments and coverage usually can vary at the option of the policyholder. This coverage can be fixed or variable. Premiums are credited to the account as is interest on the underlying assets. Specific charges are made against the account for the cost of insurance protection and for the insurer's expenses. This form of life insurance allows considerable flexibility as to the amount and timing of premium payments and for the level of death benefits provided.

Variable annuity...........  An annuity which includes a provision for benefit payments to vary according to the investment experience of the separate account in which the premiums paid for the annuity are allocated.

Variable life insurance....  An investment-oriented form of life insurance that offers fixed premiums and a minimum death benefit as well as providing a return linked to an underlying portfolio of securities that may be in either a separate or general account of the insurer.

Whole life insurance.......  A form of life insurance which provides guaranteed death benefits and guaranteed cash values to policyholders.

                      INDEX TO CONSOLIDATED BALANCE SHEET

                                                              PAGE
                                                              ----
Report of Independent Auditors..............................  F-2
Balance Sheet as of December 31, 1997.......................  F-3
Notes to Consolidated Balance Sheet.........................  F-4

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Shareholders
Annuity and Life Re (Holdings), Ltd.

     We have audited the accompanying consolidated balance sheet of Annuity and Life Re (Holdings), Ltd. as at December 31, 1997. This financial statement is the responsibility of the company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

     We conducted our audit in accordance with United States generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statement referred to above presents fairly, in all material respects, the financial position of the company as at December 31, 1997 in conformity with United States generally accepted accounting principles.

                                          KPMG PEAT MARWICK
                                          Chartered Accountants

Hamilton, Bermuda
March 19, 1998

                      ANNUITY AND LIFE RE (HOLDINGS), LTD.

                           CONSOLIDATED BALANCE SHEET
                               DECEMBER 31, 1997
                      (EXPRESSED IN UNITED STATES DOLLARS)


                                                                           UNAUDITED
                                                                          PRO FORMA(a)
                                                                          ------------
ASSETS
Cash........................................................  $250,000    $   250,000
Deferred equity offering costs..............................   233,000             --
Capitalized organization costs..............................        --         75,000
                                                              --------    -----------
          Total Assets......................................  $483,000    $   325,000
                                                              ========    ===========
LIABILITIES (NOTE 3)
Accounts payable............................................  $233,000    $ 4,625,000
                                                              ========    ===========
          Total Liabilities.................................  $233,000    $ 4,625,000
                                                              ========    ===========
STOCKHOLDERS' EQUITY (NOTE 4)

Preferred Shares -- (par value $1.00; 50,000,000 shares
  authorized; no shares outstanding)........................  $     --    $        --
Common Shares -- (par value $1.00; 100,000,000 shares
  authorized; 12,000 shares outstanding)....................    12,000         12,000
Additional paid-in capital..................................   238,000     (3,962,000)
Accumulated deficit.........................................        --       (350,000)(b)
                                                              --------    -----------
          Total stockholders' equity........................  $250,000    $(4,300,000)
                                                              ========    ===========
Total liabilities and stockholders' equity..................  $483,000    $   325,000
                                                              ========    ===========


---------------

(a)A pro forma balance sheet has been presented for information purposes only and does not form part of the audited consolidated balance sheet. The pro forma gives effect to the amounts payable to Inter-Atlantic Securities Corporation, Prudential Securities Incorporated and other Offering expenses that will be paid out of the Offering proceeds, as if the Offering had taken place on December 31, 1997. The pro forma does not give effect to the proceeds that would be received from the Offering.



(b)Represents estimated expenses incurred by Inter-Atlantic Securities Corporation in connection with the Company's operations in the period subsequent to December 31, 1997 for which Inter-Atlantic Securities Corporation is entitled to be reimbursed by the Company.


      The accompanying notes are an integral part of this consolidated balance sheet.

                      ANNUITY AND LIFE RE (HOLDINGS), LTD.

                      NOTES TO CONSOLIDATED BALANCE SHEET

1.  ORGANIZATION

     Annuity and Life Re (Holdings), Ltd. ("Holdings") was incorporated on December 2, 1997 under the laws of Bermuda to provide annuity and life reinsurance to insurers and reinsurers. Holdings will operate through a wholly-owned subsidiary, Annuity and Life Reassurance, Ltd. ("Annuity Reassurance," and together with Holdings, the "Company"). Annuity Reassurance is licensed under the insurance laws of Bermuda. The Company's initial capitalization of $250,000, as reflected on the Balance Sheet, was provided by Frederick S. Hammer, Robert M. Lichten, Michael P. Esposito, Jr., Andrew S. Lerner, William S. Ogden, Jr. and Arnold Welles (referred to as the "Class A Warrant Holders") (see notes 3 and 4) and the Annuity Re Purpose Trust, which was lent $12,000 by Inter-Atlantic Capital Partners, Inc. See note 3. The Company's fiscal year end is December 31.


     During the period from its inception date to the balance sheet date, the Company did not incur any income or expenses that are required to be reported in a statement of income or a statement of cash flows under United States generally accepted accounting principles. Therefore, consolidated statements of income and cash flows have not been presented.


2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     The accompanying financial statement is prepared in accordance with United States generally accepted accounting principles which require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statement. Actual results could differ from those estimates. The following are the significant accounting policies adopted by the Company:

  (a) Premium income and related expenses

     Reinsurance premiums from traditional life and annuity policies with life contingencies will be recognized generally as revenue when due from policyholders. Traditional life policies include those contracts with fixed and guaranteed premiums and benefits, and consist principally of whole life and term insurance policies. Benefits and expenses are matched with such income so as to result in the recognition of profits over the life of the contracts. This is achieved by means of the provision for liabilities for future policy benefits and deferral and subsequent amortization of policy acquisition costs.

     For contracts with a single premium or a limited number of premium payments due over a significantly shorter period than the total period over which benefits are provided ("limited payment contracts"), reinsurance premiums will be recorded as income when due with any excess profit deferred and recognized in income in a constant relationship to the insurance in force or, for annuities, in relation to the amount of expected future benefit payments.

     Premiums from universal life and investment-type contracts will be reported as deposits to policy holders' account balances. Revenues from these contracts will consist of amounts assessed during the period against policyholders' account balances for mortality charges, policy administration charges and surrender charges. Policy benefits and claims that are charged to expense will include benefit claims incurred in the period in excess of related policyholders' account balances.

  (b) Deferred policy acquisition costs

     The costs of acquiring new business, principally commissions, underwriting, agency and policy issue expenses, all of which vary with and are primarily related to the production of new business, will be deferred. Deferred policy acquisition costs will be subject to recoverability testing at the time of the policy issuance and loss recognition testing at the end of each accounting period.

                      ANNUITY AND LIFE RE (HOLDINGS), LTD.

     For traditional life and annuity policies with life contingencies, deferred policy acquisition costs will be charged to expense using assumptions consistent with those used in computing policy reserves. Assumptions as to anticipated premiums will be estimated at the date of the policy issuance and will be consistently applied during the life of the contracts. Deviations from estimated experience will be reflected in earnings in the period such deviations occur. For these contracts, the amortization periods generally will be for the estimated life of the policy.

     For universal life and investment-type products, deferred acquisition costs will be amortized over the expected average life of the contracts as a constant percentage of the present value of estimated gross profits arising principally from investment results, mortality and expense margins and surrender charges based on historical and anticipated future experience, which is updated at the end of each accounting period. In computing amortization, interest shall accrue to the unamortized balance of capitalized acquisition costs at the rate used to discount expected gross profit. The effect on the amortization of deferred policy acquisition costs of revisions to estimated gross profits will be reflected in earnings in the period such estimated gross profits are revised.

  (c) Policyholders' account balances and future policy benefits

     The development of policy reserves for the Company's products will require management to make estimates and assumptions regarding mortality, lapse, expense and investment experience. Such estimates will be primarily based on historical experience and information provided by ceding companies. Actual results could differ materially from those estimates. Management will monitor actual experience, and where circumstances warrant, will revise its assumptions and the related reserve estimates.

     For traditional life policies, future benefit and dividend liabilities will be estimated using a net level premium method on the basis of actuarial assumptions as to mortality, persistency and interest established at policy issue. Assumptions established at policy issue as to mortality and persistency are based on anticipated experience which, together with interest and expense assumptions, provide a margin for adverse deviation. When the liabilities for future policy benefits plus the present value of expected future gross premiums for a product are insufficient to provide for expected future benefits and expenses for that product, deferred acquisition costs will be written off and thereafter, if required, a premium deficiency reserve will be established by a charge to income. Benefit liabilities for traditional annuities during the accumulation period are equal to the accumulated present value of expected future payments.

     Premiums for universal life and investment-type contracts will be reported as deposits to clients' account balances. Revenues from these contracts will consist of amounts assessed during the period against clients' account balances for mortality charges, policy administration and surrender charges. Policy benefits and claims that are charged to expense will include benefit claims incurred in the period in excess of related clients' account balances and interest credited to clients' account balances.

  (d) Investments

     The Company will classify its investments in fixed income and equity securities as available for sale and, accordingly, such securities will be carried at fair value. The cost of fixed income securities will be adjusted for amortization of premiums and discounts. The cost of fixed income and equity securities will be adjusted for declines in value that are considered other than temporary.

     Realized gains and losses on investments will be recognized in net income, net of related amortization of deferred acquisition costs, using the specific identification method. Changes in fair values of securities carried at fair value are reflected directly in shareholders' equity, after deductions for related adjustments for deferred acquisition expenses and amounts required to satisfy policyholder commitments that would have been recorded had these securities been sold at their fair value.

                      ANNUITY AND LIFE RE (HOLDINGS), LTD.

  (e) Translation of foreign currencies

     The Company's functional currency is the United States dollar. Premiums written and receivable in foreign currencies will be recorded at exchange rates prevailing on the date the contract attaches and liabilities for future benefits payable in foreign currencies at the time such liabilities are first recorded. Exchange gains or losses resulting from the periodic revaluation and settlement of such assets and liabilities will be recorded in the Company's statement of operations.

  (f) Organizational expenses

     Organization expenses consist of legal, accounting and incorporation expenses incurred in connection with the formation and organization of the Company and include certain expense reimbursements to Inter-Atlantic Securities Corporation ("Inter-Atlantic"). Such costs will be capitalized and amortized to income evenly over five years.

     Certain equity offering costs incurred in connection with the Company's planned initial public offering, including certain amounts payable for investment banking and financial advisory services, will be deducted from the gross proceeds of the offering.

  (g) Earnings per Common Share

     The Company will calculate earnings per common share based upon the guidance provided in Financial Accounting Standards Board Statement No. 128 "Earnings per Share." This statement requires the presentation of two amounts of earnings per share when the company has a complex capital structure. These amounts are earnings per common share and earnings per common share-assuming dilution.

     Basic earnings per common share will be calculated by dividing net income attributable to common shareholders by the weighted average number of common shares outstanding during the period.

     Diluted earnings per common share will be calculated by dividing the net income attributable to common shareholders by the weighted average number of common shares outstanding during the period, plus dilutive potential common shares. Options and warrants issued by the Company will be considered dilutive potential common shares and will be included in the calculation using the treasury stock method.

3.  AGREEMENTS WITH RELATED PARTIES

  Formation and Initial Public Offering

     The Company has entered into an agreement with Inter-Atlantic, whereby Inter-Atlantic has agreed to provide financial advisory services to the Company in connection with its organization and planned initial public offering. Such services include, among other things, assistance in recruiting senior management, obtaining necessary governmental permits, preparing a registration statement, retaining underwriters and such other services as the Company or Inter-Atlantic deems appropriate. Certain officers and directors of the Company are also beneficial owners, directors or officers of Inter-Atlantic and/or its parent company, Inter-Atlantic Capital Partners, Inc.

     The Company will reimburse Inter-Atlantic for expenses incurred in connection with the organization of the Company and the planned initial public offering provided that such offering is successfully consummated prior to June 30, 1998. Subsequent to the successful consummation of the planned initial public offering, Inter-Atlantic will also receive a fee equal to $2.0 million as compensation for financial advisory services provided to the Company in connection with its planned initial public offering. If such offering is not successfully consummated prior to June 30, 1998, Inter-Atlantic will only be entitled to reimbursement of expenses incurred on or after December 23, 1997. Prior to this date, Inter-Atlantic incurred expenses in connection with the Company's organization of approximately $75,000 and costs in connection with the

                      ANNUITY AND LIFE RE (HOLDINGS), LTD.

planned initial public offering of approximately $400,000. The Company has accrued offering expenses of $233,000 incurred by Inter-Atlantic during the period December 23 to 31, 1997. In addition, Inter-Atlantic will provide financial advisory and other services to the Company for a term of five years in exchange for four annual payments of $600,000 beginning on the first anniversary of the consummation of the planned initial public offering. Such services include, among other things, assistance in the development of products, financial planning, management of assets and liabilities, international marketing efforts and such other services as the Company may request.

     In connection with the formation of the Company, the Class A Warrant Holders purchased Class A Warrants to purchase up to an aggregate number of common shares equal to 12% of the sum of (i) the common shares outstanding immediately following the consummation of the planned initial public offering (but excluding any shares held by the Annuity Re Purpose Trust) and (ii) the common shares issuable upon exercise or conversion of any security outstanding immediately following the consummation of the planned initial public offering, except for certain warrants issued by the Company and any options granted by the Company under its Initial Stock Option Plan.

4.  STOCKHOLDERS' EQUITY

  Preferred Stock

     The Company is authorized to issue 50,000,000 preferred shares of par value $1.00 each. At the balance sheet date there were no preferred shares issued or outstanding.

  Common Stock

     The Company is authorized to issue 100,000,000 common shares of par value $1.00 each. At the balance sheet date 12,000 common shares were outstanding.

  Warrants

     In connection with its initial capitalization, the Company has issued Class A Warrants to the Class A Warrant Holders to purchase up to an aggregate number of common shares equal to 12% of the sum of (i) the common shares outstanding immediately following the consummation of the planned initial public offering (but excluding any shares held by the Annuity Re Purpose Trust) and (ii) the Common Shares issuable upon exercise or conversion of any security outstanding immediately following the consummation of the planned initial public offering, except for certain warrants issued by the Company and any options granted by the Company under its Initial Stock Option Plan. The consideration paid for these warrants of $238,000 has been recorded as additional paid in capital. The exercise price of the warrants will be equal to the initial public offering price per share of the Company's common shares. The Class A Warrants become exercisable over three years commencing on the first anniversary of the consummation of the Company's initial public offering. The Class A Warrants will expire on January 15, 2008.

5.  STOCK PLANS

  Stock Option Plan

     The Board of Directors has adopted a Stock Option Plan (the "plan") under which it may grant, subject to certain restrictions, Incentive Stock Options (ISO's) and Non-Qualified Stock Options (NQSO's). The aggregate number of common shares for which options may be granted under the plan is limited to the lessor of (i) 5.5 percent of the common shares outstanding immediately following the consummation of the Company's initial public offering, plus 150,000 shares or
(ii) 1,700,000 common shares. Only eligible employees of the Company are entitled to ISO's, while NQSO's may be granted to eligible employees, non-employee Directors and consultants.

                      ANNUITY AND LIFE RE (HOLDINGS), LTD.

     The plan will be administered by the Compensation Committee of the Board of Directors. The Compensation Committee has the authority to select the parties to be granted ISO's and NQSO's, to set the date of grant and other terms of the options granted under the plan.

     The minimum exercise price of the ISO's will be equal to the fair market value, as defined in the plan, of the Company's optioned common shares at the date of grant. The term of the ISO's is not more than ten years from the date of grant. Unless otherwise provided in the option agreement, the ISO's shall be exercisable in three equal annual installments, commencing on the first anniversary of the grant date.

     Subject to the consummation of the offering, options will be granted to the President and Chief Executive Officer and other senior executives of the Company to purchase common shares. The exercise price of such options will be equal to the public offering price per share.

     Each person who becomes an eligible non-employee Director, as defined in the plan, shall be granted an option to purchase 15,000 common shares on the later of (i) the date he or she becomes an eligible non-employee Director or
(ii) the date the planned initial public offering is consummated. The options shall have an exercise price equal to the fair market value of the optioned common shares on the date the options are granted and shall be exercisable in three equal installments commencing with the first anniversary of the grant date. In addition, subject to certain conditions, each non-employee Director shall be granted an option to purchase 2,000 common shares at each successive annual general meeting after December 31, 1998. These options shall have an exercise price equal to the fair market value of the optioned common shares on the date the options are granted and shall be immediately exercisable if granted after the first anniversary of the consummation of the planned initial public offering. If such options are granted prior to the first anniversary of the consummation of the planned initial public offering, such options shall become exercisable on such anniversary.

     In addition, Directors shall receive cash of $20,000 per annum plus $1,000 per board or committee meeting attended. Committee Chairmen shall receive an additional $1,000 per annum.

6.  TAXATION

     Under current Bermuda law neither the Company nor Annuity Reassurance is required to pay any taxes in Bermuda on either income or capital gains. The Company and Annuity Reassurance have each received an assurance from the Minister of Finance in Bermuda that in the event of any such taxes being imposed the Company will be exempted from taxation until the year 2016. The Company intends to operate in a manner such that it will owe no United States tax other than premium excise taxes and withholding taxes on certain investments.

7.  STATUTORY REQUIREMENTS AND DIVIDEND RESTRICTIONS

     Under The Bermuda Insurance Act, 1978, and related regulations, Annuity Reassurance is required to maintain certain levels of solvency and liquidity. The minimum statutory capital and surplus requirement of $250,000 was met at the balance sheet date.

     The Company's ability to pay dividends depends on the ability of Annuity Reassurance to pay dividends to the Company. While the Company itself is not subject to any significant legal prohibitions on the payment of dividends, Annuity Reassurance will be subject to Bermuda regulatory constraints which affect its ability to pay dividends to the Company. Annuity Reassurance is prohibited from declaring or paying a dividend if such payment would reduce its statutory surplus below $250,000.


8.  SUBSEQUENT EVENTS


     The Company has entered into Securities Purchase Agreements with five investors ("the strategic investors") whereby the strategic investors agreed to purchase an aggregate of 5,638,299 common shares and Class B Warrants to purchase an aggregate of 397,500 common shares for an aggregate purchase price of

                      ANNUITY AND LIFE RE (HOLDINGS), LTD.

$79.5 million. The exercise price of the Class B Warrants is $15.00 per share, and they are exercisable in equal amounts over a three year period commencing one year after the closing of the sales to the strategic investors and expire ten years after the closing of such sales. Certain sales restrictions apply to the common shares purchased by the strategic investors directly from the Company and to the common shares issuable upon the exercise of the Class B Warrants.


     One of the strategic investors is affiliated with Prudential Securities Incorporated, one of the underwriters of the Company's planned initial public offering, and with The Prudential Investment Corporation, which serves as one of the Company's investment managers. The Company has agreed to pay a fee of $1.0 million (plus reimbursement of related out-of-pocket expenses) to Prudential Securities Incorporated for investment banking and financial advisory services in connection with the Company's planned initial public offering. Marsh & McLennan Management Services (Bermuda) Limited, which has contracted to provide office space and administrative services to the Company, is affiliated with a significant shareholder of one of the other strategic investors.

======================================================

NO DEALER, SALESPERSON OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OF THE UNDERWRITERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF ANY OFFER TO BUY ANY SECURITY OTHER THAN THE COMMON SHARES OFFERED BY THIS PROSPECTUS, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF ANY OFFER TO BUY THE COMMON SHARES BY ANYONE IN ANY JURISDICTION IN WHICH SUCH AN OFFER OR SOLICITATION IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

UNTIL           , 1998, ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED
SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                            ------------------------

                               TABLE OF CONTENTS


                                             PAGE
Enforceability of Civil Liabilities under
  United States Federal Securities Laws....    3
Prospectus Summary.........................    4
Risk Factors...............................    9
Use of Proceeds............................   18
Capitalization.............................   19
Dividend Policy............................   20
Dilution...................................   21
Unaudited Pro Forma Consolidated Balance
  Sheet....................................   22
Management's Discussion and Analysis of
  Financial Condition and Plan of
  Operations...............................   24
Business...................................   28
Management.................................   45
Principal Stockholders.....................   55
Certain Relationships and Related Party
  Transactions.............................   58
Description of Capital Stock...............   61
Shares Eligible for Future Sale............   68
Direct Sales...............................   70
Certain Tax Considerations.................   72
Underwriting...............................   79
Legal Matters..............................   81
Experts....................................   81
Additional Information.....................   81
Glossary of Selected Annuity and Life
  Insurance Terms..........................   83
Index to Consolidated Balance Sheet........  F-1


======================================================
======================================================


                               17,078,765 Shares


                                  ANNUITY AND

                            LIFE RE (HOLDINGS), LTD.

                                 Common Shares

                             ----------------------

                                   PROSPECTUS

                             ----------------------

                              Joint Lead Managers
                             and Joint Bookrunners

                       PRUDENTIAL SECURITIES INCORPORATED

                              MERRILL LYNCH & CO.

                              --------------------

                                 BT ALEX. BROWN

                                CIBC OPPENHEIMER

                              SCHRODER & CO. INC.
                                                 , 1998

======================================================

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                [ALTERNATE PAGE FOR THE DIRECT SALES PROSPECTUS]

                  SUBJECT TO COMPLETION -- DATED APRIL 8, 1998


PROSPECTUS
--------------------------------------------------------------------------------

                                 221,121 SHARES

                      ANNUITY AND LIFE RE (HOLDINGS), LTD.
                                 COMMON SHARES

--------------------------------------------------------------------------------


All of the 221,121 common shares, par value $1.00 per share (the "Common Shares"), offered hereby are being sold by Annuity and Life Re (Holdings), Ltd. (the "Company"). The Company is offering such Common Shares directly to certain of its directors and officers at a price per share equal to the initial public offering price per share in the Offering (as defined below), less the per share underwriting discounts and commissions therein, for an aggregate purchase price if all such Common Shares are sold of approximately $3.1 million. This Prospectus, other than this page and the section entitled "Plan of Distribution," was also used in the Company's underwritten initial public offering of 17,078,765 Common Shares, and unless the context otherwise requires, references herein to the "Offering" are to such underwritten offering. The offering made hereby will be consummated simultaneously with the consummation of the Offering. Prior to the Offering, the Company has not conducted any business and there has been no public market for the Common Shares.


In connection with the formation of the Company and the establishment of a core group of strategic investors, The Prudential Insurance Company of America, EXEL Limited, Risk Capital Reinsurance Company, Insurance Partners, L.P. and Insurance Partners Offshore (Bermuda), L.P. (collectively, the "Strategic Investors") have severally agreed to purchase for investment directly from the Company an aggregate of 5,638,299 Common Shares and Class B Warrants to purchase an aggregate of 397,500 Common Shares. Such purchases will be consummated simultaneously with the consummation of the Offering for an aggregate purchase price for the Common Shares and the Class B Warrants of $79.5 million. The aggregate purchase price to be paid by the Strategic Investors is based on a price of $14.10 for (i) one Common Share and (ii) the right to purchase approximately seven one-hundredths of a Common Share under the Class B Warrants. The exercise price for the Class B Warrants will be $15.00 per share. Such purchases by the Strategic Investors, together with the Common Shares being offered hereby, are collectively referred to in this Prospectus as the "Direct Sales." See "Direct Sales."


The Common Shares have been approved for quotation in The Nasdaq Stock Market's National Market (the "Nasdaq National Market") under the symbol "ALREF," subject to final notice of issuance.


The Common Shares offered hereby are subject to limitations on ownership, transfers and voting rights which, among other things, generally prevent transfers to holders beneficially owning 10% or more of the Common shares of the Company (other than as described herein), require divestiture of Common Shares to reduce the beneficial ownership of any holder to less than 10% of the Common Shares of the Company and reduce the voting power of any holder beneficially owning 10% or more of the Common shares of the Company to less than 10% of the total voting power of the Company's capital stock. See "Description of Capital Stock."


SEE "RISK FACTORS" ON PAGES 9 TO 17 FOR A DISCUSSION OF CERTAIN MATERIAL FACTORS THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE COMMON SHARES OFFERED HEREBY.

--------------------------------------------------------------------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

            , 1998

                [ALTERNATE PAGE FOR THE DIRECT SALES PROSPECTUS]

                              PLAN OF DISTRIBUTION


     The Company is offering directly the Common Shares offered hereby to certain of its directors and officers at a per share price equal to the initial public offering price per Common Share in the Offering, less the per share underwriting discounts and commissions. Such sales are to be consummated simultaneously with the other Direct Sales and the Offering.

                [ALTERNATE PAGE FOR THE DIRECT SALES PROSPECTUS]

======================================================

NO DEALER, SALESPERSON OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF ANY OFFER TO BUY ANY SECURITY OTHER THAN THE COMMON SHARES OFFERED BY THIS PROSPECTUS, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF ANY OFFER TO BUY THE COMMON SHARES BY ANYONE IN ANY JURISDICTION IN WHICH SUCH AN OFFER OR SOLICITATION IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

UNTIL           , 1998, ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED
SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.
                            ------------------------

                               TABLE OF CONTENTS


                                            PAGE
Enforceability of Civil Liabilities under
  United States Federal Securities Laws...    3
Prospectus Summary........................    4
Risk Factors..............................    9
Use of Proceeds...........................   18
Capitalization............................   19
Dividend Policy...........................   20
Dilution..................................   21
Unaudited Pro Forma Consolidated Balance
  Sheet...................................   22
Management's Discussion and Analysis of
  Financial Condition and Plan of
  Operations..............................   24
Business..................................   28
Management................................   45
Principal Stockholders....................   55
Certain Relationships and Related Party
  Transactions............................   58
Description of Capital Stock..............   61
Shares Eligible for Future Sale...........   68
Direct Sales..............................   70
Certain Tax Considerations................   72
Plan of Distribution......................   79
Legal Matters.............................   81
Experts...................................   81
Additional Information....................   81
Glossary of Selected Annuity and Life
  Insurance Terms.........................   83
Index to Consolidated Balance Sheet.......  F-1


======================================================
======================================================

                                 221,121 Shares

                                  ANNUITY AND
                            LIFE RE (HOLDINGS), LTD.

                                 Common Shares

                             ----------------------
                                   PROSPECTUS
                             ----------------------

                                                 , 1998

======================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the expenses payable by the Registrant in connection with this Registration Statement. All of such expenses are estimates, other than the filing and quotation fees payable to the Securities and Exchange Commission, the National Association of Securities Dealers, Inc. and The Nasdaq National Market.


Advisory Fees...............................................  $3,000,000
Fees and Expenses of Counsel................................     470,000
Printing Expenses...........................................     250,000
Reimbursement of other expenses to Inter-Atlantic Securities
  Corporation...............................................     174,392
Filing Fee -- Securities and Exchange Commission............      93,708
Quotation Fees -- The Nasdaq National Market................      95,000
Fees and Expenses of Accountants............................      70,000
Filing Fee -- National Association of Securities Dealers,
  Inc.......................................................      30,500
Miscellaneous Expenses......................................      14,400
Blue Sky Fees and Expenses..................................       2,000
                                                              ----------
          Total.............................................  $4,200,000
                                                              ==========


ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 31 of the Registrant's Bye-Laws provides that: (a) the directors and officers of the Registrant shall be indemnified from and against all actions, costs, charges, losses, damages and expenses which they shall incur by reason of any act done in connection with their duty as a director or officer of the Registrant (b) each director and officer of the Registrant shall be indemnified out of the funds of the Registrant against all liabilities incurred by him as such a director or officer of the Registrant in defending any proceedings in which judgment is given in his favor or he is acquitted or relieved from liability and (c) funds shall be advanced to each director or officer of the Registrant on his incurring liability prior to judgment provided that should he be found guilty of a criminal or other offense for which he cannot by law be indemnified he shall reimburse the Registrant for the funds advanced.

     Section 32 of the Registrant's Bye-Laws provides that each shareholder agrees to waive any claim or right of action such shareholder might have against any director or officer on account of any action taken by such director or officer, or the failure of such director or officer to take any action in the performance of his or her duties with or for the Registrant, provided that such waiver does not extend to any matter in respect of any fraud or dishonesty that may attach to such director or officer.

     The Registrant has obtained a Directors and Officers and Company Reimbursement Policy from Underwriters at Lloyd's, London that provides liability insurance for the Registrant's directors and officers.

     Reference is made to the form of Underwriting Agreement to be filed as
Exhibit 1.1 hereto for provisions providing that the Underwriters are obligated, under certain circumstances, to indemnify the directors, certain officers and the controlling persons of the Registrant against certain liabilities under the Securities Act of 1933, as amended (the "Securities Act").

     Reference is made to the Agreement to be filed as Exhibit 10.4 hereto for provisions providing that the Registrant and Inter-Atlantic Securities Corporation are each obligated to indemnify the other for certain actions.

     Reference is made to the Registration Rights Agreements filed as Exhibits
10.5 and 10.13 hereto for provisions providing that the Registrant and certain holders of Common Shares, Class A Warrants and/or Class B Warrants are each obligated to indemnify the other for certain actions.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES.

     Since its formation, the Registrant has issued the following securities that were not registered under the Securities Act:

          (a) On December 3, 1997, the Registrant sold 12,000 Common Shares to the Annuity Re Purpose Trust, a Bermuda trust, for an aggregate price of $12,000. The Registrant will repurchase these shares upon consummation of the Offering and such shares will be cancelled.

          (b) On December 9, 1997, the Registrant sold Class A Warrants for an aggregate price of $238,000 to Frederick S. Hammer, Robert M. Lichten, Michael P. Esposito, Jr., William S. Ogden, Jr., Andrew S. Lerner and Arnold Welles to purchase up to an aggregate number of Common Shares equal to 12% of the sum of (i) the Common Shares outstanding immediately following the consummation of the Offering (but excluding any shares held by the Annuity Re Purpose Trust) and (ii) the Common Shares issuable upon exercise or conversion of any security outstanding immediately following the consummation of the Offering, except for the Class A Warrants and any options granted by the Company under its Initial Stock Option Plan at an exercise price equal to the initial public offering price per share. On March 4, 1997, the outstanding Class A Warrants were amended to provide that the aggregate number of Common Shares issuable upon exercise thereof would be equal to 12% of the sum of (i) the Common Shares outstanding immediately following the consummation of the Offering (but excluding any shares held by the Annuity Re Purpose Trust) and (ii) the Common Shares issuable upon exercise or conversion of any security outstanding immediately following the consummation of the Offering, except for the Class A Warrants, the Class B Warrants and any options granted by the Company under its Initial Stock Option Plan.

          (c) On March 4, 1998, the Registrant contracted to sell 1,028,369 Common Shares and Class B Warrants to purchase an additional 72,500 Common Shares to The Prudential Insurance Company of America for an aggregate price of $14.5 million.

          (d) On March 4, 1998, the Registrant contracted to sell 1,418,440 Common Shares and Class B Warrants to purchase an additional 100,000 Common Shares to EXEL Limited for an aggregate price of $20.0 million.

          (e) On March 4, 1998, the Registrant contracted to sell 1,418,440 Common Shares and Class B Warrants to purchase an additional 100,000 Common Shares to Risk Capital Reinsurance Company for an aggregate price of $20.0 million.

          (f) On March 19, 1998, Registrant contracted to sell 1,143,065 Common Shares and Class B Warrants to purchase an additional 80,586 Common Shares to Insurance Partners, L.P. for an aggregate price of $16.1 million.

          (g) On March 19, 1998, Registrant contracted to sell 629,985 Common Shares and Class B Warrants to purchase an additional 44,414 Common Shares to Insurance Partners Offshore (Bermuda), L.P. for an aggregate price of $8.9 million.

     No underwriters were involved in the foregoing sales of securities. Such sales were made in reliance upon an exemption from the registration provisions of the Securities Act set forth in Section 4(2) thereof relative to sales by an issuer not involving a public offering. All of the foregoing securities are deemed restricted securities for purposes of the Securities Act.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) Exhibits


EXHIBIT
 NUMBER                      DESCRIPTION OF DOCUMENT
-------                      -----------------------
 1.1*      Form of Underwriting Agreement.
 3.1**     Memorandum of Association, as amended.
 3.2**     Bye-Laws.
 4.1*      Specimen Common Share Certificate.
 4.2**     Form of Amended and Restated Class A Warrant.
 4.3**     Form of Class B Warrant.
 5.1**     Opinion of Conyers Dill & Pearman.
 8.1**     Opinion of Conyers Dill & Pearman (included in Exhibit 5.1).
 8.2*      Opinion of Drinker Biddle & Reath LLP.
10.1**     Employment Agreement, dated as of December 5, 1997, between
           Lawrence S. Doyle and the Registrant.
10.2**     Initial Stock Option Plan.
10.3**     Insurance Management Agreement, dated as of December 22,
           1997, between Marsh & McLennan Management Services (Bermuda)
           Limited and the Registrant and Addendum to Insurance
           Management Agreement.
10.4**     Agreement, dated as of December 23, 1997, between
           Inter-Atlantic Securities Corp. and the Registrant.
10.5**     Registration Rights Agreement dated as of January 9, 1998
           between the Registrant and the holders of the Class A
           Warrants.
10.6**     Employment Agreement, dated as of January 8, 1998, between
           Robert J. Reale and the Registrant.
10.7**     Employment Agreement, dated as of January 5, 1998, between
           Robert P. Mills, Jr. and the Registrant.
10.8**     Amendment No. 1, dated as of February 27, 1998, to
           Employment Agreement, dated as of December 5, 1997, between
           Lawrence S. Doyle and the Registrant.
10.9**     Amendment No. 1, dated as of February 27, 1998, to
           Employment Agreement, dated as of January 8, 1998, between
           Robert J. Reale and the Registrant.
10.10**    Amendment No. 1, dated as of February 27, 1998, to
           Employment Agreement, dated as of January 5, 1998, between
           Robert P. Mills, Jr. and the Registrant.
10.11**    Amendment No. 1 to the Initial Stock Option Plan.
10.12**    Form of Securities Purchase Agreement entered into by The
           Prudential Insurance Company of America and the Registrant,
           EXEL Limited and the Registrant, Risk Capital Reinsurance
           Company and the Registrant, Insurance Partners, L.P. and the
           Registrant and Insurance Partners Offshore (Bermuda), L.P.
           and the Registrant.
10.13**    Form of Registration Rights Agreement to be entered into
           between The Prudential Insurance Company of America and the
           Registrant, EXEL Limited and the Registrant, Risk Capital
           Reinsurance Company and the Registrant, Insurance Partners,
           L.P. and the Registrant and Insurance Partners Offshore
           (Bermuda), L.P. and the Registrant.
10.14**    Letter Agreement, dated as of March 4, 1998, between Risk
           Capital Reinsurance Company and the Registrant.

EXHIBIT
 NUMBER                      DESCRIPTION OF DOCUMENT
-------                      -----------------------
10.15**    Employment Agreement, dated as of March 2, 1998, between
           William W. Atkin and the Registrant.
10.16**    Employment Agreement, dated as of March 5, 1998, between
           Richard Tucker and the Registrant.
10.17*     Letter Agreement, dated as of December 23, 1997, between
           Prudential Securities Incorporated and the Registrant and
           related indemnification agreement.
10.18**    Letter Agreement, dated as of March 19, 1998, among
           Insurance Partners, L.P., Insurance Partners Offshore
           (Bermuda), L.P. and the Registrant.
10.19**    Form of Letter Agreement between The Prudential Insurance
           Company of America and Registrant, EXEL Limited and
           Registrant and Risk Capital Reinsurance Company and
           Registrant.
10.20**    Letter Agreement between Insurance Partners, L.P. and
           Registrant, dated as of March 19, 1998.
10.21**    Letter Agreement between Insurance Partners Offshore
           (Bermuda), L.P. and Registrant, dated as of March 19, 1998.
21.1**     Subsidiaries of the Registrant.
23.1**     Consent of Conyers Dill & Pearman (included in Exhibit 5.1).
23.2*      Consent of Drinker Biddle & Reath LLP (included in Exhibit
           8.2).
23.3*      Consent of KPMG Peat Marwick.
24.1***    Powers of Attorney of Michael P. Esposito, Jr., Frederick S.
           Hammer and Robert M. Lichten.
24.2**     Powers of Attorney of Albert R. Dowden, Donald J. Matthews,
           Lee M. Gammill, Jr., Walter A. Scott and Jon W. Yoskin, II.
24.3**     Powers of Attorney of Robert Clements, Brian M. O'Hara and
           Jerry S. Rosenbloom.


---------------

  * Filed herewith.


 ** Previously filed.


*** Included on signature page to Company's Registration Statement on Form S-1
    (333-43301) previously filed with the Securities and Exchange Commission on December 24, 1997.


     (b) Financial Statement Schedules

     All schedules of the Registrant for which provision is made in the applicable accounting regulations of the Commission are not required, are inapplicable, or have been disclosed in the notes to the consolidated financial statements and therefore have been omitted.

ITEM 17.  UNDERTAKINGS.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes that:

          1. For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          2. For the purposes of determining any liability under the Securities Act of 1933, each posteffective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned Registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 4 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 7th day of April, 1998.


                                          ANNUITY AND LIFE RE (HOLDINGS), LTD.

                                          By: /s/   LAWRENCE S. DOYLE
                                            ------------------------------------
                                                     Lawrence S. Doyle
                                               President and Chief Executive
                                                           Officer


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 4 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                     SIGNATURE                                    TITLE                     DATE
                     ---------                                    -----                     ----

               /s/ LAWRENCE S. DOYLE                 President, Chief Executive           April 7, 1998
---------------------------------------------------    Officer and Director
                 Lawrence S. Doyle                     (Principal Executive Officer)

               /s/ WILLIAM W. ATKIN                  Chief Financial Officer and          April 7, 1998
---------------------------------------------------    Treasurer (Principal
                 William W. Atkin                      Financial and Accounting
                                                       Officer)

                         *                           Chairman and Director                April 7, 1998
---------------------------------------------------
                Frederick S. Hammer

                         *                           Deputy Chairman and Director         April 7, 1998
---------------------------------------------------
                 Robert M. Lichten

                         *                           Director                             April 7, 1998
---------------------------------------------------
                  Robert Clements

                         *                           Director                             April 7, 1998
---------------------------------------------------
                 Albert R. Dowden

                         *                           Director                             April 7, 1998
---------------------------------------------------
             Michael P. Esposito, Jr.

                         *                           Director                             April 7, 1998
---------------------------------------------------
                Lee M. Gammill, Jr.

                         *                           Director                             April 7, 1998
---------------------------------------------------
                Donald J. Matthews

                         *                           Director                             April 7, 1998
---------------------------------------------------
                  Brian M. O'Hara

                         *                           Director                             April 7, 1998
---------------------------------------------------
                Jerry S. Rosenbloom

                     SIGNATURE                                    TITLE                     DATE
                     ---------                                    -----                     ----
                         *                           Director                             April 7, 1998
---------------------------------------------------
                  Walter A. Scott

                                                     Director                             April 7, 1998
---------------------------------------------------
                  Paul H. Warren

                         *                           Director                             April 7, 1998
---------------------------------------------------
                 Jon W. Yoskin, II



* Lawrence S. Doyle, pursuant to a Power of Attorney executed by each of the directors and officers noted above and included in the signature page of the initial filing of this Registration Statement or as an exhibit to previous filings, by signing his name hereto, does hereby sign and execute this Amendment No. 4 to the Registration Statement on behalf of each of the persons noted above, in the capacities indicated, and does hereby sign and execute this Amendment No. 4 to the Registration Statement on his own behalf, in the capacities indicated.


                                          /s/      LAWRENCE S. DOYLE
                                          --------------------------------------
                                                    Lawrence S. Doyle

                                 EXHIBIT INDEX


EXHIBIT
 NUMBER                      DESCRIPTION OF DOCUMENT                     PAGE
-------                      -----------------------                     ----
 1.1*      Form of Underwriting Agreement.
 3.1**     Memorandum of Association, as amended.
 3.2**     Bye-Laws.
 4.1*      Specimen Common Share Certificate.
 4.2**     Form of Amended and Restated Class A Warrant.
 4.3**     Form of Class B Warrant.
 5.1**     Opinion of Conyers Dill & Pearman.
 8.1**     Opinion of Conyers Dill & Pearman (included in Exhibit 5.1).
 8.2*      Opinion of Drinker Biddle & Reath LLP.
10.1**     Employment Agreement, dated as of December 5, 1997, between
           Lawrence S. Doyle and the Registrant.
10.2**     Initial Stock Option Plan.
10.3**     Insurance Management Agreement, dated as of December 22,
           1997, between Marsh & McLennan Management Services (Bermuda)
           Limited and the Registrant and Addendum to Insurance
           Management Agreement.
10.4**     Agreement, dated as of December 23, 1997, between
           Inter-Atlantic Securities Corp. and the Registrant.
10.5**     Registration Rights Agreement, dated as of January 9, 1998, between the Registrant and the holders of the Class A
           Warrants.
10.6**     Employment Agreement, dated as of January 8, 1998, between
           Robert J. Reale and the Registrant.
10.7**     Employment Agreement, dated as of January 5, 1998, between
           Robert P. Mills, Jr. and the Registrant.
10.8**     Amendment No. 1, dated as of February 27, 1998, to
           Employment Agreement, dated as of December 5, 1997, between
           Lawrence S. Doyle and the Registrant.
10.9**     Amendment No. 1, dated as of February 27, 1998, to
           Employment Agreement, dated as of January 8, 1998, between
           Robert J. Reale and the Registrant.
10.10**    Amendment No. 1, dated as of February 27, 1998, to
           Employment Agreement, dated as of January 5, 1998, between
           Robert P. Mills, Jr. and the Registrant.
10.11**    Amendment No. 1 to the Initial Stock Option Plan.
10.12**    Form of Securities Purchase Agreement entered into by The
           Prudential Insurance Company of America and the Registrant,
           EXEL Limited and the Registrant, Risk Capital Reinsurance
           Company and the Registrant, Insurance Partners, L.P. and the
           Registrant and Insurance Partners Offshore (Bermuda), L.P.
           and the Registrant.
10.13**    Form of Registration Rights Agreement to be entered into
           between The Prudential Insurance Company of America and the
           Registrant, EXEL Limited and the Registrant, Risk Capital
           Reinsurance Company and the Registrant, Insurance Partners,
           L.P. and the Registrant and Insurance Partners Offshore
           (Bermuda), L.P. and the Registrant.
10.14**    Letter Agreement, dated as of March 4, 1998, between Risk
           Capital Reinsurance Company and the Registrant.
10.15**    Employment Agreement, dated as of March 2, 1998, between
           William W. Atkin and the Registrant.

EXHIBIT
 NUMBER                      DESCRIPTION OF DOCUMENT                     PAGE
-------                      -----------------------                     ----
10.16**    Employment Agreement, dated as of March 5, 1998, between
           Richard Tucker and the Registrant.
10.17*     Letter Agreement, dated as of December 23, 1997, between
           Prudential Securities Incorporated and the Registrant and
           related indemnification agreement.
10.18**    Letter Agreement, dated as of March 19, 1998, among
           Insurance Partners, L.P., Insurance Partners Offshore
           (Bermuda), L.P. and the Registrant.
10.19**    Form of Letter Agreement between The Prudential Insurance
           Company of America and Registrant, EXEL Limited and
           Registrant and Risk Capital Reinsurance Company and
           Registrant.
10.20**    Letter Agreement between Insurance Partners, L.P. and
           Registrant, dated as of March 19, 1998.
10.21**    Letter Agreement between Insurance Partners Offshore
           (Bermuda), L.P. and Registrant, dated as of March 19, 1998.
21.1**     Subsidiaries of the Registrant.
23.1**     Consent of Conyers Dill & Pearman (included in Exhibit 5.1).
23.2*      Consent of Drinker Biddle & Reath LLP (included in Exhibit
           8.2).
23.3*      Consent of KPMG Peat Marwick.
24.1***    Powers of Attorney of Michael P. Esposito, Jr., Frederick S.
           Hammer and Robert M. Lichten.
24.2**     Powers of Attorney of Albert R. Dowden, Lee M. Gammill, Jr.,
           Donald J. Matthews, Walter A. Scott and Jon W. Yoskin, II.
24.3**     Powers of Attorney of Robert Clements, Brian M. O'Hara and
           Jerry S. Rosenbloom.


---------------

  * Filed herewith.



 ** Previously filed.



*** Included on signature page to Company's Registration Statement on Form S-1
    (333-43301) previously filed with the Securities and Exchange Commission on December 24, 1997.